UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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ARCHER-DANIELS-MIDLAND COMPANY

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ARCHER-DANIELS-MIDLAND COMPANY

77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601

NOTICE OF ANNUAL MEETING

To All Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Archer-Daniels-Midland Company, a Delaware corporation, will be held at the JAMES R. RANDALL RESEARCH CENTER located at 1001 Brush College Road, Decatur, Illinois, on Thursday, May 7, 2015, commencing at 10:00 A.M., for the following purposes:

(1) To elect Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(2) To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors to audit the accounts of our company for the fiscal year ending December 31, 2015;

(3) To consider an advisory vote on the compensation of our named executive officers;

(4) To consider and act upon a proposal to reapprove the material terms of our Incentive Compensation Plan for purposes of Section 162(m) of the Internal Revenue Code;

(5) To consider and act upon the stockholder’s proposal set forth in the accompanying proxy statement, if such proposal is properly presented; and

(6) To transact such other business as may properly come before the meeting.

By Order of the Board of Directors

D. C. FINDLAY, SECRETARY

March 27, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 7, 2015: THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT www.adm.com/proxy

ARCHER-DANIELS-MIDLAND COMPANY

77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601

March 27, 2015

PROXY STATEMENT

General Matters

Our board of directors asks that you complete the accompanying proxy for the annual stockholders’ meeting. The meeting will be held at the time, place, and location mentioned in the Notice of Annual Meeting included in this mailing. We are first mailing our stockholders this proxy statement and a proxy form (included in this mailing) around March 27, 2015.

We pay the costs of soliciting proxies from our stockholders. We have retained Georgeson Inc. to help us solicit proxies. We will pay Georgeson Inc. $24,000 plus reasonable expenses for its services. Our employees or employees of Georgeson Inc. may also solicit proxies in person or by telephone, mail, or the internet at a cost we expect will be nominal. We will reimburse brokerage firms and other securities custodians for their reasonable expenses in forwarding proxy materials to their principals.

We have a policy of keeping confidential all proxies, ballots, and voting tabulations that identify individual stockholders. Such documents are available for examination only by the inspectors of election, our transfer agent and certain employees associated with processing proxy cards and tabulating the vote. We will not disclose any stockholder’s vote except in a contested proxy solicitation or as may be necessary to meet legal requirements.

Our common stock stockholders of record at the close of business on March 12, 2015, are the only people entitled to notice of the annual meeting and to vote at the meeting. At the close of business on March 12, 2015, we had 628,935,942 outstanding shares of common stock, each share being entitled to one vote on each of the thirteen director nominees and on each of the other matters to be voted on at the meeting. Our stockholders are the only people entitled to attend the annual meeting. We reserve the right to direct stockholder representatives with the proper documentation to an alternative room to observe the meeting.

All stockholders will need a form of photo identification to attend the annual meeting. If you are a stockholder of record and plan to attend, please detach the admission ticket from the top of your proxy card and bring it with you to the meeting. The number of people we will admit to the meeting will be determined by how the shares are registered, as indicated on the admission ticket. If you are a stockholder whose shares are held by a broker, bank, or other nominee, please request an admission ticket by writing to our office at Archer-Daniels-Midland Company, Investor Relations, 4666 Faries Parkway, Decatur, Illinois 62526-5666. Your letter to our office must include evidence of your stock ownership. You can obtain evidence of ownership from your broker, bank, or nominee. The number of tickets sent will be determined by the manner in which shares are registered. If your request is received by April 23, 2015, an admission ticket will be mailed to you. Entities such as a corporation or limited liability company that are stockholders may send one representative to the annual meeting and the representative should have a pre-existing relationship with the entity represented. All other admission tickets can be obtained at the registration table located at the James R. Randall Research Center lobby beginning at 9:00 A.M. on the day of the meeting. Stockholders who do not pre-register will be admitted to the meeting only upon verification of stock ownership.

The use of cameras, video or audio recorders or other recording devices in the James R. Randall Research Center is prohibited. The display of posters, signs, banners or any other type of signage by any stockholder in the James R. Randall Research Center is also prohibited. Firearms are also prohibited in the James R. Randall Research Center.

Any request to deviate from the admittance guidelines described above must be in writing, addressed to our office at Archer-Daniels-Midland Company, Secretary, 77 West Wacker Drive, Suite 4600, Chicago, Illinois

60601 and received by us by April 23, 2015. We will also have personnel in the lobby of the James R. Randall Research Center beginning at 9:00 A.M. on the day of the meeting to consider special requests.

If you properly execute the enclosed proxy form, your shares will be voted at the meeting. You may revoke your proxy form at any time prior to voting by:

(1)	delivering written notice of revocation to our Secretary;

(2)	delivering to our Secretary a new proxy form bearing a date later than your previous proxy; or

(3)	attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

Under our bylaws, directors are elected by a majority vote in an uncontested election (one in which the number of nominees is the same as the number of directors to be elected) and by a plurality vote in a contested election (one in which the number of nominees exceeds the number of directors to be elected). Because this year’s election is an uncontested election, each director nominee receiving a majority of votes cast will be elected (the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee). Approval of each other proposal presented in the proxy statement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or by proxy at the meeting and entitled to vote on that matter. Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors. For the other proposals to be voted on at the meeting, abstentions are treated as shares present or represented and voting, and therefore have the same effect as negative votes. Broker non-votes (shares held by brokers who do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Principal Holders of Voting Securities

Based upon filings with the Securities and Exchange Commission (“SEC”), we know that the following stockholders are beneficial owners of more than 5% of our outstanding common stock shares:

Name and Address of Beneficial Owner	Amount		Percent of Class
State Farm Mutual Automobile Insurance Company and related entities One State Farm Plaza Bloomington, IL 61710	56,594,530	(1)	8.88

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	38,788,187	(2)	6.02

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	36,218,168	(3)	5.6

State Street Corporation One Lincoln Street Boston, MA 02111	34,817,559	(4)	5.4

(1)	Based on a Schedule 13G filed with the SEC on February 4, 2015, State Farm Mutual Automobile Insurance Company and related entities have shared voting and dispositive power with respect to 299,788 shares and sole voting and dispositive power with respect to 56,294,742 shares.
(2)	Based on a Schedule 13G/A filed with the SEC on February 10, 2015 The Vanguard Group has sole voting power with respect to 1,108,610 shares, sole dispositive power with respect to 37,739,479 shares, and shared dispositive power with respect to 1,048,708 shares.

(3)	Based on a Schedule 13G filed with the SEC on February 2, 2015, BlackRock, Inc. has sole voting power with respect to 30,382,250 shares and sole dispositive power with respect to 36,218,168 shares.
(4)	Based on a Schedule 13G filed with the SEC on February 11, 2015, State Street Corporation has shared voting and dispositive power with respect to 34,817,559 shares.

Proposal No. 1 — Election of Directors

Our board of directors has fixed the size of the board at thirteen. Unless you provide different directions, we intend for board-solicited proxies (like this one) to be voted for the nominees named below.

Although all the nominees proposed for election to our board of directors are presently members of the board, Mr. Luciano has not previously been elected by our stockholders. Mr. Luciano was appointed to our board of directors in connection with his election as Chief Executive Officer of our company.

If elected, the nominees would hold office until the next annual stockholders’ meeting and until their successors are elected and qualified. If any nominee for director becomes unable to serve as a director, the persons named in the proxy may vote for a substitute who will be designated by the board of directors. Alternatively, the board of directors could reduce the size of the board. The board has no reason to believe that any nominee will be unable to serve as a director.

Our bylaws require that each director be elected by a majority of votes cast with respect to that director in an uncontested election (where the number of nominees is the same as the number of directors to be elected). In a contested election (where the number of nominees exceeds the number of directors to be elected), the plurality voting standard governs the election of directors. Under the plurality standard, the number of nominees equal to the number of directors to be elected who receive more votes than the other nominees are elected to the board, regardless of whether they receive a majority of the votes cast. Whether an election is contested or not is determined as of the day before we first mail our meeting notice to stockholders. This year’s election was determined to be an uncontested election, and the majority vote standard will apply. If a nominee who is serving as a director is not elected at the annual meeting, Delaware law provides that the director would continue to serve on the board as a “holdover director.” However, under our Corporate Governance Guidelines, each director annually submits an advance, contingent, irrevocable resignation that the board may accept if the director fails to be elected through a majority vote in an uncontested election. In that situation, the Nominating/Corporate Governance Committee would make a recommendation to the board about whether to accept or reject the resignation. The board will act on the Nominating/Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days after the date the election results are certified. The board will nominate for election or re-election as director, and will elect as directors to fill vacancies and new directorships, only candidates who agree to tender the form of resignation described above. If a nominee who was not already serving as a director fails to receive a majority of votes cast at the annual meeting, Delaware law provides that the nominee does not serve on the board as a “holdover director.”

The table below lists the nominees, their ages, positions with our company, principal occupations, current directorships of other publicly-owned companies, directorships of other publicly-owned companies held within the past five years, the year in which each first was elected as a director, and the number of shares of common stock beneficially owned as of March 12, 2015, directly or indirectly. Unless otherwise indicated in the footnotes to the following table, and subject to community property laws where applicable, we believe that each nominee named in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, all of the nominees have been executive officers of their respective companies or employed as otherwise specified below for at least the last five years.

Name, Age, Principal Occupation or Position, Directorships of Other Publicly-Owned Companies	Year First Elected as Director	Common Stock Owned		Percent of Class
Alan L. Boeckmann, 66 Non-Executive Chairman of Fluor Corporation (an engineering and construction firm) from February, 2011 – February, 2012; Chairman and Chief Executive Officer of Fluor Corporation from February, 2002 – February, 2011; Director of Sempra Energy and BP p.l.c.; Director of BHP Billiton and Burlington Northern Santa Fe within the past five years.	2012	21,259	(1)	*
Mollie Hale Carter, 52 Chairman, Chief Executive Officer and President, Sunflower Bank and Vice President, Star A, Inc. (a farming and ranching operation); Director of Westar Energy, Inc.	1996	11,710,866	(2)	1.86
Terrell K. Crews, 59 Executive Vice President, Chief Financial Officer and Vegetable Business Chief Executive Officer of Monsanto Company (an agricultural company) from September, 2007 – November, 2009; Executive Vice President and Chief Financial Officer of Monsanto Company from 2000 – 2007; Director of Rock-Tenn Company and Hormel Foods Corporation; Director of Smurfit-Stone Container Corporation within the past five years.	2011	15,146	(3)	*
Pierre Dufour, 59 Senior Executive Vice President of Air Liquide Group (a leading provider of gases for industry, health and the environment) since November, 2007; Executive Vice President of Air Liquide Group since 2002; Director of Air Liquide S.A.	2010	24,486	(4)	*
Donald E. Felsinger, 67 Executive Chairman of Sempra Energy (an energy services company) from June, 2011 – December, 2012; Chairman and Chief Executive Officer of Sempra Energy from February, 2006 – June, 2011; President and Chief Operating Officer of Sempra Energy beginning in January, 2005; Director of Northrup Grumman Corporation.	2009	44,402	(1)	*
Juan R. Luciano, 53		522,298	(5)	*

Chief Executive Officer and President since January 2015; President and Chief Operating Officer from February 2014 to December 2014; Executive Vice President and Chief Operating Officer from April 2011 to February 2014; Executive Vice President, Performance Division at Dow Chemical Company from August 2010 to April 2011; Senior Vice President of Hydrocarbons & Basic Plastics Division at Dow Chemical Company from December 2008 to August 2010.

Antonio Maciel Neto, 57 Chief Executive Officer of CAOA Group (a Brazilian vehicle distributor and manufacturer) since March, 2013; Director of Suzano Papel e Celulose since April 2013; Chief Executive Officer of Suzano Papel e Celulose (a Brazilian paper and pulp company) from June, 2006 – January, 2013; President of Ford South America from October, 2003 – April, 2006; President of Ford Brazil from July, 1999 – October, 2003; Director of Marfrig Alimentos S.A.	2006	35,472	(1)	*

Name, Age, Principal Occupation or Position, Directorships of Other Publicly-Owned Companies	Year First Elected as Director	Common Stock Owned		Percent of Class
Patrick J. Moore, 60 President and Chief Executive Officer of PJM Advisors, LLC (an investment and advisory firm) since June, 2011; Chief Executive Officer of Smurfit-Stone Container Corporation from June, 2010 – May, 2011; Chairman and Chief Executive Officer of Smurfit-Stone Container Corporation from 2002 – June, 2010; Director of Exelis, Inc.; Director of Smurfit-Stone Container Corporation and Ralcorp Holdings, Inc. within the past five years(6).	2003	64,868	(1)	*
Thomas F. O’Neill, 68 Co-Chief Executive Officer of Kimberlite Advisors since October, 2013; Chairman of the holding company of First Allied (a broker dealer) and Chairman of Ranieri Partners Financial Services Group (a company which acquires and manages financial services companies) from November, 2010 – October, 2013; Principal, Sandler O’Neill & Partners, L.P. from 1988 – November, 2010; Director of The Nasdaq OMX Group, Inc., Misonix, Inc. and BankFinancial CORP.	2004	41,702	(1)	*
Francisco Sanchez, 55 Senior Managing Director of Pt. Capital (a private equity firm) and Chairman of CNS Global Consulting (an international trade and investment consulting firm) since November, 2013; Under Secretary for International Trade, U.S. Department of Commerce from March, 2010 – November, 2013; Senior Advisor, U.S. Department of Commerce from May, 2009 – March, 2010	2014	2,041	(1)	*
Daniel Shih, 63 Deputy Chairman, Executive Director and Chief Strategy Officer of Stella International Holdings Limited (a developer and manufacturer of footwear) from May, 2008 – August, 2013; Chairman of PepsiCo (China) Investment Ltd. and President, PepsiCo Beverages, China from October, 2006 – April, 2008.	2012	7,368	(1)	*
Kelvin R. Westbrook, 59 President and Chief Executive Officer of KRW Advisors, LLC (a consulting and advisory firm) since October, 2007; Chairman and Chief Strategic Officer of Millennium Digital Media Systems, L.L.C. (a broadband services company) (“MDM”)(7) from approximately September, 2006 – October, 2007; President and Chief Executive Officer of Millennium Digital Media, L.L.C. from May 1997 – October, 2006; Director of Stifel Financial Corp. and T-Mobile USA, Inc. and Trust Manager of Camden Property Trust.	2003	61,800	(1)	*
Patricia A. Woertz, 62 Chairman of the Board since January, 2015; Chairman of the Board and Chief Executive Officer from February, 2014 – January, 2015; Chairman of the Board, Chief Executive Officer and President from February, 2007 – February, 2014; Chief Executive Officer and President from May, 2006 – February, 2007; previously Executive Vice President of Chevron Corporation (a diversified energy company); Director of The Procter & Gamble Company and Royal Dutch Shell PLC.	2006	3,337,019	(8)	*

*	Less than 1% of outstanding shares
(1)	Includes only stock units allocated under our Stock Unit Plan for Nonemployee Directors that are deemed to be the equivalent of outstanding shares of common stock for valuation purposes.
(2)	Includes 2,629,545 shares held in a family foundation or owned by or in trust for members of Ms. Carter’s family, 8,918,000 shares held in a limited partnership and 135,831 stock units allocated under our Stock Unit Plan for Nonemployee Directors.
(3)	Includes 760 shares owned individually and 14,298 stock units allocated under our Stock Unit Plan for Nonemployee Directors.
(4)	Includes 5,700 shares owned individually and 18,672 stock units allocated under our Stock Unit Plan for Nonemployee Directors.
(5)	Includes 251,685 shares owned individually or in trust and 270,613 shares that are unissued but are subject to stock options exercisable within 60 days.

(6)	Smurfit-Stone Container Corporation and its U.S. and Canadian subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2009.
(7)	Broadstripe, LLC (formerly MDM) and certain of its affiliates filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January, 2009, approximately fifteen months after Mr. Westbrook resigned from MDM.
(8)	Includes 1,080,209 shares owned individually or in trust, 2,256,118 shares that are unissued but are subject to stock options exercisable within 60 days and 692 shares allocated under our 401(k) and Employee Stock Ownership Plan.

The Board of Directors recommends a vote FOR the election of the thirteen nominees named above as directors. Proxies solicited by the Board will be so voted unless stockholders specify a different choice.

Director Experiences, Qualifications, Attributes and Skills, and Board Diversity

In assessing an individual’s qualifications to become a member of the board, the Nominating/Corporate Governance Committee may consider various factors including education, experience, judgment, independence, integrity, availability, and other factors that the Committee deems appropriate. The Nominating/Corporate Governance Committee strives to recommend candidates that complement the current board members and other proposed nominees so as to further the objective of having a board that reflects a diversity of background and experience with the necessary skills to effectively perform the functions of the board and its committees. In addition, the Committee considers personal characteristics of nominees and current board members, including race, gender and geographic origin, in an effort to obtain a diversity of perspectives on the board.

The specific experience, qualifications, attributes and skills that qualify each of our directors to serve on our board are listed below:

Alan L. Boeckmann

Prior to retiring in February, 2012, Mr. Boeckmann served in a variety of engineering and executive management positions during his 35-plus year career with Fluor Corporation, including non-executive Chairman of the Board from 2011-2012, Chairman of the Board and Chief Executive Officer from 2002-2011, and President and Chief Operating Officer from 2001-2002. His tenure with Fluor Corporation included responsibility for global operations and multiple international assignments. Mr. Boeckmann currently serves as a director of Sempra Energy and BP p.l.c. and as a trustee and director of Eisenhower Medical Center in Rancho Mirage, California. He has previously served on the boards of BHP Billiton and Burlington-Northern Santa Fe. Mr. Boeckmann has been an outspoken business leader in promoting international standards for business ethics. His extensive board and executive management experience, coupled with his commitment to ethical conduct in international business activities, makes him a valuable addition to our board of directors.

Mollie Hale Carter

Ms. Carter has twenty-seven years of business experience in the agricultural sector, including consulting, finance and operations. Ms. Carter also has served since 1995 as the Chairman and/or Chief Executive Officer of a regional financial institution based in Salina, Kansas. Ms. Carter’s qualifications to serve as a director of the company include her substantial leadership experience as a chief executive officer, her financial expertise, her service as a director of Westar Energy, Inc., her previous service as a director of Premium Standard Farms, Inc., and her significant experience in the agricultural sector.

Terrell K. Crews

Mr. Crews retired from Monsanto Company in November 2009. He served as Executive Vice President, Chief Financial Officer and Vegetable Business CEO for Monsanto Company from September 2007 to November 2009, and Executive Vice President and Chief Financial Officer from 2000 to 2007. Mr. Crews brings to our board of directors extensive expertise in finance and related functions, as well as significant knowledge of corporate development, agri-business and international operations.

Pierre Dufour

Mr. Dufour is Senior Executive Vice President of Air Liquide Group, the world leader in gases for industry, health and the environment. Having joined Air Liquide in 1997, Mr. Dufour was named Senior Executive Vice President in November 2007. Since January 2010, he has supervised Air Liquide’s operations in the Americas, Africa-Middle East and Asia-Pacific zones, while also overseeing, globally, Air Liquide’s industrial World Business Lines, Engineering and Construction. Mr. Dufour was elected to the board of Air Liquide S.A. in May, 2012. Mr. Dufour’s qualifications to serve as a director of our company include his substantial leadership, engineering, operations management and international business experience.

Donald E. Felsinger

Mr. Felsinger brings extensive experience as a board member, chair and CEO with Fortune 500 companies. Mr. Felsinger retired as Executive Chairman of Sempra Energy in December 2012. His leadership roles at Sempra Energy and other energy companies have allowed him to provide our board of directors with his expertise in mergers and acquisitions, environmental matters, corporate governance, strategic planning, engineering, finance, human resources, compliance, risk management, international business and public affairs.

Juan R. Luciano

Mr. Luciano joined ADM in 2011 as executive vice president and chief operating officer, was named president in February 2014, and was named Chief Executive Officer effective January 1, 2015. Mr. Luciano has overseen the commercial and production activities of ADM’s Corn, Oilseeds, and Agricultural Services businesses, as well as its research, project management, procurement and risk management functions. He has also overseen the company’s operational excellence initiatives, which seek to improve productivity and efficiency companywide. He has led the company’s efforts to improve its capital, cost and cash positions. Previously, Mr. Luciano was with The Dow Chemical Company, where he last served as executive vice president and president of the Performance division.

Antonio Maciel Neto

Mr. Maciel was named Chief Executive Officer of CAOA Group, a large Brazilian vehicle distributor and manufacturer, in March 2013. Mr. Maciel served as Chief Executive Officer of Suzano Papel e Celulose S/A, one of Latin America’s largest vertically integrated producers of paper and eucalyptus pulp, from June 2006 to January 2013. From 1999 to May 2006, Mr. Maciel held various executive positions with Ford Motor Company, including Chief Executive Officer of Ford South America Operations. Mr. Maciel’s qualifications to serve on our board of directors include his substantial leadership, international business, environmental and sustainability, engineering, product development and innovations and operations management experience.

Patrick J. Moore

Mr. Moore retired as Chief Executive Officer of Smurfit-Stone Container Corporation in 2011, and held positions of increasing importance at Smurfit-Stone and related companies since 1987. Prior to 1987, Mr. Moore served 12 years at Continental Bank in various corporate lending, international banking and administrative positions. Mr. Moore brings to our board of directors his substantial experience in leadership, banking and finance, strategy development, sustainability and operations management.

Thomas F. O’Neill

Mr. O’Neill has worked on Wall Street since 1972 and, as a founding principal of a nationally-recognized investment bank, he has broad experience in the areas of finance, mergers and acquisitions and business development. Mr. O’Neill specializes in working with financial institutions and his substantial experience in the finance community contributes to his role as a director and member of the Compensation/Succession Committee.

Francisco Sanchez

Mr. Sanchez is a Senior Managing Director at Pt. Capital, a private equity firm focused on responsible investments in the Pan Arctic. In addition, he is the founder and Chairman of the Board of CNS Global Consulting, a firm focused on international trade and investment. He is also a non-resident Fellow at the Brookings Institution. In 2009 President Obama nominated Mr. Sanchez to be the Under Secretary for International Trade at the U.S. Department of Commerce. He was later unanimously confirmed by the U.S. Senate. Mr. Sanchez served in that role until November of 2013. There he was responsible for strengthening the competitiveness of U.S. industry, promoting trade and investment, enforcing trade laws and agreements, and implementing the President’s National Export Initiative. Mr. Sanchez brings to our board of directors substantial experience in public policy, international trade and international investment.

Daniel Shih

Mr. Shih served as Deputy Chairman, Executive Director and Chief Strategy Officer of Stella International Holdings Limited, a company listed on the Main Board of the Hong Kong Stock Exchange, from May 2008 to August 2013. He previously held executive positions with PepsiCo (China) Investment Ltd. and Motorola (China) Electronic Ltd. Mr. Shih’s qualifications to serve as a director of the company include his extensive business experience in Asia and his expertise in business strategy, leadership development, joint ventures and mergers and acquisitions.

Kelvin R. Westbrook

Mr. Westbrook brings legal, media and marketing expertise to the board of directors. He is a former partner of a national law firm, was the President, Chief Executive Officer and co-founder of two large cable television and broadband companies and was or is a member of the board of numerous high-profile companies, including T-Mobile USA, Inc. and the National Cable Satellite Corporation, better known as C-SPAN. Mr. Westbrook currently serves on the boards of three other public companies and a multi-billion dollar not-for-profit healthcare services company.

Patricia A. Woertz

Patricia A. Woertz joined ADM as CEO and president in April 2006, and was named chairman of the board in February 2007. She served as CEO until December 2014. Under her leadership, ADM strengthened its global network and grew its portfolio of higher-margin products. Before joining ADM, Ms. Woertz held positions of increasing importance at Chevron Corporation and its predecessor companies. Ms. Woertz chairs the U.S. section of the U.S.-Brazil CEO Forum and is a vice chair of The Business Council. In 2010, she was appointed to the President’s Export Council by President Obama.

Board Leadership Structure

Our company’s board of directors does not have a current requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated, because the board believes it is in the best interests of our company to make this determination based on the position and direction of our company and the constitution of the board and management team. The board regularly evaluates whether the roles of Chief Executive Officer and Chairman of the Board should be combined or separated. The board’s recent implementation of a careful and seamless succession plan demonstrates that the board takes seriously its responsibilities under the Corporate Governance Guidelines to determine who should serve as Chairman at any point in time in light of the specific circumstances facing our company. In November 2014, after careful consideration, the board determined that having Ms. Woertz serve as Chairman is in the best interest of the company and its stockholders at this time, for several reasons. Ms. Woertz, who served as the company’s Chairman and Chief Executive Officer until January 1, 2015, currently continues to serve as our Chairman following Mr. Luciano’s appointment as Chief Executive Officer effective as of that date. Ms. Woertz’s knowledge of our company’s operations and strategy provide a valuable resource to both the board and Mr. Luciano, which has helped facilitate a smooth transition of the Chief Executive Officer role and effective dialogue between management and the board. Ms. Woertz also has significant knowledge of the people, information and resources necessary to facilitate board function, which contributes to an efficient and effective board.

The non-management directors elect a Lead Director at the board’s annual meeting. Mr. Felsinger is currently serving as Lead Director. The board believes that having an independent Lead Director more properly reflects the accountability and responsibilities that accompany a non-executive position. Our Lead Director provides the board with independent leadership and facilitates the independence of the board from management. In accordance with our Corporate Governance Guidelines, the Lead Director: (i) presides at all meetings of the board at which the Chairman is not present, including executive sessions of the independent directors; (ii) serves as liaison between the Chairman and the independent directors; (iii) consults with the Chairman and approves all meeting agendas, schedules and information provided to the board; (iv) has the authority to call meetings of the independent directors; and (v) if requested by major stockholders, ensures that he or she is available for consultation and direct communication.

In addition to electing a Lead Director, our non-management directors facilitate the board’s independence by meeting frequently as a group and fostering a climate of transparent communication. The high level of contact between our Lead Director and our Chairman between board meetings and the specificity contained in the board’s delegation of authority parameters also serve to foster effective board leadership.

Board Role in Risk Oversight

Management is responsible for day-to-day risk assessment and mitigation activities, and our company’s board of directors is responsible for risk oversight, focusing on our company’s overall risk management strategy, our company’s degree of tolerance for risk and the steps management is taking to manage our company’s risks. While the board as a whole maintains the ultimate oversight responsibility for risk management, the committees of the board can be assigned responsibility for risk management oversight of specific areas. The Audit Committee currently maintains responsibility for overseeing our company’s enterprise risk management process and regularly discusses our company’s major risk exposures, the steps management has taken to monitor and control such exposures, and guidelines and policies to govern our company’s risk assessment and risk management processes. The Audit Committee periodically reports to our board of directors regarding significant matters identified with respect to the foregoing. The Nominating/Corporate Governance Committee has the authority to assign oversight of risk areas to specific committees as the need arises.

Management has established an Integrated Risk Management Committee consisting of personnel representing multiple functional and regional areas within our company, with broad oversight of the risk management process. Such committee’s responsibilities and objectives include:

•	ensuring implementation and maintenance of a process to identify, evaluate and prioritize risks to achievement of our company’s objectives;

•	ensuring congruence of risk decisions with our company’s values, policies, procedures, measurements, and incentives or disincentives;

•	supporting the integration of risk assessment and controls into mainstream business processes and decision-making;

•	clearly identifying roles and responsibilities across our company in regard to risk assessment and control functions;

•	promoting consistency and standardization in risk identification and controls across our company;

•	ensuring sufficient information capabilities and information flow to support risk identification and controls and alignment of technology assets;

•	regularly evaluating the overall design and operation of the risk assessment and control process, including development of relevant metrics and indicators; and

•	reporting regularly to senior management and our board regarding the above-described processes and the most significant risks to our company’s objectives.

Board, Committee and Director Evaluations

The Nominating/Corporate Governance Committee oversees an annual evaluation of the performance of the board of directors, each committee of the board, and each individual director. The Nominating/Corporate Governance Committee approves written evaluation questionnaires which are distributed to each director. The results of each written evaluation are provided to, and compiled by, an outside firm. Our Lead Director delivers and discusses individual evaluation results with each director and the chair of the Nominating/Corporate Governance Committee delivers and discusses the Lead Director’s individual evaluation with him. Results of the other evaluations are discussed at appropriate committee meetings and with the full board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Based on our review of Forms 3, 4 and 5 we have received from, or have filed on behalf of, our directors and executive officers, and on written representations from those persons that they were not required to file a Form 5, we believe that, during the fiscal year ended December 31, 2014, our directors and executive officers complied with all Section 16(a) filing requirements.

Executive Stock Ownership Policy

The board of directors believes that it is important for each member of our senior management to acquire and maintain a significant ownership position in shares of our common stock to further align the interests of senior management with the stockholders’ interests. Accordingly, we have adopted a policy regarding ownership of shares of our common stock by senior management. The policy calls for members of senior management to own shares of common stock with a fair market value within a range of one to five times that individual’s base salary, depending on each individual’s level of responsibility with our company. The stock ownership guidelines applicable to the named executive officers (as defined herein) are set forth below.

Executive	Ownership Guideline as a Multiple of Salary
P. A. Woertz	5x
J. R. Luciano	3x
R. G. Young	3x
D. C. Findlay	3x
J.D. Taets	1.5x

Executive Officer Stock Ownership

The following table shows the number of shares of our common stock beneficially owned as of March 12, 2015, directly or indirectly, by each of the individuals named in the Summary Compensation Table herein.

Name	Common Stock Beneficially Owned(1)	Options Exercisable Within 60 Days	Percent of Class
P. A. Woertz	3,337,015	2,256,118	*
J. R. Luciano	522,298	270,613	*
R. G. Young	346,626	147,258	*
D.C. Findlay	185,610	40,858	*
J.D. Taets	151,470	68,981	*

*	Less than 1% of outstanding shares
(1)	Includes shares allocated to the accounts of the named individuals under our 401(k) and Employee Stock Ownership Plan and, pursuant to SEC rules, stock options exercisable within 60 days.

Common stock beneficially owned as of March 12, 2015 by all directors, director nominees and executive officers as a group, numbering 22 persons including those listed above, is 17,583,591 shares representing 2.80% of the outstanding shares, of which 475,405 shares represent stock units allocated under our Stock Unit Plan for Nonemployee Directors, 3,279,431 shares are unissued but are subject to stock options exercisable within 60 days and no shares are subject to pledge.

Independence of Directors

NYSE Independence

The listing standards of the New York Stock Exchange, or NYSE, require companies listed on the NYSE to have a majority of “independent” directors. Subject to certain exceptions and transition provisions, the NYSE standards generally provide that a director will qualify as “independent” if the board affirmatively determines that he or she has no material relationship with our company other than as a director, and will not be considered independent if:

(1) the director or a member of the director’s immediate family is, or in the past three years has been, one of our executive officers or, in the case of the director, one of our employees;

(2) the director or a member of the director’s immediate family has received during any 12-month period within the last three years more than $120,000 per year in direct compensation from us other than for service as a director, provided that compensation received by an immediate family member for service as a non-executive officer employee is not considered in determining independence;

(3) the director or an immediate family member is a current partner of one of our independent auditors, the director is employed by one of our independent auditors, a member of the director’s immediate family is employed by one of our independent auditors and personally works on our audits, or the director or a member of the director’s immediate family was within the last three years an employee of one of our independent auditors and personally worked on one of our audits;

(4) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers at the same time serves or served on the compensation committee; or

(5) the director is a current employee of, or a member of the director’s immediate family is an executive officer of, a company that makes payments to, or receives payments from, us in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Bylaw Independence

Section 2.8 of our bylaws also provides that a majority of the board of directors be comprised of independent directors. Under our bylaws, an “independent director” means a director who:

(1) is not a current employee or a former member of our senior management or the senior management of one of our affiliates;

(2) is not employed by one of our professional services providers;

(3) does not have any business relationship with us, either personally or through a company of which the director is an officer or a controlling shareholder, that is material to us or to the director;

(4) does not have a close family relationship, by blood, marriage, or otherwise, with any member of our senior management or the senior management of one of our affiliates;

(5) is not an officer of a company of which our Chairman or Chief Executive Officer is also a board member;

(6) is not personally receiving compensation from us in any capacity other than as a director; and

(7) does not personally receive or is not an employee of a foundation, university, or other institution that receives grants or endowments from us, that are material to us, the recipient, or the foundation/university/institution.

The board of directors has reviewed business and charitable relationships between us and each non-employee director and director nominee to determine compliance with the NYSE and bylaw standards described above and to evaluate whether there are any other facts or circumstances that might impair a director’s or nominee’s independence. Based on that review, the board has determined that eleven of its thirteen current members, Messrs. Boeckmann, Crews, Dufour, Felsinger, Maciel, Moore, O’Neill, Sanchez, Shih and Westbrook, and Ms. Carter, are independent. Ms. Woertz and Mr. Luciano are not independent under the NYSE or bylaw standards because of their employment with us.

In determining that Mr. Boeckmann is independent, the board considered that, in the ordinary course of business, Sempra Energy, sold utility services to our company and BP p.l.c. sold natural gas and fuel to our company, all on an arms-length basis during the fiscal year ended December 31, 2014. Mr. Boeckmann is a director of Sempra Energy and BP. The board determined that Mr. Boeckmann does not have a direct or indirect material interest in such transactions and that such transactions do not impair Mr. Boeckmann’s independence.

In determining that Ms. Carter is independent, the board considered that, during the fiscal year ended December 31, 2014, the company purchased utility services from Westar Energy Inc. in the ordinary course of business and on an arms-length basis. Ms. Carter is a director of Westar Energy Inc. The board determined that Ms. Carter does not have a direct or indirect material interest in such utility transactions, and that such utility transactions do not impair Ms. Carter’s independence. The board further considered that, Norvell Company, of which Ms. Carter’s brother is majority owner, sold certain equipment having an aggregate purchase price less than $1.0 million, to our company, in the ordinary course of business, and on an arms-length basis. The board determined that Ms. Carter does not have a direct or indirect material interest in such transactions and that such transactions do not otherwise impair Ms. Carter’s independence.

In determining that Mr. Crews is independent, the board considered that, in the ordinary course of business, Rock-Tenn Company, of which Mr. Crews is a director, purchased certain commodity products from our company and sold certain supplies to our company and that Hormel Foods Corporation, of which Mr. Crews is a director, purchased certain commodity products from our company, all on an arms-length basis during the fiscal year ended December 31, 2014. The board determined that Mr. Crews does not have a direct or indirect material interest in such transactions and that such transactions do not impair Mr. Crews’ independence.

In determining that Mr. Dufour is independent, the board considered that, in the ordinary course of business, Air Liquide Group, of which Mr. Dufour is Senior Executive Vice President and a director, sold certain supplies and commodity products to our company on an arms-length basis during the fiscal year ended December 31, 2014. The board determined that this arrangement did not exceed the NYSE’s threshold of 2% of Air Liquide Group’s consolidated gross revenues, that Mr. Dufour does not have a direct or indirect material interest in such transactions, and that such transactions do not impair Mr. Dufour’s independence.

In determining that Mr. O’Neill is independent, the board considered that, in the ordinary course of business, Nasdaq OMX Group, of which Mr. O’Neill is a director, provided certain research services to our company in the ordinary course of business and on an arms-length basis. The board determined that Mr. O’Neill does not have a direct or indirect material interest in such transactions and that such transactions do not impair Mr. O’Neill’s independence.

In determining that Mr. Westbrook is independent, the board considered that, in the ordinary course of business, T-Mobile USA, Inc., of which Mr. Westbrook is a director, provided certain telecommunications services to our company, all on an arms-length basis during the fiscal year ended December 31, 2014. The board determined that Mr. Westbrook does not have a direct or indirect material interest in such transactions and that such transactions do not impair Mr. Westbrook’s independence.

Corporate Governance Guidelines

The board has adopted corporate governance guidelines that govern the structure and functioning of the board and set-out the board’s policies on governance issues. The guidelines, along with the written charters of each of the committees of the board and our bylaws, are posted on our website, www.adm.com, and are available free of charge on written request to the Secretary, Archer-Daniels-Midland Company 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601.

Independent Executive Sessions

In accordance with our corporate governance guidelines, the non-management directors meet in independent executive session at least quarterly. If the non-management directors include any directors who are not independent pursuant to the board’s determination of independence, at least one executive session includes only independent directors. The Lead Director, or in his or her absence, the chairman of the Nominating/Corporate Governance Committee, presides at such meetings. The non-management directors met in independent executive session six times during Fiscal Year 2014.

Board Meetings and Attendance at Annual Meetings of Stockholders

During the last fiscal year, our board of directors held seven meetings. All incumbent directors attended 75% or more of the combined total meetings of the board and the committees on which they served during such period. Our Corporate Governance Guidelines provide that all directors standing for election are expected to attend the annual meeting of stockholders. All director nominees standing for election at our last annual stockholders’ meeting held on May 1, 2014, attended that meeting.

Information Concerning Committees and Meetings

The board’s standing committees are the Audit, Compensation/Succession, Nominating/Corporate Governance, and Executive Committees. Each committee operates pursuant to a written charter adopted by the board, available on our website, www.adm.com.

Audit Committee

The Audit Committee consists of Mr. Crews, Chairman, Mr. Dufour, Mr. Maciel, Mr. Moore and Mr. Sanchez. The Audit Committee met nine times during the most recent fiscal year. All of the members of the Audit Committee were determined by the board to be independent directors, as that term is defined in our bylaws, in the NYSE listing standards and in Section 10A of the Exchange Act. No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the board determines that such service would not impair such director’s ability to serve effectively on the Audit Committee. The Audit Committee reviews:

(1) the overall plan of the annual independent audit;

(2) financial statements;

(3) the scope of audit procedures;

(4) the performance of our independent auditors and internal auditors;

(5) the auditors’ evaluation of internal controls;

(6) matters of legal and regulatory compliance;

(7) the performance of our company’s compliance function; and

(8) certain relationships and related transactions.

Compensation/Succession Committee

The Compensation/Succession Committee consists of Mr. Westbrook, Chairman, Mr. Boeckmann, Ms. Carter, Mr. O’Neill and Mr. Shih. The Compensation/Succession Committee met four times during the most recent fiscal year. All of the members of the Compensation/Succession Committee were determined by the board to be independent directors, as that term is defined in our bylaws and in the NYSE listing standards, including the NYSE listing standards specifically applicable to compensation committee members.

The Compensation/Succession Committee:

(1) establishes and administers a compensation policy for senior management;

(2) reviews and approves the compensation policy for all of our employees and our subsidiaries other than senior management;

(3) approves all compensation elements with respect to our executive officers and all employees with a base salary of $500,000 or more;

(4) reviews and monitors our financial performance as it affects our compensation policies or the administration of those policies;

(5) establishes and reviews a compensation policy for non-employee directors;

(6) reviews and monitors our succession plans;

(7) approves awards to employees pursuant to our incentive compensation plans; and

(8) approves major modifications in the employee benefit plans with respect to the benefits salaried employees receive under such plans.

The Compensation/Succession Committee provides reports to the board of directors and, where appropriate, submits actions to the board of directors for ratification. Members of management attend meetings of the committee and make recommendations to the committee regarding compensation for officers other than the Chief Executive Officer. In determining the Chief Executive Officer’s compensation, the committee considers the evaluation prepared by the non-management directors.

In accordance with the General Corporation Law of Delaware, the committee may delegate to one or more officers the authority to grant stock options to other officers and employees who are not directors or executive officers, provided that the resolution authorizing this delegation specifies the total number of options that the officer or officers can award. The charter for the Compensation/Succession Committee also provides that the committee may form subcommittees and delegate tasks to them.

For additional information on the responsibilities and activities of the Compensation/Succession Committee, including the committee’s processes for determining executive compensation, see the section of this proxy statement entitled “Compensation Discussion and Analysis”.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of Mr. Maciel, Chairman, and Mr. Boeckmann, Ms. Carter, Mr. Shih, and Mr. Westbrook. The Nominating/Corporate Governance Committee met four times during the most recent fiscal year. All of the members of the Nominating/Corporate Governance Committee were determined by the board to be independent directors, as that term is defined in our bylaws and in the NYSE listing standards. The Nominating/Corporate Governance Committee:

(1) identifies individuals qualified to become members of the board, including evaluating individuals appropriately suggested by stockholders in accordance with our bylaws;

(2) recommends individuals to the board for nomination as members of the board and board committees;

(3) develops and recommends to the board a set of corporate governance principles applicable to the company; and

(4) leads the evaluation of the directors, the board and board committees.

The Nominating/Corporate Governance Committee will consider nominees recommended by a stockholder, provided that the stockholder submits the nominee’s name in a written notice delivered to our Secretary at our principal executive offices not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual stockholders’ meeting. However, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the notice must be received at our principal executive offices not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made (whichever first occurs). Different notice delivery requirements may apply if the number of directors to be elected at an annual meeting is being increased, and we do not make a public announcement naming all of the nominees or specifying the size of the increased board at least 100 days prior to the first anniversary of the preceding year’s annual meeting. Any notice of a stockholder nomination must set forth the information required by Section 1.4(c) of our bylaws, and must be accompanied by a written consent from the proposed nominee to being named as a nominee and to serve as a director if elected, and a written statement from the proposed nominee as to whether he or she intends, if elected, to tender the contingent, irrevocable resignation that would become effective should the individual fail to receive the required vote for re-election at the next meeting of stockholders. All candidates, regardless of the source of their recommendation, are evaluated using the same criteria.

Executive Committee

The Executive Committee consists of Ms. Woertz, Chairman, Mr. Crews, Mr. Felsinger, Mr. Luciano, Mr. Maciel, and Mr. Westbrook. The Executive Committee did not meet during the most recent fiscal year. The Executive Committee acts on behalf of the board to determine matters which, in the judgment of the Chairman of the Board, do not warrant convening a special board meeting but should not be postponed until the next scheduled board meeting. The Executive Committee exercises all the power and authority of the board in the management and direction of our business and affairs except for matters which are expressly delegated to another board committee and matters that cannot be delegated by the board under applicable law, our certificate of incorporation, or our bylaws.

Stockholder Outreach and Engagement

As part of our commitment to effective corporate governance practices, in 2014 we reached out to many of our largest institutional stockholders to hold formal discussions with them to help us better understand the views of our investors on key topics. Senior management participated in these meetings to discuss and obtain feedback on corporate governance, executive compensation and other related issues important to our stockholders. Management updated our board regarding these engagement efforts. We value our dialogue with our stockholders and believe our outreach efforts, which are in addition to our other communication channels available to our stockholders and interested parties, help ensure our corporate governance, compensation and other related practices continue to evolve and reflect the insights and perspectives of our many stakeholders. We welcome suggestions from our stockholders on how the board and management can enhance this dialogue in the future.

Communications with Directors

We have approved procedures for stockholders and other interested parties to send communications to individual directors or the non-employee directors as a group. You should send any such communications in writing addressed to the applicable director or directors in care of the Secretary, Archer-Daniels-Midland Company, 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601. All correspondence will be forwarded to the intended recipient(s).

Code of Conduct

The board has adopted a Code of Conduct that sets forth standards regarding matters such as honest and ethical conduct, compliance with law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications. The Code of Conduct applies to all of our employees, officers, and directors, including our principal executive officer, principal financial officer, and principal accounting officer. The Code of Conduct is available at our website, www.adm.com, and is available free of charge on written request to the Secretary, Archer-Daniels-Midland Company, 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601. Any amendments to certain provisions of the Code of Conduct or waivers of such provisions granted to certain executive officers will be promptly disclosed on our website.

Compensation Discussion and Analysis

Introduction and Executive Summary

This Compensation Discussion and Analysis explains the process the Compensation/Succession Committee uses to determine compensation and benefits for the company’s named executive officers (“NEOs”) and provides a detailed description of those programs.

This discussion focuses on the compensation provided to the company’s NEOs during 2014, who were:

Name	Title
P.A. Woertz	Chairman and Chief Executive Officer (“CEO”)

J.R. Luciano	President and Chief Operating Officer (“COO”)

R.G. Young	Senior Vice President and Chief Financial Officer (“CFO”)

D.C. Findlay	Senior Vice President, General Counsel & Secretary

J.D. Taets	Senior Vice President and President Ag Services, Europe and Africa

The titles in the table above for the NEOs reflect positions held during 2014 rather than current positions.

Key Leadership Changes

On January 1, 2015, Ms. Patricia Woertz stepped down as CEO and will continue to serve as chairman of the board until her expected retirement in May 2016. Ms. Woertz joined ADM in April 2006 as CEO and president and was named chairman of the board in February 2007. Since joining ADM, Ms. Woertz has driven efforts to improve shareholder returns while growing the business through acquisitions, capital investments and partnerships. Under her leadership, ADM has strengthened its global network and grown its portfolio of higher-margin products.

Mr. Juan Luciano, who was president and chief operating officer, was elected by the Board of Directors to succeed Ms. Woertz and became the company’s President and CEO effective January 1, 2015. Mr. Luciano joined ADM in 2011 as executive vice president and chief operating officer, and was named president in February 2014. In his role as president and chief operating officer, Mr. Luciano oversaw the commercial and production activities of the company’s Corn, Oilseeds, and Agricultural Services businesses, as well as its research, project management, procurement and risk management functions. He also had oversight of the company’s operational excellence initiatives and has led the efforts to improve capital, cost and cash positions.

Section 1 — Executive Summary

Philosophy. The company’s business strategy and objectives are the foundation for our compensation programs. We believe, and our compensation programs support, that as an employee’s level in the organization or level of responsibility increases, so should the proportion of performance-based compensation. As such, the executive compensation programs closely tie pay to performance and will only deliver competitive levels of compensation if we achieve our goals and enhance shareholder value.

Our compensation philosophy is founded on the principle of creating value for our shareholders by rewarding our executives for value-creating performance by linking a significant portion of pay to multiple performance metrics, as described in Section 6, that are intended to create value for our shareholders. We implement our compensation practices within the framework of pay-for-performance and in a manner that we believe helps us attract the highest quality talent to our executive ranks and retain these individuals by rewarding excellence in leadership and success in the implementation of our business strategy.

In 2014, the three key elements of our pay program continued to be base salary, annual cash incentive awards and long-term incentive awards. We refer to these three elements as “total direct compensation”. This summary discusses compensation highlights for 2014. We also note in this summary certain decisions we have made that affect the 2015 compensation of our named executive officers and that are relevant to an understanding of 2014 pay.

2014 Financial and Operating Performance

Adjusted EBITDA ($ Billion)[1]	Adjusted ROIC[1]
1-Year TSR 3-Year TSR

1 — Adjusted EBITDA and Adjusted ROIC are both “non-GAAP” financial measures that are defined and reconciled to the most directly comparable amounts reported under GAAP in Annex A, “Definition and Reconciliation of Non-GAAP Measures.”

As illustrated in these charts, the company continued to demonstrate strong performance in terms of the key metrics of Adjusted EBITDA, Adjusted ROIC and total shareholder return (“TSR”), which we believe correlate with and are reflective of long-term stockholder value.

Additionally, during 2014, the company took significant action to improve returns, while at the same time delivering improved results. For each quarter during 2014, our underlying segment operating profit improved sequentially and year-over-year.

For the year, the Oilseeds Processing business delivered a strong performance, demonstrating the strength and diversity of the portfolio in delivering consistent results. The Corn Processing business showed the value of managing the business for overall results, delivering the business’s best operating profit ever. Agricultural Services demonstrated a strong recovery from the prior year, aided by a turnaround of international merchandising results and good execution by the team to fully capitalize on a more favorable environment.

In the area of strengthening the business, we exceeded our target of $400 million in run-rate cost savings by the end of 2014. During our December 2014 Investor Day, we outlined our target for $350 million in further cost savings related to Operational Excellence and Process Improvements. We also highlighted $200 million in incremental Purchasing savings. As a result, we are targeting a total of $550 million in additional run-rate cost savings over the next five years.

During 2014, we made a number of portfolio changes intended to improve returns and dampen the volatility of our earnings. We completed the largest acquisition in ADM’s history, buying WILD Flavors GmbH, and adding colors and flavors to ADM’s specialty ingredients portfolio. With the acquisition of Specialty Commodities, Inc., we added nuts, fruits, seeds, legumes, ancient grains and other healthy ingredients. Our Golden Peanut business acquired pecan operations in South Africa and the U.S., and changed its name to Golden Peanut and Tree Nuts. We also acquired the remaining stake in global grain merchandiser Alfred C. Toepfer International, the integration of which helped drive a significant improvement in our international merchandising results. We reached agreements to sell our global cocoa business and our global chocolate business, and we expect to complete both sales in the first half of 2015. In addition, we completed the sale of our South American fertilizer business in December.

Total Compensation Program Supports Attainment of Operating and Strategic Imperatives

The attainment of operating and strategic goals is supported by our total compensation program for executives, which is based predominantly on variable performance-based vehicles. As indicated below, during 2014, 90% of our CEO’s, Ms. Woertz, target total compensation1 and an average of 80% of our other NEOs target total compensation1 is delivered through variable performance-based compensation.

*RSU = Restricted Stock Units; SO = Stock Options

1 — Target total compensation is defined as base salary plus target annual incentives earned in the year but paid in the following year and long-term equity incentives earned in the year but granted the following year.

Balanced Total Compensation Delivery

ADM executive total direct compensation is delivered through a balanced portfolio of cash and equity awards that emphasize multiple performance factors tied to shareholder value creation over near-, mid- and longer-term time horizons.

In 2014, we achieved Adjusted EBITDA of $4.185 billion and Adjusted ROIC of 9.0%. These results were both significantly above the prior fiscal year’s results of $3.379B and 6.5% respectively. Under the company’s incentive award formula, this performance led to a cash incentive award of 111% of target for the NEOs, before application of individual multipliers. The Compensation/Succession Committee subsequently can make adjustments to this award within a range of -20% to +20% based on its assessment of individual and group performance (the “individual multiplier”). For 2014 performance, the Compensation/Succession Committee elected to award the CEO, COO and CFO the same individual multiplier (1.2) in recognition of their collective efforts as a senior executive management team and their contribution to the company’s success. The Compensation/Succession Committee incorporated its and the full board’s assessment of the CEO’s performance and full company performance when approving Ms. Woertz’s individual multiplier. Mr. Findlay and Mr. Taets received individual multipliers of 1.0 and 1.15 respectively in recognition of their performance against individual and company goals. Details on individual performance are discussed in Section 6.

In February 2015, the Compensation/Succession Committee granted long-term incentive (“LTI”) awards for 2014 between the challenge and premium level. In determining the February 2015 award level, the Committee reviewed the company’s strong three-year TSR performance of 94.4%, which was at the 61st percentile versus the S&P 100 Industrials, ROIC performance, portfolio management and strategic plan accomplishments. These awards will appear in next year’s Summary Compensation Table. The LTI awards granted in February 2014 and included in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for 2014 were awarded based on performance for the three-year period ended December 31, 2013.

2013 and 2014 Business Performance Impact on CEO Compensation

The following chart presents the total direct compensation for the company’s Chairman and former Chief Executive Officer, Ms. Patricia Woertz, in FY2013 and FY2014, and reflects the company’s strong performance in terms of the key metrics of Adjusted EBITDA, Adjusted ROIC and total shareholder return (“TSR”). The Board assessed Ms. Woertz’s performance in furtherance of our strategic plan by driving excellent financial results, ensuring CEO succession, and executing successful acquisitions and integrations as described in the 2014 Financial and Operating Performance in Section 1. The increase in the total direct compensation from FY2013 to FY2014 is a result of an increased equity award value based on the company’s TSR performance of 94.4% during the three-year period ended in 2014, and other performance factors as referenced above. For these purposes, “total direct compensation” for a particular year is defined as the base salary paid during the year, the annual cash incentive earned during the year but paid in the following year, and the award value of long-term equity incentive awards earned over the three-year period ending that year but granted in the following year.

The award value of an equity incentive award represents the dollar amount of such an award as approved by the Compensation/Succession Committee. This amount differs from the grant date fair value of the award as reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table because the valuation methodology used to convert the dollar amount into the number of shares subject to the award differs from that used to calculate the grant date fair value.

Patricia Woertz

FY 2013 and FY 2014 Actual Total Direct Compensation (Thousands)1

vs. Adjusted EBITDA and 3 Year TSR

Results of 2014 Advisory Vote On Executive Compensation

At the 2014 Annual Meeting of Stockholders, we held the company’s fourth advisory vote on executive compensation. Approximately 92% of the votes cast were in favor of this advisory proposal. The Compensation/Succession Committee believes that this strong level of support, and the similarly strong levels of support manifested in prior periods, affirm broad stockholder agreement with the existing executive compensation programs and the Compensation/Succession Committee’s decisions. The Committee considered this outcome in determining that no substantive changes in executive compensation programs would occur for 2014. At the Annual Meeting of Stockholders to be held in May 2015, we will again hold an advisory vote on executive compensation. The Compensation/Succession Committee will continue to consider shareholder feedback, and the results from this year’s and future advisory votes on executive compensation.

Section 2 — Compensation Objectives

The objectives of the company’s executive compensation program are to:

•	Attract and retain a strong executive team and motivate them to develop leadership and successors;

•	Align the interests of the NEOs with those of the company’s stockholders;

•	Encourage a culture of pay-for-performance by requiring sufficient financial performance before awards may be earned and directly tying awards to quantifiable performance;

•	Encourage and reward current business results through cash salaries and performance-based annual cash incentives;

•	Reward sustained performance by granting equity and maintaining ownership guidelines; and

•	In aggregate, provide total compensation opportunities that are competitive with comparator companies and other companies with which we compete for executive talent.

Section 3 — Components of Executive Compensation

The company’s executive compensation program is built on a structure that balances short and long term performance:

•

Salaries generally target the median of companies of similar scope, complexity and business environment; salaries are reviewed annually and set based on competitiveness versus the external market, individual performance and internal equity;

•

The company’s annual cash incentive program is primarily based on two key measures of financial performance which are Adjusted EBITDA and Adjusted ROIC, with final awards based on company, group/business unit, and individual performance and achievements related to the company’s strategic and business objectives; and

•

The size of the long-term incentive program awards is primarily based on the company’s ability to drive stockholder value over a three-year period. The awards have generally been granted using a mix of stock options (50%) and RSUs (50%) to continue the alignment of the interests of the company’s NEOs and stockholders

The following chart summarizes the components and associated objectives of our executive compensation program:

We pay an annual cash incentive only if the company’s overall performance warrants. The company’s annual cash incentive program emphasizes company-wide performance objectives to encourage the executives to focus on overall company success and leadership to generate the most value across the entire company. Our assessment of company performance is directly tied to stockholder expectations by ensuring the delivery of threshold levels of Adjusted EBITDA and Adjusted ROIC before awards may be earned. EBITDA for 2014 was adjusted by subtracting any LIFO gains, and adding non-cash pension charges. This results in minor differences between reported EBITDA and the Adjusted EBITDA number used for the annual cash incentive program. Individual performance and the Compensation/Succession Committee’s informed judgment are incorporated to ensure actual awards appropriately reflect the company’s operating environment and individual executive contributions.

The company’s LTI program is designed to reward sustained performance and to retain talented executives and employees. The Compensation/Succession Committee conducts a thorough assessment of multi-year, typically three-year, performance incorporating perspective on company and market factors, including relative and absolute stockholder return and strategic, operating, and financial milestones, when determining the portion of an executive’s target award that should be granted, but focuses largely on the company’s TSR performance compared to the S&P 100 Industrials.

In addition to these direct elements of pay, the company provides benefits to our NEOs to provide for basic health, welfare and income security needs and support the attraction, retention and motivation of these employees. With few exceptions, such as supplemental benefits provided to employees whose benefits under broad-based plans are limited under applicable tax laws, the company’s philosophy is to offer the same benefits to all U.S. salaried employees as are offered to the company’s NEOs.

Section 4 — Executive Compensation Best Practices

We annually review all elements of NEO pay and, where appropriate for our business and talent objectives and our stockholders, may make changes to incorporate and maintain current best practices. The following table provides a summary of “what we do” and “what we don’t do”.

What We Do	What We Don’t Do

✓        Pay-for-Performance: Tie compensation to performance by setting clear and challenging company financial goals and individual goals and having a majority of total direct target compensation consist of performance-based components

✓       Multiple Performance Metrics: Use different performance measures (e.g. , for annual cash incentives and long-term incentives) and multi-year vesting or measurement periods

X No Employment Contracts/Agreements: Effective February 11, 2015 the company no longer has any employment contract with any executive officer

X No Dividends Paid on Unvested Performance Awards: No dividends paid on unvested performance-based awards

X No Hedging: NEOs are prohibited from engaging in hedging transactions with company Common Stock

✓ Share Ownership and Retention Requirements: NEOs must comply with share ownership and stock retention requirements	X No Repricing or Buyouts of Stock Options: The company’s only active equity plan prohibits repricing or buyouts of underwater stock options

✓       Annual Compensation-Related Risk Review: The Compensation/Succession Committee regularly reviews compensation-related risks, with the assistance of independent consultants, to confirm that any such risks are not reasonably likely to have a material adverse effect on the company

X No Gross Up of Excise Tax Payments: The company has not allowed gross up of excise tax payments in recent years, and formally adopted a policy in 2014 to officially prohibit this activity

X Executive Perks: Executive perquisites are limited to executive physicals, limited personal use of the company aircraft, and personal security for the Chairman and CEO only

✓ Clawback Policy: The company has a policy on the recovery of previously paid executive incentive compensation

✓       Use of Independent Compensation Consultant: The Compensation/Succession Committee has retained an independent compensation consulting firm that performs no other consulting services for the company and has no conflicts of interest

✓       Pledging Policy. Executives and directors are required to review any pledging of company securities with the company’s General Counsel prior to engaging in such activity, and are prohibited from pledging if they have not met stock ownership guidelines

✓       Regular review of proxy advisor policies and corporate governance best practices. The Compensation/Succession Committee regularly considers proxy advisor and corporate governance best practices as they relate to our executive compensation programs

Section 5 — Oversight of Executive Compensation

What is the Role of the Compensation/Succession Committee?

The Compensation/Succession Committee is composed solely of independent directors and is responsible to the board of directors and the company’s stockholders for establishing the company’s compensation philosophy and establishing and administering the company’s compensation policies and programs consistent with this philosophy. The Compensation/Succession Committee’s responsibilities are set forth in the Compensation/Succession Committee’s charter, which is available on the investor relations section of the company’s website. Additional information regarding the Compensation/Succession Committee’s authority to determine compensation can be found herein under the caption “Compensation/Succession Committee.”

What is the Role of the Board?

The board approves the company’s business plan, which is one of the factors used to set financial business objectives for the annual cash incentive plan. The non-management directors establish and approve all performance criteria for evaluating the CEO and annually evaluate the performance of the CEO based on these criteria. The non-management directors also ratify the CEO’s compensation. When asked by the Compensation/Succession Committee, the board can also provide input and ratification on any additional compensation-related issues. The board also conducts an annual review of the company’s performance.

What is the Role of the Compensation/Succession Committee Consultant?

The Compensation/Succession Committee retained Pay Governance LLC as its independent executive compensation consultant. Pay Governance provides no other services to the company. The independent compensation consultant reports directly to the Compensation/Succession Committee, and provides the Compensation/Succession Committee with objective and expert analyses and independent advice on executive and director compensation, and other matters in support of the Compensation/Succession Committee’s responsibilities under its charter. Each Compensation/Succession Committee meeting includes an executive session where the Compensation/Succession Committee meets exclusively with the independent consultant; company management is not included in these sessions. Outside of these sessions, the independent consultant interacts with the company’s management team solely on behalf of the Compensation/Succession Committee to assist the Compensation/Succession Committee in fulfilling its duties and responsibilities. The Compensation/Succession Committee will only retain consultants that it believes will provide independent advice. The Compensation/Succession Committee has assessed the independence of Pay Governance pursuant to the SEC’s and NYSE’s rules and concluded that the work Pay Governance has performed does not raise any conflict of interest.

What are the Roles of Executives?

To assist the Compensation/Succession Committee in determining compensation for the other NEOs, the company’s CEO participates in discussions with the Compensation/Succession Committee regarding the officers’ performance and compensation. The CEO provides the Compensation/Succession Committee with an assessment of the NEOs’ performance, both as individuals and with respect to the functions or business units they oversee. The CEO also recommends to the Compensation/Succession Committee, but does not vote on, annual base salary adjustments, individual and group performance factors, or short and long-term incentive award target levels that should be paid to the other NEOs.

The company’s Senior Vice President of Human Resources oversees all employee compensation and the administration of benefits programs, under the oversight and direction of the Compensation/Succession Committee. He prepares the majority of the materials for the Compensation/Succession Committee meetings and provides analyses that assist the Compensation/Succession Committee with its decisions, such as summaries of competitive market practices, summaries of the company’s succession planning actions, and reports regarding the company’s performance. In addition, throughout the year, he facilitates meetings with management to help the Compensation/Succession Committee gain a better understanding of company performance. He ensures that the Compensation/Succession Committee is provided a rigorous assessment of year-to-date performance at each

Compensation/Succession Committee meeting. At the direction of the Chairman of the Compensation/Succession Committee, the company’s Senior Vice President of Human Resources involves other members of management in portions of the Compensation/Succession Committee meetings to participate in discussions related to company and individual performance and the company’s compensation and benefit programs. The company’s executives leave meetings during discussions of individual compensation actions affecting them personally and during all executive sessions, unless requested to attend by the Compensation/Succession Committee.

How Do the Committee’s Decisions Incorporate The Company’s Executive Compensation Objectives?

1.	Alignment of Executive and Stockholder Interests. We believe that a substantial portion of total compensation should be delivered in the form of equity in order to align the interests of the company’s NEOs with the interests of the company’s stockholders. For 2014, on average for the company’s NEOs, 66% of actual total direct compensation was in the form of equity. These awards were determined primarily based on the company’s three-year TSR, compared to the S&P 100 Industrials. RSU awards typically vest three years from the date of grant, stock options typically vest over five years, and performance share units are generally subject to a three-year performance period. We also include a clawback provision in agreements for long-term incentive awards that not only enables us to recover awards if the recipient engages in prohibited conduct, but also makes awards subject to any clawback policy involving the restatement of the company’s earnings.

2.	Enable Us to Attract and Retain Top Executive Talent. Stockholders are best served when we can attract, retain and motivate talented executives with compensation packages that are competitive and fair. The company’s compensation program for NEOs delivers salary, annual cash incentive and long-term incentive targeted to be market competitive as described below. The Compensation/Succession Committee used input from management and from its independent compensation consultant to select comparator groups of companies. The use of multiple comparator groups allows the Compensation/Succession Committee to understand compensation levels for talent across a broad marketplace. We utilize three comparator groups ranging from a broad general industry group based on revenue scope to a custom industry group. When selecting these groups, we considered industry, business complexity and size. We believe that these comparator groups, used together, provide a composite view of the competitive market in which the company competes for executive talent. In addition to the market data points gathered through this analysis, the Compensation/Succession Committee considers individual and corporate performance, roles and responsibilities, growth potential and other qualitative factors when establishing executive pay levels. Each year, management and the Compensation/Succession Committee evaluate the comparator groups to ensure each group remains applicable. Any changes are carefully assessed in an effort to maintain continuity from year to year. The comparator groups were:

•

The company’s primary comparator group is comprised of the constituents of the S&P 100 Industrials Index. As a large, global company engaged in multiple lines of business, the company’s competition for talent, business and investment is broad. The S&P 100 Industrials companies provide a defined, broad sample of large companies facing business dynamics similar to the company.

•

We also utilize a custom industry group comprised of 17 companies that operate in one or more of the same industries, adjacencies or lines of business as our company. We believe these comparisons provide industry-specific insight into pay levels and practices differences within the company’s industries. These 17 companies are: Altria Group Inc., Bunge Ltd., Caterpillar Inc., ConAgra Foods, Inc., Deere & Co., Dow Chemical, DuPont (E.I.) De Nemours, General Mills, Hess Corp., International Paper Company, Marathon Oil Corp., Mondelez International, PepsiCo, Tesoro Corp., Tyson Foods Inc., Valero Energy Corp., and Weyerhaeuser.

•

Finally, to provide a broad market context across all industries, we utilize data from all nonfinancial companies participating in the Towers Watson Executive Compensation Database with revenue of $20 billion or greater.

3.	NEO Compensation Should Reflect the Company’s Results. The company’s executive compensation program emphasizes variable, performance-based pay and is targeted and assessed in the aggregate,

although the Compensation/Succession Committee reviews each component independently as well. Base salary is reviewed annually and adjusted based on a variety of factors including, in addition to an evaluation relative to competitive market practices as described above, a subjective evaluation of each NEO’s overall performance, tenure and changes in responsibilities if applicable. The CEO provides the Compensation/Succession Committee with a recommendation of annual base salary adjustments, individual and group performance factors and short and long-term incentive award target levels for all officers, other than the CEO. The Compensation/Succession Committee takes the CEO’s recommendations, along with information provided by the compensation consultant and management into consideration when making annual base salary adjustments, individual and group performance factor adjustments and any adjustments to annual cash incentive award opportunity levels. The annual cash incentive plan for FY2014 targeted awards at 77% to 175% of each NEO’s base salary, but actual payouts may range from zero to 240% of the target level depending on performance against the specific goals. Annual cash incentives are paid if, and to the extent that, corporate goals approved by the Compensation/Succession Committee are attained. Equity compensation is also assessed in a similar manner and is designed to reward measurable results.

Section 6 — 2014 Executive Compensation

The company’s NEOs received, on average, 86% of actual total direct compensation1 in variable pay and 66% of actual total direct compensation in equity awards for FY2014. Although the Compensation/Succession Committee has not adopted a policy for allocating the various elements of total direct compensation, we do place greater emphasis on variable pay for executives with more significant responsibilities, reflecting their greater capacity to affect the company’s performance and results. The charts below present the mix of actual total direct compensation received for FY2014.

1.	Actual total direct compensation is defined as FY2014 base salary plus cash incentive earned for FY2014 performance (paid in 2015) and LTI awards for the three-year period ending in FY2014 (granted in 2015).

Individual Compensation Decisions

The Compensation/Succession Committee reviews the total compensation of our NEO’s annually. Any changes to base salary, short-term incentives and long-term incentives are based on competitiveness versus the external market, individual performance, internal equity and the Committee’s informed judgment as described in the Oversight of Executive Compensation in Section 5.

The following tables summarize compensation decisions made by the Compensation/Succession Committee with respect to each of the NEO’s. Details regarding our compensation programs and related decisions may be found following the summaries for the executives.

Ms. Woertz

Component	Pay Decisions
Base Salary	• In 2014, Ms. Woertz received a base salary increase of 7.7% based on individual performance for FY2013 and market competitiveness. Her base salary remained unchanged in 2015 for FY2014.

Annual Cash Incentive

•    Ms. Woertz’s target annual cash incentive opportunity for FY2014 was $2,450,000, or 175% of her base salary.

•    For FY2014, the Compensation/Succession Committee elected to award Ms. Woertz an individual multiplier of 1.2 in recognition of her efforts and contribution to achieving significant financial results for FY2014 and planning for, and implementation of, strategic initiatives to grow stockholder value.

•    The Compensation/Succession Committee incorporated its and the full Board’s assessment of the company’s CEO’s performance and full company performance when approving Ms. Woertz’s individual multiplier.

•    Ms. Woertz’s actual FY2014 cash award was $3,263,400, paid in 2015.

•    Key accomplishments included:

•    Leadership development and succession planning, resulting in the seamless transition of CEO duties to Juan Luciano.

•    A decade-long commitment to excellence in safety performance, resulting in ADM’s safest year on record.

•    Successful acquisition and integration of WILD Flavors and Specialty Commodities, Inc. and signed agreements to divest Chocolate, Cocoa and Fertilizer businesses.

Long-Term Incentives[1]

•    Ms. Woertz’s LTI award for FY2013 was granted at the “challenge” level based primarily on the company’s relative TSR performance from January 1, 2011 — December 31, 2013 and was awarded in February 2014.

•    The award value of Ms. Woertz’s FY2013 LTI, awarded in February 2014, was $9,450,000.

•    Ms. Woertz’s base level LTI award target for FY2014 was increased from $8,000,000 to $10,000,000 based on market competitiveness.

•    Ms. Woertz’s LTI award for FY2014 was granted between the “challenge” and “premium” levels based primarily on the company’s relative TSR performance from January 1, 2012 — December 31, 2014 and overall financial performance in the same period.

•    The award value of Ms. Woertz’s FY2014 LTI, awarded in February 2015 was $15,500,000, which included an additional $2,900,000 in recognition of her exceptional leadership efforts with CEO succession, implementation of strategic initiatives and outstanding performance over the three year period ending in FY2014.

•    Beginning in 2015, Ms. Woertz will no longer be eligible to receive long-term incentive awards as part of her compensation as Chairman.

Mr. Luciano

Component	Pay Decisions
Base Salary

•    In 2014, Mr. Luciano received a base salary increase of 5.8% based on individual performance for FY2013 and market competitiveness. In conjunction with his promotion to President and CEO, Mr. Luciano received a 20% base salary increase in 2015.

Annual Cash Incentive

•    Mr. Luciano’s target annual cash incentive opportunity for FY2014 was $1,587,000, or 159% of his base salary.

•    For FY2014, the Compensation/Succession Committee elected to award Mr. Luciano an individual multiplier of 1.2 primarily in recognition of his efforts and contribution to achieving significant financial results for FY2014 and planning for future strategic initiatives to grow stockholder value.

•    Mr. Luciano’s actual FY2014 cash award was $2,113,884, paid in 2015.

•    Key accomplishments included:

•    Delivered on growing returns and economic value added (EVA).

•    Developed and implemented an organizational wide cost savings initiative program.

•    Significant progress on portfolio management; through both acquisition and divestitures positioned the company for further improved returns and reduced earnings volatility.

•    Increased leadership capacity; redesigned the company’s executive leadership programs to provide our leaders exposure to the latest thinking in strategy development and hired key international colleagues to help accelerate growth in global markets.

Long-Term Incentives[1]

•    Mr. Luciano’s LTI award for FY2013 was granted at the “challenge” level based on the company’s relative TSR performance from January 1, 2011 – December 31, 2013 and was awarded in February 2014.

•    The award value of Mr. Luciano’s FY2013 LTI, awarded in February 2014, was $4,700,000.

•    Mr. Luciano’s base level LTI award for FY2014 was increased from $4,500,000 to $4,762,000 based on market competitiveness.

•    Mr. Luciano’s LTI award for FY2014 was granted between the “challenge” and “premium” levels based primarily on the company’s relative TSR performance from January 1, 2012 — December 31, 2014 and overall financial performance in the same period.

•    The award value of Mr. Luciano’s FY2014 LTI, awarded in February 2015, was $6,347,000, which included an additional $1,000,000 associated with his new role as CEO effective January 1, 2015.

Mr. Young

Component	Pay Decisions
Base Salary	• In 2014, Mr. Young received a base salary increase of 3.2% based on individual performance for FY2013 and market competitiveness, and an increase of 3.1% in 2015 for FY2014 performance.

Annual Cash Incentive

•    Mr. Young’s target annual cash incentive opportunity for FY2014 was $1,032,240, or 129% of his base salary.

•    For FY2014, the Compensation/Succession Committee elected to award Mr. Young an individual multiplier of 1.2 in recognition of his efforts and contribution to achieving significant financial results for FY2014 and planning for future strategic initiatives to grow stockholder value.

•    Mr. Young’s actual FY2014 cash award was $1,374,943, paid in 2015.

•    Key accomplishments included:

•    Robust capital allocation framework established and communicated to investors.

•    Strong selling, general and administrative (SGA) cost control.

•    Major progress in systems development and key business intelligence projects.

Long-Term Incentives[1]

•    Mr. Young’s LTI award for FY2013 was granted at the “challenge” level based on the company’s relative TSR performance from January 1, 2011 – December 31, 2013 and was awarded in February 2014.

•    The award value of Mr. Young’s FY2013 LTI, awarded in February 2014, was $3,700,000.

•    Mr. Young’s base level LTI award for FY2014 was increased from $3,500,000 to $3,612,880 based on market competitiveness.

•    Mr. Young’s LTI award for FY2014 was granted between the “challenge” and “premium” levels primarily based on the company’s relative TSR performance from January 1, 2012 — December 31, 2014 and overall financial performance in the same period.

•    The award value of Mr. Young’s FY2014 LTI, awarded in February 2015, was $4,197,880.

Mr. Findlay

Component	Pay Decisions
Base Salary	• In 2014 and 2015, Mr. Findlay’s salary remained unchanged.

Annual Cash Incentive

•    Mr. Findlay’s target annual cash incentive opportunity for FY2014 was $700,000, or 100% of his base salary.

•    For FY2014, the Compensation/Succession Committee elected to award Mr. Findlay an individual multiplier of 1.0.

•    Mr. Findlay’s actual FY2014 cash award was $777,000, paid in 2015.

•    Key accomplishments included:

•    Successfully handled complex cross-border mergers and acquisitions, and resolved large litigation and investigation matters.

•    Reduced outside legal costs.

•    Further integrated compliance into the business units.

Long-Term Incentives[1]

•    Mr. Findlay’s LTI award for FY2013 was granted at the “base” level reflecting his partial year of service as agreed at the time of his hire in July, 2013.

•    The award value of Mr. Findlay’s FY2013 LTI, awarded in February 2014, was $2,100,000.

•    Mr. Findlay’s LTI targets for FY2014 remained unchanged.

•    Mr. Findlay’s LTI award for FY2014 was granted between the “challenge” and “premium” levels primarily based on the company’s relative TSR performance from January 1, 2012 — December 31, 2014 and overall financial performance in the same period.

•    The award value of Mr. Findlay’s FY2014 LTI, awarded in February 2015, was $2,685,000.

Mr. Taets

Component	Pay Decisions
Base Salary	• In 2014, Mr. Taets’s salary remained unchanged. In 2015, Mr. Taets received a 3.0% increase based on individual performance for FY2014 and market competitiveness.

Annual Cash Incentive

•    Mr. Taets’s target annual cash incentive opportunity for FY2014 was $500,000, or 77% of his base salary.

•    For FY2014, the Compensation/Succession Committee elected to award Mr. Taets an individual multiplier of 1.15.

•    Mr. Taets’s actual FY2014 cash award was $638,250, paid in 2015.

•    Key accomplishments included:

•    Effective Alfred C. Toepfer International integration and a successful turnaround of financial results; realized gains through volume reductions and increased focus on margins, SGA reductions, working capital reductions and overall restructuring.

•    Record performance by our logistics group; set records in load counts, gross revenue, gross profit and net profit.

•    Ag Services exceptional financial performance.

Long-Term Incentives[1]

•    Mr. Taets’s LTI award for FY2013 was granted at the “challenge” level based on the company’s relative TSR performance from January 1, 2011 — December 31, 2013 and was awarded in February 2014.

•    The award value of Mr. Taets’s FY2013 LTI, awarded in February 2014, was $1,408,500.

•    Mr. Taets’s LTI targets for FY2014 remained unchanged.

•    Mr. Taets’s LTI award for FY2014 was granted between the “challenge” and “premium” levels primarily based on the company’s relative TSR performance from January 1, 2012 — December 31, 2014 and overall financial performance in the same period.

•    The award value of Mr. Taets’s FY2014 LTI, awarded in February 2015, was $1,480,001.

1 – The FY2013 LTI awards granted in February 2014 appear in the Grants of Plan-Based Awards Table (GPBAT) and are reflected in the Summary Compensation Table (SCT) information for FY2014 because the SEC requires companies to report equity-based LTI awards for the fiscal year during which they were granted, even if they are based on performance during earlier fiscal years. As discussed earlier, the award value of an LTI award, which is the dollar value of the award as approved by the Compensation/Succession Committee, differs from the grant date fair value of the award as reflected in the SCT and GPBAT.

Base Salary

How are Base Salaries Determined?

Base salaries are established based on an NEO’s position, skills, performance, experience, tenure and responsibilities. Competitiveness of base salary levels is assessed annually relative to salaries within the marketplace for similar executive positions. Increases may be considered for various factors such as individual performance, changes in responsibilities, and/or changes in competitive marketplace levels.

Annual Cash Incentives

How Do We Calculate Annual Cash Incentives?

Our annual incentive plan design remained unchanged for FY2014. Under this program design, no awards can be earned if we do not achieve a threshold level of Adjusted EBITDA, at least equal to the amount of the company’s dividend payments and after-tax interest expenses for the year. Under our annual cash incentive program, once the threshold level of Adjusted EBITDA was earned, 1.3% of Adjusted EBITDA above that level was allocated to fund the annual incentive pool. This value was then subject to adjustment based on Adjusted ROIC performance; if the company’s Adjusted ROIC was more than 2% below the company’s weighted average cost of capital, the pool was to be reduced by 10%, and if it was more than 2% above the company’s weighted average cost of capital, the pool was to be increased by 10%. Board of directors’ discretion is no longer imbedded in the formula. The individual performance factor for NEOs continues to be 0.80 to 1.20, and is assessed by the Compensation/Succession Committee incorporating elements such as safety, compliance with The ADM Way, and other individual and group factors, including company financial performance, and performance towards the company’s business strategy and objectives.

Annual cash incentives are determined by the degree to which company financial performance expectations are achieved and the Compensation/Succession Committee’s independent assessment of the company’s performance. This outcome may then be adjusted within a range of -20% to +20% based on the Compensation/Succession Committee’s assessment of individual and group performance. The formula used to calculate an annual cash incentive payout for NEOs can be expressed as follows:

1.3% of Adjusted EBITDA above $1.2B $38.8M	X	Adjusted ROIC Factor 1.1	=	Total Bonus Pool $42.7M	÷	Total Challenge Award Level[1] $38.3M	= 111% X	Individual Multiplier[2] 1.2	= 133%

1 — Total Challenge Award Level is defined as full bonus payments at target.

2 — For illustrative purposes, a 1.2 individual multiplier is used. Individual multipliers vary by NEO by +/- 20% based on the Compensation/Succession Committee’s assessment of individual performance and contribution to the company’s success.

How is the Individual Performance Multiplier Determined?

For FY2014, the Compensation/Succession Committee elected to award the CEO, COO and CFO the same individual multiplier of 1.2 in recognition of their collective efforts as a senior executive management team and their contribution to achieving significant financial results for FY2014 and planning for future strategic initiatives to grow stockholder value. Specific achievements that were considered included the company’s excellent TSR performance, successful acquisitions and integrations of WILD Flavors GmbH, which was the largest acquisition in ADM’s history, and Specialty Commodities, Inc., and our acquisition of the remaining stake in Alfred C. Toepfer International. The Compensation/Succession Committee incorporated its and the full Board’s assessment of the company’s CEO’s performance and full company performance when approving Ms. Woertz’s individual multiplier. Mr. Findlay and Mr. Taets received individual multipliers of 1.0 and 1.15, respectively, in recognition of their performance against individual and company goals.

What is the Resulting Annual Cash Incentive for Each NEO?

The purpose of the annual cash incentive program is to reward performance based on the achievement of company, business and individual objectives. At the start of each fiscal year, the Compensation/Succession Committee approves minimum, target, and maximum annual cash incentive levels for each NEO. Target annual cash incentive levels are expressed as a percentage of salary. Based on company and individual performance, annual cash incentive payouts can range between 0% and 240% of the target annual cash incentive. Based on the determination of the company and individual performance factors as described above, each NEO received an annual cash incentive for FY2014, payable in 2015, equal to 111% of his or her target annual cash incentive, which was then adjusted by each NEOs individual multiplier.

Executive	Target Cash Incentive Opportunity (% of Salary)	Minimum Cash Incentive Opportunity	Target Cash Incentive Opportunity	Maximum Cash Incentive Opportunity	Actual FY2014 Cash Award
P.A. Woertz	175%	$0	$2,450,000	$5,880,000	$3,263,400
J.R. Luciano	159%	$0	$1,587,000	$3,808,800	$2,113,884
R.G. Young	129%	$0	$1,032,240	$2,477,376	$1,374,943
D.C. Findlay	100%	$0	$700,000	$1,680,000	$777,000
J.D. Taets	77%	$0	$500,000	$1,200,000	$638,250

Equity-Based Long-Term Incentives

The company’s long-term incentive program (“LTI Program”) aligns the interests of executives with those of stockholders by rewarding the achievement of long-term stockholder value, supporting stock ownership, and encouraging long-term service with the company. In the following sections, we discuss the process for determining equity grants delivered under the company’s LTI Program.

In terms of grant size and grant form, the company’s LTI awards are determined based upon the Compensation/Succession Committee’s assessment of performance during the prior three fiscal years. For example, equity grants made in February 2014 reflected the Compensation/Succession Committee’s assessment of performance from January 1, 2011 through December 31, 2013. This concept of making grants based on the assessment of prior performance is similar in approach to the company’s annual cash incentive plan. As such, the company’s equity-based long-term incentive grants are performance based. The Compensation/Succession Committee’s assessment of performance considers the company’s TSR performance relative to the S&P 100 Industrials as well as multiple other performance factors and economic conditions, and is not strictly formulaic. The February 2014 grants appear in the Grants of Plan-Based Awards table and are reflected in the Summary Compensation Table information for FY2014 because the SEC requires companies to report equity-based LTI awards for the fiscal year during which they were granted, even if they are based on performance during earlier fiscal years.

At the start of the fiscal year, base, challenge and premium LTI grant values were established for each NEO. Under this structure, competitive grants are only provided if the company’s TSR is at or above median of the applicable market comparisons reviewed by the Compensation/Succession Committee. The Compensation/Succession Committee may grant “base” awards to maintain the appropriate alignment between management and stockholders through the opportunity to realize future equity value and to provide for necessary retention of the company’s key executive talent.

Challenge awards are intended to result in competitive total direct compensation levels when combined with base salaries and annual target cash incentives. The Compensation/Succession Committee also considers the company’s one-year, three-year and five-year relative TSR compared to the S&P 100 Industrials, the company’s custom comparator group and the peer group identified by Institutional Shareholder Services Inc.

How Did We Determine LTI Awards Granted in February 2014?

LTI awards for FY2013 were granted at the “challenge” level and awarded in February 2014. The Compensation/Succession Committee made this award in consideration of the company’s relative TSR performance from January 1, 2011 — December 31, 2013, which approximated the median of the S&P 100 Industrials, and the company’s exceptional 2013 TSR of 61.9%. The total value of the awards were delivered 50% in stock options and 50% in restricted stock units to support our objectives of aligning with shareholders while providing a strong retention device for our executives.

	FY2013 Long-Term Incentive
Executive	Minimum Award	Base Award	Challenge Award	Premium Award	February 2014 Award Value[1]
P.A. Woertz	$0	$8,000,000	$9,450,000	$11,450,000	$9,450,000
J.R. Luciano	$0	$4,500,000	$4,700,000	$5,400,000	$4,700,000
R.G. Young	$0	$3,500,000	$3,700,000	$4,400,000	$3,700,000
D.C. Findlay[2]	$0	$2,100,000	$2,300,000	$3,000,000	$2,100,000
J.D. Taets	$0	$1,350,000	$1,408,500	$1,538,501	$1,408,500

1-	These amounts represent the dollar value of the awards as approved by the Compensation/Succession Committee and differ from the grant date fair values of these awards as reflected in the SCT and the GPBAT as discussed earlier.
2-	Mr. Findlay joined ADM in July, 2013. At the time of his hire, the company agreed to a $2,100,000 base award to reflect his partial year of service in 2013.

Equity Grants Made in February 2015 (Reflecting 2012-2014 Performance)

Actual awards for FY2014 were granted between the challenge and premium level and awarded in February 2015. In determining the award level, the Compensation/Succession Committee reviewed the company’s strong three-year TSR performance of 94.4%, which was at the 61st percentile versus the S&P 100 Industrials, ROIC performance as compared to the prior year, portfolio management and strategic plan accomplishments as described in Section 1, 2014 Financial and Operating Performance. Based on its review the Compensation/Succession Committee exercised negative discretion and approved awards under the company’s 2009 LTI plan at a level below the premium award equal to 45% of the difference between the challenge and premium award amounts to align payouts with our TSR performance. The total value of the awards were delivered 50% in stock options and 50% in restricted shares to support our objectives of aligning with shareholders while providing a strong retention device for our executives.

	FY2014 Long-Term Incentive				February 2015 Award Value[1]
Executive	Minimum Award	Base Award	Challenge Award	Premium Award
P.A. Woertz	$0	$10,000,000	$11,500,000	$13,500,000	$15,500,000	[2]
J.R. Luciano	$0	$4,762,000	$4,962,000	$5,662,000	$6,347,000	[3]
R.G. Young	$0	$3,612,880	$3,812,880	$4,512,880	$4,197,880
D.C. Findlay	$0	$2,100,000	$2,300,000	$3,000,000	$2,685,000
J.D. Taets	$0	$1,350,000	$1,408,500	$1,538,501	$1,480,001

1-	Dollar value of the awards as approved by the Compensation/Succession Committee.
2-	Includes additional equity grant of $2,900,000 for Ms. Woertz in recognition of her exceptional leadership efforts with CEO succession, and outstanding performance over the three year period ending in FY2014. Beginning in 2015, Ms. Woertz will no longer be eligible to receive long-term incentive awards as part of her compensation as Chairman.
3-	Includes an additional $1,000,000 for Mr. Luciano associated with his promotion to President and CEO.

Vesting conditions of the company’s equity awards granted in February 2014 and February 2015 generally are as follows:

•

Stock options are granted at an exercise price equal to fair market value of the company’s common stock at the grant date in accordance with the 2009 Incentive Compensation Plan. The options typically vest incrementally over five years and can be exercised during a ten-year period following the date of grant.

•	RSUs typically vest three years after the date of grant.

•

Equity awards granted under the LTI Program vest immediately if control of the company changes or upon the death of the executive. Awards continue to vest if the executive leaves the company because of disability or retirement (age 55 or greater with 10 or more years of service). The Compensation/Succession Committee believes that these provisions are appropriate to assure NEOs stay focused on the long-term success of the company during a sale of the company or amidst certain personal circumstances. These provisions also increase the value of the awards to the NEOs, which in turn, enhances retention. For grants with respect to FY2012 and beyond, a non-compete provision was added allowing the ability to cancel any unvested awards to retirees in the event they work for a competitor.

2011 New Hire Grant Vested in October 2014

At the time of his hire in April 2011, the company awarded Mr. Luciano 124,468 performance share units that were eligible to vest in full in October 2014 depending on performance per our annual performance incentive cash plan, or upon a change in control of the company. This award was provided to align Mr. Luciano with shareholders of the company and to replace unvested, in-the-money value of equity that he forfeited at his former employer when he joined the company. When Mr. Luciano received his award, the performance period was three years and coincided with the company’s fiscal year. However, with the change in the fiscal year timing and the half year of transition in FY2012.5, the performance period was divided in to four periods to review performance over a full three year (36 month) period as originally intended. The following describes the vesting of the awards: one-third of the award was subject to the corporate performance factor for the period 7/1/11 — 6/30/12 (i.e., FY2012); one-sixth of the award was subject to the corporate performance factor for the period 7/1/12 — 12/31/12 (i.e., FY 2012.5); one-third of the award was subject to the corporate performance factor for the period 1/1/13 — 12/31/13 (i.e., FY 2013); and the final one-sixth of the award was subject to the corporate performance factor for the period 1/1/14 — 6/30/14. Performance factors for each of these periods and numbers of shares earned are presented below:

Performance Period	Number of Shares	Corporate Performance Factor	Number of Shares Earned
FY 2012 (12 months)	41,489	32.74%	13,584
FY 2012.5 (6 months)	20,745	75.00%	15,559
FY 2013 (12 months)	41,489	69.00%	28,628
1Q and 2Q 2014 (6 months)	20,745	80.30%	16,659
Total Shares Vested on October 1, 2014			74,430

Based on the corporate performance factor for these periods, the final number of shares issued to Mr. Luciano on October 1, 2014 was 74,430. The grant date fair value of this award was included in the company’s previously filed proxy statements for FY2011, the year in which the award was granted.

Does the Company Have a Policy for When Grants are Made?

The Compensation/Succession Committee grants all equity awards to NEOs, and no attempt is made to time the granting of these awards in relation to the release of material, non-public information. The exercise price of all stock options is set at fair market value (as determined in accordance with the applicable incentive compensation plan) on the grant date. Under the 2009 Incentive Compensation Plan, fair market value is the closing market price of the company’s common stock on the last trading day prior to the date of grant. The Compensation/Succession Committee meets during the first fiscal quarter of each fiscal year and determines the annual equity awards granted to NEOs. These awards are issued promptly following the date of the Compensation/Succession Committee’s meeting and approval. In addition to annual awards, the NEOs may receive awards when they join the company or change their status, including promotions.

Benefits

What Retirement Benefits are Provided?

The company provides the following programs to NEOs to support the attraction, retention and motivation of these employees. With few exceptions, the company’s philosophy is to offer the same benefits to all U.S. salaried employees as is offered to the company’s NEOs.

Retirement Program	Eligibility	Description
401(k) Plan/ Employee Stock Ownership Plan	All salaried employees	Qualified defined contribution plan where employees may defer up to 75% of eligible pay, up to $17,500 for 2014. Employees who are 50 years of age or older can elect to make additional contributions of up to $5,500 for 2014. The company provides a 1% non-elective employer contribution and a match of 4% on the first 6% contributed by an employee. The employee contribution can be made pre-tax (401(k)) or after-tax (Roth 401(k)).

ADM Retirement Plan	All salaried employees	Those with 5 or more years of service as of January 1, 2009, participate in a qualified defined benefit plan where the benefit is based on number of years of service and base salary during the later stages of employment. Those with less than 5 years of service as of January 1, 2009 participate in a qualified cash balance pension plan where the benefit is based on an accrual of benefit based on each year’s base compensation.

Deferred Compensation Plan	Employees with salaries above $175,000	Eligible participants may defer up to 75% of their annual base salary and up to 100% of their annual cash incentive until elected future dates. Earning credits are added to the deferred compensation account balances based upon hypothetical investment elections available under these plans and chosen by the participant. These hypothetical investment options correspond with the investment options (other than company common stock) available under the 401(k) Plan/Employee Stock Ownership Plan.

Supplemental Retirement Plan	Employees whose retirement benefit is limited by applicable IRS limits	Non-qualified deferred compensation plan that ensures participants in the Retirement Plan receive an aggregate retirement benefit that would have been received if not for certain limitations under applicable tax law.

What Other Benefits are Provided to NEOs?

We provide a benefits package for employees (including NEOs) and their dependents, portions of which may be paid for by the employee. Benefits include: life, accidental death and dismemberment, health (including prescription drug), dental, vision, and disability insurance; dependent and healthcare reimbursement accounts; tuition reimbursement; paid time-off; holidays; and a matching gifts program for charitable contributions. NEOs have the same benefits package as other employees.

What relocation benefits were provided to NEOs as a result of the Global Headquarter Move?

In 2014, the company relocated its Global Headquarters from Decatur, Illinois to Chicago, Illinois. The move was made to allow for more efficient access to global markets. As a result, all NEO’s, with the exception of Mr. Taets who is based in Switzerland, were relocated to Chicago and received the same policy and benefits that all employees who were relocated to Chicago received as a part of the move.

What Perquisites are Provided to NEOs?

Perquisites are an additional form of income to the executives, as shown in the Summary Compensation Table and the executives are individually responsible for any taxes related to this income. We provide our CEO and the other NEOs, as approved by the company’s CEO, with limited personal use of company-owned aircraft. The Compensation/Succession Committee requires that our CEO have access to the aircraft for personal use for security and efficiency reasons. The NEOs are responsible for any taxes on imputed income related to the provision of this perquisite. See the notes to the Summary Compensation Table for a description of other perquisites provided to the NEOs.

Section 7 — Employment Agreements, Severance, and Change-in-Control Benefits

What Employment Agreements are in Place?

In connection with the election of Ms. Woertz as our President and Chief Executive Officer, we and Ms. Woertz entered into Terms of Employment dated as of April 27, 2006. In recognition of the January 1, 2015 change in her position with our company, and in keeping with our practice of having no employment contracts for senior executives, on February 11, 2015, Ms. Woertz and the company terminated the Terms of Employment. Ms. Woertz is therefore an “at will” employee, subject to the benefits and policies afforded to other senior executives of our company. In addition, Ms. Woertz will no longer receive long-term incentive awards as part of her compensation as Chairman.

What Other Agreements are in Place for NEOs?

While Mr. Findlay does not have an employment agreement, we did commit to certain initial compensation terms at hire. At the time of his hire, we awarded Mr. Findlay equity awards to compensate him for his forfeiture of equity awards at his previous employer, designed to retain his services into the future, and to align his compensation with shareholders. These equity awards are subject to accelerated vesting in the event of death or termination of employment for reasons other than ‘gross misconduct’ or for ‘good reason’ as those terms are defined in the offer letter.

What Other Severance Benefits are Provided to NEOs?

In 2014, the Compensation/Succession Committee revised the company’s severance program to align with market practices and eliminate accelerated vesting of equity or payout of unvested equity at termination. This program serves as a guideline for the severance benefits that may be provided to various levels of employees upon termination of their employment without cause or their resignation with good reason, but the program does not create a contractual right to receive any severance benefits on the part of the employee. The guidelines contained in the program for executive officers include the following termination benefits, subject, in all cases, to the discretion of the Compensation/Succession Committee to increase or decrease these benefits:

•	cash severance equal to two times then-current base salary and target cash incentive; and

•	extension of healthcare coverage for up to two years following termination.

In addition, the Compensation/Succession Committee generally requires each executive to enter into a non-competition and non-solicitation agreement in exchange for receiving severance under the program.

What Change-in-Control Benefits are Provided?

If a change-in-control occurs with respect to the company, the equity grants other than certain performance stock unit awards granted prior to 2013 held by the company’s executive officers generally will vest immediately pursuant to the terms of these awards. The Compensation/Succession Committee believes that this accelerated vesting is an appropriate provision to provide the executives with some assurance that they will not be disadvantaged with respect to their equity awards in the event of a change-in-control of the company. This assurance increases the value of these awards to the executives, which in turn enhances retention.

Section 8 — Additional Executive Compensation Policies and Practices

Does the Company Have a Clawback Policy?

We have included clawback provisions in the company’s long-term incentive award agreements that provide us with the ability to recover long-term incentive compensation for a broad range of reasons. This aggressive approach to recoupment of long-term incentive compensation reflects the company’s commitment to protecting stockholder value.

For awards granted in August 2012 and beyond, we have implemented an additional clawback policy for all cash and equity-based long-term incentive awards. Specifically, this policy provides for the recoupment of any cash or equity incentive awards for a period of three years from the date of award. We have the right to clawback incentive payments made to NEOs and certain other members of senior management in the event of a financial restatement or ethical misconduct. As regulatory requirements regarding recoupment of executive compensation continue to evolve, we will review and update the company’s policies to, at the very least, be compliant with all current requirements.

Are There Policies in Place That Restrict Transactions Involving the Company’s Stock?

Pursuant to the company’s Insider Trading Policy, employees and directors may not engage in short selling, speculative trading, or hedging transactions involving the company’s stock, including writing or trading in options, warrants, puts and calls, prepaid variable forward contracts, equity swaps or collars, or entering into other transactions that are designed to hedge or offset decreases in the price of the company’s securities. In addition, employees and directors are required to review any pledging of company securities with the company’s General Counsel prior to engaging in such activity.

The company’s Insider Trading Policy also provides that all transactions in our company’s securities by the company’s directors, the NEOs and certain other officers and employees must be pre-cleared by the company’s law department.

What Role Does Section 162(m) of the Internal Revenue Code Have in the Design of Executive Compensation Programs?

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation paid in excess of $1 million annually to the CEO and the three other most highly-compensated executive officers, other than the Chief Financial Officer, unless the compensation in excess of $1 million qualifies as “performance-based” compensation. Performance-based compensation for these purposes generally does not include salaries, incentive compensation for which the company’s stockholders have not approved the business criteria upon which applicable performance goals are based, and incentive compensation (other than stock options and stock appreciation rights) the payment of which is not based on the satisfaction of objective pre-established performance goals or as to which a compensation committee has discretion to increase the amount of the payout. The Compensation/Succession Committee retains the discretion to provide compensation that may not be tax deductible if it feels these actions are in the best interests of the company and its stockholders. The Compensation/Succession Committee believes that the amount of any expected loss of a tax deduction under Section 162(m) will be insignificant to the company’s overall tax position.

Has the Company Evaluated Its Compensation Programs as They Relate to Risk?

On an ongoing basis, the Compensation/Succession Committee, with input from management, assesses potential risks associated with compensation decisions and discusses them with the Compensation/Succession Committee if warranted. To date, we have not identified any incentive compensation programs that encourage inappropriate risk taking. We have established a policy under which we engage an outside consultant every other year to review the company’s programs and independently assess the risk in them.

During FY2013, ADM engaged an outside consultant, The Hay Group (“Hay”), to assist the Compensation/Succession Committee in evaluating the risk in the company’s compensation programs. In conducting an independent assessment, Hay reviewed all of the company’s incentive compensation programs and determined there were no compensation programs that encourage inappropriate risk-taking or the manipulation of earnings. The detailed findings of this review were discussed with management and presented to the Compensation/Succession Committee in November 2013. Another independent review of the company’s incentive programs will be conducting during FY2015 and reported to the Compensation/Succession Committee.

How Does the Company Address Liabilities Associated With Retirement Programs?

The Compensation/Succession Committee is mindful that the non-qualified deferred compensation and supplemental retirement plans create financial statement liabilities. We do not set amounts aside in a “rabbi” trust for the benefit of participants in the deferred compensation or supplemental retirement plans. However, the deferred compensation plans have “rabbi” trust funding triggers in the event of a potential change in control of the company. This trigger provides some measure of assurance to employees that amounts they have chosen to defer from their current compensation will be held for their benefit, although still subject to creditor claims as required under the applicable tax law. In maintaining the non-qualified plans, the Compensation/Succession Committee has duly considered that the federal income tax deduction available to the company occurs at the same time that participants are paid benefits from the applicable plan.

The company is required to fund its qualified pension plans in a manner consistent with the minimum funding requirements of the Internal Revenue Code and the Employee Retirement Income Security Act. Historically, the company has made contributions in excess of the minimum to maintain its plans at or near a full funding level relative to the accrued benefit obligation.

Compensation/Succession Committee Report

The Compensation/Succession Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation/Succession Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

K. R. Westbrook, Chairman
A.L. Boeckmann
M.H. Carter
T.F. O’Neill
D. Shih

Compensation/Succession Committee Interlocks and Insider Participation

None of the members of the Compensation/Succession Committee is or has been an employee of the company or any of the company’s subsidiaries. There are no interlocking relationships between the company and other entities that might affect the determination of the compensation of the company’s executive officers.

Summary Compensation Table

The following table summarizes the compensation for the fiscal years noted in the table of our principal executive officer, principal financial officer, and our three other most highly-compensated executive officers who were serving as executive officers on December 31, 2014 (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
P. A. Woertz	2014	1,383,459		5,020,194	6,035,930	3,263,400	711,420	(3)	608,538	(4)	17,022,941
Chairman	2013	1,300,000		3,124,908	957,687	1,412,775	22,734		63,657		6,881,761
	2012.5	650,000		4,010,291	2,751,826	840,938	121,554		54,322		8,428,931
	2012	1,300,000		4,011,050	2,921,235	638,469	476,947		85,223		9,432,924

J. R. Luciano	2014	990,840		2,496,804	3,001,997	2,113,884	48,527	(3)	529,326	(5)	9,181,648
CEO and President	2013	945,000		1,601,535	490,818	1,086,750	21,471		233,599		4,379,173
	2012.5	465,000		1,859,078	1,275,686	431,250	13,157		66,383		4,110,554
	2012	900,000		1,859,431	1,354,218	294,678	25,977		172,481		4,606,785

R. G. Young	2014	795,837		1,965,590	2,363,277	1,374,943	41,708	(3)	360,993	(6)	6,902,348
Senior Vice President	2013	775,000		976,560	299,285	724,500	17,027		18,055		2,810,427
and CFO	2012.5	383,333		1,062,338	728,964	323,438	10,955		5,200		2,514,228
	2012	750,000		770,340	561,031	163,710	23,538		306,431		2,575,050

D. C. Findlay	2014	700,000		1,115,599	1,341,325	777,000	21,116	(3)	78,547	(7)	4,033,587
Senior Vice	2013	350,000	1,200,000	3,187,749	1,098,792	—	8,493		436,339		6,281,373
President, General Counsel and Secretary

J. D. Taets	2014	650,004		748,245	899,648	638,250	744,215	(3)	1,066,697	(8)	4,747,059
Senior Vice President

(1)	The amounts shown for stock and option awards represent the aggregate grant date fair value of the awards for fiscal years 2014, 2013, 2012.5, and 2012, respectively. We calculated these amounts in accordance with the provisions of FASB ASC Topic 718 utilizing the assumptions discussed in Note 11 to our financial statements for the fiscal year ended December 31, 2014, and in Note 12 to our financial statements for the fiscal year ended December 31, 2013, the six-month period ended December 31, 2012, and the fiscal year ended June 30, 2012, respectively.
(2)	Represents amounts earned under our annual incentive plan during each of the respective fiscal periods shown. In each case, the amounts were paid shortly after the close of the applicable fiscal period.
(3)	Each amount shown represents the aggregate change in actuarial present value of the named executive officer’s accumulated benefit under all defined benefit and actuarial pension plans from December 31, 2013 to December 31, 2014, using the same assumptions used for financial reporting purposes except that retirement age is assumed to be the normal retirement age (65) specified in the plans. No named executive officer received above market or preferential earnings on deferred compensation. To derive the change in pension value for financial reporting purposes, the assumptions used to value pension liabilities on December 31, 2013 were interest rate of 4.80% for the ADM Retirement Plan for Salaried Employees, interest rate of 4.45% for the ADM Supplemental Retirement Plan and mortality determined under RP2000CH projected to 2021 using Scale AA and the assumptions used to value pension liabilities on December 31, 2014 were interest rate of 3.90% for the ADM Retirement Plan for salaried employees, interest rate of 3.70% for the ADM Supplemental Retirement Plan and mortality determined using the RP2014 mortality table, with a white collar adjustment, projected generationally using Scale MP-2014.
(4)	Includes $501,560 related to relocation expenses in connection with our company’s relocation of our global headquarters to Chicago, IL; $91,988 related to personal use of company-owned aircraft; and amounts related to company contributions under our 401(k) and Employee Stock Ownership Plan, executive healthcare services and home security system.
(5)	Includes $452,227 relative to relocation expenses in connection with our company’s relocation of our global headquarters to Chicago, IL; $59,004 related to personal use of company-owned aircraft; and amounts related to company contributions under our 401(k) and Employee Stock Ownership Plan, and executive healthcare services.
(6)	Includes $340,953 related to relocation expenses in connection with our company’s relocation of our global headquarters to Chicago, IL; and amounts related to personal use of company-owned aircraft, company contributions under our 401(k) and Employee Stock Ownership Plan, and executive healthcare services.
(7)	Includes $60,552 related to relocation expenses; and amounts related to company contributions under our 401(k) and Employee Stock Ownership Plan and executive healthcare services.
(8)

Includes $455,272 for payment of certain foreign taxes; $391,425 related to certain tax gross ups; amounts payable pursuant to our expatriate policy which totaled $524,412 and included cost of living allowance, tax preparation, education assistance, home leave, company-owned vehicle, and housing assistance; and amounts related to relocation expenses, company contributions under our 401(k) and Employee Stock Ownership Plan, and executive healthcare services. Certain deductions related to housing and hypothetical state and federal taxes are reflected in the total.

Aggregate incremental cost to our company of perquisites and personal benefits is determined as follows. In the case of payment of expenses related to tax preparation services, education assistance, home leave, housing assistance, home security systems, executive healthcare services and relocation expenses, incremental cost is determined by the amounts paid to third-party providers. Relocation expenses may also include a one-time lump sum payment related to differences in cost of living and loss on sale of a former residence. In the case of personal use of company-owned aircraft, incremental cost is based solely on the cost per hour to the company to operate the aircraft, and does not include fixed costs that do not change based on usage, such as purchase costs of the aircraft and non-trip-related hangar expenses. Our direct operating cost per hour of an aircraft is based on the actual costs of fuel, on-board catering, aircraft maintenance, landing fees, trip-related hangar and parking costs, and smaller variable costs, divided by the number of hours the aircraft was operated during the year. In the case of personal use of company-owned automobiles, incremental cost is based on the direct costs to operate the vehicle, such as maintenance, fuel, registration and parking fees, and does not include fixed costs to acquire or lease the vehicle.

Employment Agreements

In connection with the election of Ms. Woertz as our President and Chief Executive Officer, we and Ms. Woertz entered into Terms of Employment dated as of April 27, 2006. In recognition of the January 1, 2015 change in her position with our company, and in keeping with our practice of having no employment contracts for senior executives, on February 11, 2015, Ms. Woertz and the company terminated the Terms of Employment. Ms. Woertz is therefore an “at will” employee, subject to the benefits and policies afforded to other senior executives of our company.

Grants of Plan-Based Awards During Fiscal Year 2014

The following table summarizes the grants of plan-based awards made to our named executive officers during the fiscal year ended December 31, 2014.

	Grant Date	Estimated Future Payment Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Closing Market Price on the Date of Grant ($)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name		Threshold ($)	Target ($)	Maximum ($)
P. A. Woertz		0	2,450,000	5,880,000
	2/13/14				123,498				5,020,194
	2/13/14					471,557	40.65	40.67	6,035,930
J. Luciano		0	1,587,000	3,808,800
	2/13/14				61,422				2,496,804
	2/13/14					234,531	40.65	40.67	3,001,997
R. G. Young		0	1,032,240	2,477,376
	2/13/14				48,354				1,965,590
	2/13/14					184,631	40.65	40.67	2,363,277
D. C. Findlay		0	700,000	1,680,000
	2/13/14				27,444				1,115,599
	2/13/14					104,791	40.65	40.67	1,341,325
J. D. Taets		0	500,000	1,200,000
	2/13/14				18,407				748,245
	2/13/14					70,285	40.65	40.67	899,648

(1)	Exercise price was determined by using the closing market price of a share of our common stock on the New York Stock Exchange on the trading day immediately prior to the grant date.
(2)	The grant date fair value is generally the amount the company would expense in its financial statements over the award’s service period under FASB ASC Topic 718.

All of the awards in the table above were granted under our 2009 Incentive Compensation Plan. The awards shown in the columns designated “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” were made pursuant to our annual cash incentive plan. The amounts actually paid with respect to these awards are reflected in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. See “Compensation Discussion and Analysis” for more information about our annual cash incentive plan.

All of the awards shown in the “All Other Stock Awards” column in the table above are restricted stock unit awards and vest in full three years after the date of the grant. Under the terms of the restricted stock unit award agreement pertaining to each of these awards, the recipient of the award may receive cash dividend equivalents on restricted stock units prior to their vesting date, but may not transfer or pledge the units in any manner prior to vesting. Dividend equivalents on restricted stock units are paid at the same rate as dividends to our stockholders generally. Vesting accelerates in full upon the death of the award recipient or a change-in-control of our company, and continues in accordance with the original vesting schedule if employment ends as a result of disability or retirement. If employment ends for other reasons, unvested shares are forfeited (except as otherwise described below in “Termination of Employment and Change-in-Control Arrangements”).

With respect to each of the restricted stock unit awards described above, if an award recipient’s employment is terminated for cause, or if the recipient breaches a non-competition or confidentiality restriction or participates in an activity deemed by us to be detrimental to our company, the recipient’s unvested units will be forfeited, and any shares issued in settlement of units that have already vested must be returned to us or the recipient must pay us the amount of the shares’ fair market value as of the date they were issued.

All of the awards shown in the “All Other Option Awards” column in the table above are non-qualified stock option awards, vest and become exercisable in five equal annual installments commencing on the first anniversary of the grant date, and must be exercised within ten years after the grant date. The exercise price may be paid in cash or by delivering shares of our common stock that are already owned by the award recipient. Under the terms of the stock option agreement pertaining to each of these awards, vesting and exercisability accelerate in full upon the death of the recipient or change-in-control of our company, and continue in accordance with the original vesting schedule if employment ends as a result of disability or retirement. If employment ends for other reasons, a recipient forfeits any interest in the unvested portion of any option (except as otherwise described below in “Termination of Employment and Change-in-Control Arrangements”), but retains the right to exercise the previously vested portion of any option for a period of three months. In addition, if an award recipient’s employment is terminated for cause, or if the recipient breaches a non-competition or confidentiality restriction or participates in an activity deemed by us to be detrimental to our company, the recipient’s right to exercise any unexercised options will terminate, the recipient’s right to receive option shares will terminate, and any shares already issued upon exercise of the option must be returned to us in exchange for the lesser of the shares’ then-current fair market value or the price paid for the shares, or the recipient must pay us cash in the amount of the gain realized by the recipient from the exercise of the option.

The impact of a termination of employment or change-in-control of our company on restricted stock unit, performance share unit and stock option awards held by our named executive officers is quantified in the “Termination of Employment and Change-in-Control Arrangements” section below.

Outstanding Equity Awards at Fiscal Year 2014 Year-End

The following table summarizes information regarding unexercised stock options, unvested restricted stock awards and unearned performance share units for the named executive officers as of December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)
P. A. Woertz	—	471,557	(2)	40.65	2-13-2024
	20,161	80,646	(3)	32.50	2-21-2023
	186,881	280,322	(4)	26.25	8-16-2022
	251,109	167,406	(5)	26.17	8-11-2021
	278,598	69,650	(6)	30.71	8-19-2020
	337,657	—		28.70	9-10-2019
	824,801	—		26.03	8-8-2018
	103,669	—		34.37	8-3-2017
	138,770	—		36.34	5-1-2016	341,652	(8)	17,765,904	30,770	(13)	1,600,040

J. R. Luciano	—	234,531	(2)	40.65	2-13-2024
.	10,332	41,332	(3)	32.50	2-21-2023
	86,634	129,951	(4)	26.25	8-16-2022
	116,408	77,606	(5)	26.17	8-11-2021	165,752	(9)	8,619,104	15,770	(13)	820,040

R. G. Young	—	184,631	(2)	40.65	2-13-2024
	6,300	25,203	(3)	32.50	2-21-2023
	49,505	74,258	(4)	26.25	8-16-2022
	48,226	32,151	(5)	26.17	8-11-2021	109,256	(10)	5,681,312	9,616	(13)	500,032

D. C. Findlay	—	104,791	(2)	40.65	2-13-2024
	19,900	79,603	(7)	36.68	7-22-2023	114,351	(11)	5,946,252

J. D. Taets	—	70,285	(2)	40.65	2-13-2024
	2,772	11,089	(3)	32.50	2-21-2023
	21,163	31,746	(4)	26.25	8-16-2022
	7,983	5,322	(5)	26.17	8-11-2021
	5,424	1,357	(6)	30.71	8-19-2020
	5,624	—		28.70	9-10-2019
	5,319	—		34.37	8-3-2017
	3,867	—		41.81	8-10-2016	44,698	(12)	2,324,296	23,007	(14)	1,196,364

(1)	Calculated by multiplying the closing market price of a share of our common stock on the New York Stock Exchange on December 31, 2014, which was $52.00, by the number of shares or units that have not vested.
(2)	Stock options vest at the rate of 20% of the initial grant per year, with remaining vesting dates on February 13 of 2015, 2016, 2017, 2018 and 2019.
(3)	Stock options vest at the rate of 20% of the initial grant per year, with remaining vesting dates on February 21 of 2015, 2016, 2017 and 2018.
(4)	Stock options vest at the rate of 20% of the initial grant per year, with remaining vesting dates on August 16 of 2015, 2016 and 2017.
(5)	Stock options vest at the rate of 20% of the initial grant per year, with remaining vesting dates on August 11 of 2015 and 2016.
(6)	Stock options vest at the rate of 20% of the initial grant per year, with remaining vesting date on August 19, 2015.
(7)	Stock options vest at the rate of 20% of the initial grant per year, with remaining vesting dates on July 22 of 2015, 2016, 2017 and 2018.
(8)	Restricted stock unit awards vest as to 152,773 shares on August 16, 2015, 65,381 shares on February 21, 2016 and 123,498 shares on February 13, 2017.
(9)	Restricted stock unit awards vest as to 70,822 shares on August 16, 2015, 33,508 shares on February 21, 2016 and 61,422 shares on February 13, 2017.
(10)	Restricted stock unit awards vest as to 40,470 shares on August 16, 2015, 20,432 shares on February 21, 2016 and 48,354 shares on February 13, 2017.
(11)	Restricted stock unit awards vest as to 86,907 shares on July 22, 2016 and 27,444 shares on February 13, 2017.
(12)	Restricted stock unit awards vest as to 17,301 shares on August 16, 2015, 8,990 shares on February 21, 2016 and 18,407 shares on February 13, 2017.
(13)	Amount shown represents the number of unvested performance share units granted on February 21, 2013. Performance share unit award is eligible to vest on March 31, 2016, depending on the extent to which performance conditions have been satisfied. Disclosure of this award is based on an assumed maximum payout under the award.
(14)	Amount shown represents 18,776 unvested performance share units granted on September 6, 2012 which are eligible to vest on March 31, 2016, and 4,231 unvested performance share units granted on February 21, 2013 which are eligible to vest on March 31, 2016, depending on the extent to which performance conditions have been satisfied. Disclosure of this award is based on an assumed maximum payout under the award.

Option Exercises and Stock Vested During Fiscal Year 2014

The following table summarizes information regarding stock options exercised by the named executive officers during the fiscal year ended December 31, 2014, and restricted stock and restricted stock unit awards to the named executive officers that vested during that same period. No performance share unit awards vested during the fiscal year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting ($)(2)
P. A. Woertz	0	0	153,269	7,602,142
J. R. Luciano	0	0	277,758	13,206,842
R. G. Young	0	0	29,436	1,460,026
D. C. Findlay	0	0	0	0
J. D. Taets	14,690	373,979	4,873	241,701

(1)	Represents the difference between the market value of the shares acquired upon exercise (calculated using the average of the high and low sale prices reported on the New York Stock Exchange on the exercise date) and the aggregate exercise price of the shares acquired.
(2)	Represents the market value of the shares that vested, calculated using the average of the high and low sale prices reported on the New York Stock Exchange on the vesting date.

Pension Benefits

The following table summarizes information regarding the participation of each of the named executive officers in our defined benefit retirement plans as of the pension plan measurement date for the fiscal year ended December 31, 2014.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Period ($)
P. A. Woertz	ADM Retirement Plan	9	207,588	0
	ADM Supplemental Retirement Plan	9	2,532,068	0

J. R. Luciano	ADM Retirement Plan	4	31,418	0
	ADM Supplemental Retirement Plan	4	80,593	0

R. G. Young	ADM Retirement Plan	4	35,080	0
	ADM Supplemental Retirement Plan	4	66,959	0

D. C. Findlay	ADM Retirement Plan	2	15,810	0
	ADM Supplemental Retirement Plan	2	13,798	0

J. D. Taets	ADM Retirement Plan	27	767,332	0
	ADM Supplemental Retirement Plan	27	990,138	0

(1)	The number of years of credited service was calculated as of the pension plan measurement date used for financial statement reporting purposes, which was December 31, 2014.
(2)	The assumptions used to value pension liabilities as of December 31, 2014 were interest of 3.90% for the ADM Retirement Plan and 3.70% for the ADM Supplemental Retirement Plan and mortality determined under the RP2014 mortality table, with a white collar adjustment, projected generationally using scale MP-2014. The amounts reported for Ms. Woertz, Mr. Luciano, Mr. Young, and Mr. Findlay are the present value of their respective projected normal retirement benefit under the Retirement and Supplemental Plans at December 31, 2014. The amounts reported are calculated by projecting the balance in the accounts forward to age 65 by applying a 3.04% interest rate and then discounting back to December 31, 2014 using the assumptions specified above. The total account balance for Ms. Woertz at December 31, 2014 under the Retirement and Supplemental Plans was $1,943,494, the total account balance for Mr. Luciano at December 31, 2014 under the Retirement and Supplemental Plans was $91,681, the total account balance for Mr. Young at December 31, 2014 under the Retirement and Supplemental Plans was $84,054, and the total account balance for Mr. Findlay at December 31, 2014 under the Retirement and Supplemental Plans was $24,110, which are the amounts that would have been distributable if such individuals had terminated employment on that date.

Qualified Retirement Plan

We sponsor the ADM Retirement Plan (the “Retirement Plan”), which is a qualified defined benefit plan under Section 401(a) of the Internal Revenue Code. The Retirement Plan covers eligible salaried employees of our company and its participating affiliates.

Effective January 1, 2009, the Retirement Plan was amended to provide benefits determined under a cash-balance formula. The cash-balance formula applies to any participant entering or re-entering the plan on or after January 1, 2009 and to any participant who had less than five years of service prior to January 1, 2009. For a participant with an accrued benefit but less than five years of service prior to January 1, 2009, an account was established on January 1, 2009 with an opening balance equal to the present value of his or her accrued benefit determined under the final average pay formula. The accrued benefits of all other participants to whom the cash-balance formula does not apply continue to be determined under the traditional final average pay formula. Ms. Woertz, Mr. Luciano, Mr. Young and Mr. Findlay participate in the cash-balance formula, while Mr. Taets participates in the final average pay formula.

A participant whose accrued benefit is determined under the cash-balance formula has an individual hypothetical account established under the Retirement Plan. Pay and interest credits are made on an annual basis to the participant’s account. Pay credits are equal to a percentage of the participant’s earnings for the year based on the sum of the participant’s age and years of service at the end of the year under the following schedule.

Age + Service	Pay
Less than 40	2.00%
at least 40 but less than 50	2.25%
at least 50 but less than 60	2.50%
at least 60 but less than 70	3.00%
at least 70 but less than 80	3.50%
80 or more	4.00%

Interest credits are made at the end of the year and are calculated on the balance of the participant’s account as of the first day of the plan year, using an interest rate based upon the yield on 30-year Treasury bonds, subject to a minimum annual interest rate of 1.95%. The participant’s pension benefit will be the amount of the balance in the participant’s account at the time that the pension becomes payable under the Retirement Plan. The pension payable to a participant whose accrued benefit under the final average pay formula was converted to the cash-balance formula at January 1, 2009, if paid in annuity form, will be increased to reflect any additional benefit which the participant would have received in that form under the traditional formula, but only with respect to the benefit accrued by the participant prior to January 1, 2009. A participant under the cash-balance formula becomes vested in a benefit under the Retirement Plan after three years of service. There are no special early retirement benefits under the cash-balance formula.

For a participant whose accrued benefit is determined under the final average pay formula, the formula calculates a life annuity payable at a normal retirement age of 65 based upon a participant’s highest average earnings over five consecutive of the last 15 years of employment. The final average pay formula provides a benefit of 36% of a participant’s final average earnings, plus 16.5% of the participant’s final average earnings in excess of Social Security “covered compensation.” This benefit accrues ratably over 30 years of service. A participant accrues an additional benefit of 1/2% of final average earnings for years of service in excess of 30. Early retirement is available at age 55 with 10 years of service. The life annuity payable at early retirement is subsidized relative to the normal retirement benefit. The payment amount in life annuity form is 97% of the full benefit amount at age 64, and 50% at age 55, with adjustments between those two ages. A participant under the final average pay formula becomes vested in a benefit under the Retirement Plan after five years of service.

Earnings for purposes of the cash-balance and the final average pay formulas generally include amounts reflected as pay on Form W-2, increased by 401(k) Plan deferrals and elective “cafeteria plan” contributions, and decreased by bonuses, expense allowances/reimbursements, severance pay, income from stock option and restricted stock awards or cash payments in lieu thereof, merchandise or service discounts, amounts paid in a form other than cash, and other fringe benefits. Annual earnings are limited as required under Section 401(a)(17) of the Internal Revenue Code.

When a participant is eligible for a pension, the participant has a choice of a life annuity, a joint and 50% survivor annuity, a joint and 75% survivor annuity, or a joint and 100% survivor annuity. Each joint and survivor annuity form is the actuarial equivalent of the life annuity payable at the same age, with actuarial equivalence determined using the IRS prescribed mortality table under Section 417(e) of the Internal Revenue Code and an interest rate assumption of 6%. Cash-balance participants may also elect a lump-sum payment option.

Supplemental Retirement Plan

We also sponsor the ADM Supplemental Retirement Plan (the “Supplemental Plan”), which is a non-qualified deferred compensation plan under Section 409A of the Internal Revenue Code. The Supplemental Plan covers participants in the Retirement Plan whose benefit under such plan is limited by the benefit limits of Section 415 or the compensation limit of Section 401(a)(17) of the Internal Revenue Code. The Supplemental Plan also covers any employee whose Retirement Plan benefit is reduced by participation in the ADM Deferred Compensation Plan. Participation by those employees who otherwise qualify for coverage is at the discretion of the board, Compensation/Succession Committee or, in the case of employees other than executive officers, the Chief Executive Officer. The Supplemental Plan provides the additional benefit that would have been provided under the Retirement Plan but for the limits of Section 415 or 401(a)(17) of the Internal Revenue Code, and but for the fact that elective contributions made by the participant under the ADM Deferred Compensation Plan are not included in the compensation base for the Retirement Plan. A participant is not vested in a benefit under the Supplemental Plan unless and until the participant is vested in a benefit under the Retirement Plan, which requires three years of service for a cash-balance formula participant and five years of service for a final average pay formula participant, for vesting. A separate payment form election is required with respect to the Supplemental Plan benefit from among the same options available under the Retirement Plan, subject to the limitations of Section 409A of the Internal Revenue Code.

Nonqualified Deferred Compensation

The following table summarizes information with respect to the participation of the named executive officers in the ADM Deferred Compensation Plan for Selected Management Employees I and II, which are non-qualified deferred compensation plans, for the fiscal year ended December 31, 2014.

Name	Executive Contributions in FY 2014 ($)(1)	Aggregate Earnings in FY 2014 ($)(2)	Aggregate Withdrawals/ Distributions in FY 2014 ($)	Aggregate Balance at 12/31/14 ($)(3)
P. A. Woertz	0	17,290	0	339,499
J. R. Luciano	0	0	0	0
R. G. Young	0	0	0	0
D. C. Findlay	0	0	0	0
J. D. Taets	272,626	18,322	81,132	434,673

(1)	The amount reported in this column is reported as “Salary” in the Summary Compensation Table for the fiscal year ended December 31, 2014.
(2)	The amounts reported in this column were not reported in the Summary Compensation Table as part of each individual’s compensation for the fiscal year ended December 31, 2014 because none of the earnings is considered to be “above market.”
(3)	Of the amounts shown in this column, the following amounts were previously reported as compensation to the respective individuals in the Summary Compensation Table in previous years:

Name	Amount Reported as Compensation in Previous Years ($)
P. A. Woertz	190,563
J. D. Taets	0

We sponsor two nonqualified deferred compensation plans — the ADM Deferred Compensation Plan for Selected Management Employees I and II (referred to as “Deferred Comp Plan I” and “Deferred Comp Plan II”). Deferred Comp Plan I was frozen as to new participants and new deferrals effective January 1, 2005, and is maintained as a separate “grandfathered” plan under Section 409A of the Internal Revenue Code. Deferred Comp Plan II is structured to comply with Section 409A. Deferred Comp Plan II covers salaried employees of our company and its affiliates whose annualized base salary is $175,000 or more. Participation by those employees who otherwise qualify for coverage is at the discretion of the board, Compensation/Succession Committee or, in the case of employees other than executive officers, the Chief Executive Officer.

A participant in Deferred Comp Plan II can defer up to 75% of his or her base salary and up to 100% of his or her bonus. Earnings credits are added based upon hypothetical investment elections made by participants. A participant can elect each year when to be paid the base salary or bonus amounts deferred for that year, by electing to be paid upon a specified future date prior to separation from service or following retirement, in the form of a lump sum or in installments over a period of two to twenty years. If a participant separates from service prior to the elected payment date (or prior to qualifying for retirement), the payment will be made in a lump sum after separation from service, subject to the six month “specified employee” payment delay required by Section 409A. Withdrawals are allowed upon a showing of “hardship” by the participant in accordance with Section 409A. Small account balances of $10,000 or less are paid in a lump sum only. Deferred Comp Plan II provides for “make-whole” company credits to the extent that a participant’s election to defer under the Deferred Comp Plan II causes a loss of company contributions under the 401(k) and Employee Stock Ownership Plan. No “make-whole” company credits were made on behalf of the named executive officers for Fiscal Year 2014.

A participant with an account balance remaining under Deferred Comp Plan I continues to receive earnings credits on such account based upon hypothetical investment elections made by the participant. A participant can establish up to two “scheduled distribution accounts” that are payable upon dates specified by the participant in either a lump sum or installments over a period of two to four years. A participant also can take unscheduled withdrawals of up to 25% of the balance of his or her accounts, subject to a withdrawal penalty of 10% of the withdrawn amount. Only one such unscheduled withdrawal is allowed in any year. Withdrawals also are allowed upon a showing of “hardship” by the participant. A participant’s account under Deferred Comp Plan I is paid following termination of employment. Payment following termination of employment is in a lump sum, except that a participant can elect to have installments paid over a period of two to twenty years if termination of employment occurs after retirement eligibility or due to disability.

Deferred Comp Plan I balances are fully-vested. A participant becomes vested in his or her company credits to Deferred Comp Plan II after two years of service. Unpaid amounts at death are paid to designated beneficiaries.

The hypothetical investment options available under Deferred Comp Plans I and II are determined by us and correspond with the investment options (other than our company’s common stock) that are made available to participants in the qualified 401(k) and Employee Stock Ownership Plan. These investment options are listed below, and the plan earnings credited to each participant’s account in these plans correspond to the earnings performance of the investment selected. Participants in the Deferred Comp Plans I and II may reallocate the amount of new deferrals and existing account balances among these investment options at any time. We do not set assets aside for the benefit of plan participants, but the Deferred Comp Plans I and II provide for full funding of all benefits upon a change-in-control or potential change-in-control, as defined in the plans.

In Fiscal Year 2014, the investment options available under Deferred Comp Plans I and II and their respective notional rates of return were as follows:

Deemed Investment Option	Fiscal Year 2014 Cumulative Return (1/1/14 to 12/31/14 except as noted)
ADM Galliard Stable Value Fund	1.48%
Dodge & Cox Stock	10.40%
Ironbridge Small Cap	6.16%
PIMCO Total Return — Instl Class	4.69%
Vanguard Institutional Index — Instl Plus Shares	13.68%
Vanguard Morgan Growth — Admiral Shares	11.13%
Vanguard Wellington — Admiral Shares	9.90%
Vanguard International Growth — Admiral Shares	-5.51%
T. Rowe Price Institutional Mid-Cap Equity Growth	13.79%
Vanguard Target Retirement 2010 Trust II	5.97%
Vanguard Target Retirement 2015 Trust II	6.63%
Vanguard Target Retirement 2020 Trust II	7.20%
Vanguard Target Retirement 2025 Trust II	7.22%
Vanguard Target Retirement 2030 Trust II	7.22%
Vanguard Target Retirement 2035 Trust II	7.22%
Vanguard Target Retirement 2040 Trust II	7.26%
Vanguard Target Retirement 2045 Trust II	7.22%
Vanguard Target Retirement 2050 Trust II	7.23%
Vanguard Target Retirement 2055 Trust II	7.26%
Vanguard Target Retirement 2060 Trust II	7.22%
Vanguard Target Retirement Income Trust II	5.68%

Termination of Employment and Change-in-Control Arrangements

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to named executive officers of our company in the event of a termination of employment or a change-in-control of our company. See the tabular disclosure and narrative description under the Pension Benefits and Nonqualified Deferred Compensation sections above for detail regarding payments that would result from a termination of employment or change-in-control of our company under our pension and nonqualified deferred compensation plans.

Under the terms of our time-vested restricted stock unit award agreements governing awards held by our named executive officers, vesting accelerates upon the death of the award recipient or a change-in-control of our company, and continues in accordance with the original vesting schedule if employment ends as a result of disability or retirement. If employment ends for other reasons, unvested shares are forfeited. In addition, if an award recipient’s employment is terminated for cause, or if the recipient breaches a non-competition or confidentiality restriction or participates in an activity deemed by us to be detrimental to our company, the recipient’s unvested shares will be forfeited, and any shares that have already vested must be returned to us or the recipient must pay us the amount of the shares’ fair market value as of the date they vested.

Under the terms of the stock option agreements governing awards held by our named executive officers, vesting and exercisability accelerate upon the death of the recipient or change-in-control of our company, and continue in accordance with the original vesting schedule if employment ends as a result of disability or retirement. If employment ends for reasons other than death, disability, retirement or cause, a recipient forfeits any interest in the unvested portion of any option, but retains the right to exercise the previously vested portion of any option for a period of three months. In addition, if an award recipient’s employment is terminated for cause, or if the recipient breaches a non-competition or confidentiality restriction or participates in an activity deemed by us to be detrimental to our company, the recipient’s right to exercise any unexercised options will terminate, the recipient’s right to receive option shares will terminate, and any shares already issued upon exercise of the option must be returned to us in exchange for the lesser of the shares’ then-current fair market value or the price paid for the shares, or the recipient must pay us cash in the amount of the gain realized by the recipient from the exercise of the option.

At the time Mr. Findlay was hired in July 2013, he was awarded a time-vested RSU award and a non-qualified stock option award. In addition to the terms and conditions summarized in the preceding two paragraphs, these awards are also subject to a commitment we made in connection with his hiring that these awards would immediately vest in full if his employment were terminated by us for any reason other than gross misconduct or by Mr. Findlay for good reason. For these purposes, “gross misconduct” is generally defined as the conviction of a crime that is a felony or involves fraud or moral turpitude, or the violation of any law, contract, legal obligation or ADM policy that is materially and demonstrably injurious to our operations or reputation. “Good reason” is generally defined as a material reduction in base salary, a material adverse reduction in the scope or nature of duties and responsibilities, our failure to perform any material commitment made in connection with his hiring or a relocation of more than 25 miles in his primary work location.

Under the terms of performance share unit award agreements governing awards made in 2013 to Ms. Woertz, Mr. Luciano, Mr. Young and Mr. Taets, vesting accelerates in full upon the death of the award recipient or a change-in-control of our company and continues in accordance with the original vesting schedule (subject to satisfaction of the applicable performance conditions) if employment ends as a result of disability or retirement. If employment ends for other reasons, unvested units are forfeited. In addition, if an award recipient participates in certain conduct that is unlawful or detrimental to our company as specified in the performance share unit award agreement or there is a material negative revision of a financial or operating measure on the basis of which incentive compensation was awarded or paid, the recipient’s right to receive shares in settlement of units immediately terminates, outstanding units will be forfeited, and if shares have been issued or the cash value paid in settlement of vested units, then such cash value or any shares that have been issued must be returned to us or the recipient must pay us the amount of the shares’ fair market value as of the date the units vested.

The amount of compensation payable to each named executive officer in various termination and change-in-control scenarios is listed in the tables below. Unless otherwise indicated, the amounts listed are calculated based on the assumption that the named executive officer’s employment was terminated or that a change-in-control occurred on December 31, 2014.

P. A. Woertz

We entered into Terms of Employment with Ms. Woertz, our Chairman, when she joined our company. In recognition of the January 1, 2015 change in her position with our company, and in keeping with our practice of having no employment contracts for senior executives, on February 11, 2015, Ms. Woertz and the company terminated the Terms of Employment. Ms. Woertz is, therefore, an “at will” employee, subject to the benefits and policies afforded to other senior executives of our company. In accordance with SEC proxy disclosure rules, which require disclosures as if a termination of employment or a change-in-control occurred as of the last day of the most recent fiscal year, the following table and accompanying narrative lists and describes the potential payments and benefits that would have been payable to Ms. Woertz assuming a termination of employment or change-in-control occurred on December 31, 2014, when her Terms of Employment would have been in full force and effect.

Benefits and Payments upon Termination	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)		Voluntary Termination without Good Reason or Involuntary Termination with Cause ($)	Change in Control ($)		Involuntary Termination without Cause Or Voluntary Termination for Good Reason Related to a Change in Control ($)		Retirement or Disability ($)		Death ($)
Salary	2,800,000	(1)	0	0		4,200,000	(7)	0		0
Bonus	4,900,000	(2)	0	0		7,350,000	(8)	0		0
Health benefits	24,293	(3)	0	0		37,784	(9)	0		0
Vesting of nonvested stock options	13,546,289	(4)	0	19,950,006	(6)	19,950,006	(10)		(13)	19,950,006	(6)
Vesting of nonvested restricted stock awards	11,344,008	(4)	0	17,765,904	(6)	17,765,904	(10)		(13)	17,765,904	(6)
Vesting of nonvested performance stock awards	0	(4)	0	1,600,040	(6)	1,600,040	(10)		(13)	1,600,040	(6)
Severance	255,248	(5)	0	0		376,083	(11)	0		0
Gross-up for excise tax	0		0	0		0	(12)	0		0

(1)	Represents two years’ base salary granted pursuant to Ms. Woertz’s former Terms of Employment.
(2)	Represents two years’ target annual bonus amount granted pursuant to Ms. Woertz’s former Terms of Employment.
(3)	Represents the discounted present value of two years of extended health coverage granted pursuant to Ms. Woertz’s former Terms of Employment, using a discount rate of 3.65%.
(4)	Represents the value of two years of accelerated vesting of stock options, restricted stock units and performance share units pursuant to Ms. Woertz’s former Terms of Employment. The amount shown with respect to stock options was calculated by multiplying the number of shares as to which accelerated vesting occurs with respect to options that were “in the money” as of December 31, 2014 by the difference between $52.00, the closing sale price of a share of our common stock on the New York Stock Exchange (“NYSE”) on December 31, 2014, and the exercise price of the applicable stock option. The amount shown with respect to restricted stock units was calculated by multiplying the number of shares as to which accelerated vesting occurs by $52.00, the closing sale price of a share of our common stock on the NYSE on December 31, 2014. The amount shown with respect to performance share unit awards was calculated by multiplying the number of units that are considered to have been “earned” and as to which accelerated vesting would occur by $52.00, the closing sale price of a share of our common stock on the NYSE on December 31, 2014. There were no performance share unit awards that were considered to have been earned as of December 31, 2014.
(5)	Severance payment granted pursuant to Ms. Woertz’s former Terms of Employment. Represents two years’ of pay credits under the cash balance formula for both the Retirement and Supplemental Plans, with pay credits determined considering both base pay and target bonus. The Supplemental Plan calculates a benefit payable six months following separation from service and, accordingly, this balance is discounted to a present value using a discount rate of 3.70%.
(6)	Pursuant to the terms of the stock option, restricted stock units and performance share unit award agreements under the 2002 Incentive Compensation Plan and the 2009 Incentive Compensation Plan, vesting and exercisability of these equity awards are accelerated in full upon a change in control or death. The amount shown with respect to stock options was calculated with respect to options that were “in the money” as of December 31, 2014 and was determined by multiplying the number of shares subject to each option as to which accelerated vesting occurs by the difference between $52.00, the closing sale price of a share of our common stock on the NYSE on December 31, 2014, and the exercise price of the applicable stock option. The amount shown with respect to restricted stock units and performance share units was calculated by multiplying the number of shares as to which accelerated vesting occurs by $52.00, the closing sale price of a share of our common stock on the NYSE on December 31, 2014. All performance share unit awards are assumed to have been earned in full for purposes of this column.
(7)	Represents three years’ base salary granted pursuant to Ms. Woertz’s former Terms of Employment.
(8)	Represents three years’ target annual bonus amount granted pursuant to Ms. Woertz’s former Terms of Employment.
(9)	Represents discounted present value of three years of extended health coverage granted pursuant to Ms. Woertz’s former Terms of Employment, using a discount rate of 3.65%.
(10)	See note (6) to this table for effect of change in control on equity awards pursuant to the terms of the award agreements. In addition, Ms. Woertz’s former Terms of Employment provide that vesting and exercisability of all equity awards are accelerated in full upon an involuntary termination of employment without cause or a voluntary termination of employment for good reason which, in either case, occurs prior to and in connection with a change in control of within two years after a change in control.
(11)	Severance payments grated pursuant to Ms. Woertz’s former Terms of Employment. Represents three years’ of pay credits under the cash balance formula calculated in the same manner as described in note (5) to this table.

(12)	No payment would be treated as an excess parachute if termination had occurred on December 31, 2014.
(13)	Pursuant to the terms of the stock option, restricted stock unit and performance share unit award agreements under the 2002 incentive Compensation Plan and the 2009 incentive Compensation Plan, vesting of these equity awards continues after termination of employment due to disability or retirement.

Upon an involuntary termination of Ms. Woertz’s employment by the board without cause or the voluntary termination by Ms. Woertz of her employment for good reason in circumstances that are unrelated to a change-in-control of our company, the Terms of Employment provided for Ms. Woertz to receive payments equal to two years’ base salary plus target annual bonus paid in equal installments on the regular payroll schedule, two years of continuation coverage under the company’s benefit plans, two years of accelerated vesting of equity awards, and two years’ credit with respect to age, service and covered compensation for purposes of calculating pension benefits. Upon an involuntary termination of Ms. Woertz’s employment by the board of directors without cause or the voluntary termination by Ms. Woertz of her employment for good reason that occurs prior to and in connection with, or within two years following, a change-in-control of our company, the Terms of Employment provided for Ms. Woertz to receive a lump-sum payment equal to three years’ base salary plus target annual bonus, accelerated vesting of all outstanding equity awards, three years of continuation coverage under our benefit plans, three years’ credit with respect to age, service and covered compensation for purposes of calculating pension benefits, gross-up for any excise tax payable under Internal Revenue Code Section 280G, and other terms and provisions to be developed with the board.

J. R. Luciano, R. G. Young, D. C. Findlay and J. D. Taets

The following table lists the potential payments and benefits upon termination of employment or change in control of our company for our named executive officers (other than P. A. Woertz). These payments and benefits are provided under the terms of agreements involving equity compensation awards.

Name	Benefits and Payments upon Termination	Voluntary Termination ($)	Involuntary Termination without Cause ($)		Termination for Cause ($)	Change in Control ($)		Disability ($)	Death ($)		Retirement ($)
J. R. Luciano	Vesting of nonvested stock options	0	0		0	8,818,702	(1)	(4)	8,818,702	(1)	(6)
	Vesting of nonvested restricted stock unit awards	0	0		0	8,619,104	(1)	(4)	8,619,104	(1)	(6)
	Vesting of nonvested performance share unit awards	0	0		0	820,040	(2)	(5)	820,040	(2)	(6)

R. G. Young	Vesting of nonvested stock options	0	0		0	5,329,624	(1)	(4)	5,329,624	(1)	(6)
	Vesting of nonvested restricted stock unit awards	0	0		0	5,681,312	(1)	(4)	5,681,312	(1)	(6)
	Vesting of nonvested performance share unit awards	0	0		0	500,032	(2)	(5)	500,032	(2)	(6)

D.C. Findlay	Vesting of nonvested stock options	0	1,219,518	(7)	0	2,408,896	(1)	(4)	2,408,896	(1)	(6)
	Vesting of nonvested restricted stock unit awards	0	4,519,164	(7)	0	5,946,252	(1)	(4)	5,946,252	(1)	(6)
	Vesting of nonvested performance share unit awards	0	0		0	0		0	0		0

J. D. Taets	Vesting of nonvested stock options	0			0	1,997,788	(1)	(4)	1,997,788	(1)	(6)
	Vesting of nonvested restricted stock unit awards	0			0	2,324,296	(1)	(4)	2,324,296	(1)	(6)
	Vesting of nonvested performance share awards	0			0	220,012	(2)(3)	(5)	220,012	(2)(3)	(6)

(1)

Pursuant to the terms of the stock option and restricted stock unit award agreements under the 2002 Incentive Compensation Plan and 2009 Incentive Compensation Plan, vesting and exercisability of these equity awards are accelerated in full upon a change-in-control or death. The amount shown with respect to stock options was calculated with respect to options that were “in the money” as of December 31, 2014 and was determined by multiplying the number of shares subject to each option as to which accelerated vesting occurs by the difference between $52.00, the closing sale price of a share of our common stock on the NYSE on December 31, 2014, and the exercise price of the applicable stock option. The amount shown with respect to restricted stock units was calculated by multiplying the number of shares as to which accelerated vesting occurs by $52.00, the closing sale price of a share of our common stock on the NYSE on December 31, 2014.
(2)	Pursuant to the terms of a 2013 performance share unit award agreement under the 2009 Incentive Compensation Plan, vesting of these performance share units is accelerated in full upon a change in control or death. The value of these 2013 performance share units was calculated by multiplying the number of shares by $52.00, the closing sale price of a share of our common stock on the NYSE on December 31, 2014.
(3)	This named executive officer also is party to a 2012 performance share unit award agreement under the 2009 Incentive Compensation Plan which provides that the performance share units are forfeited upon a termination for any reason or a change in control prior to the vesting date. As such, no value has been calculated for the 2012 performance share unit award.
(4)	Pursuant to the terms of the stock option and restricted stock unit award agreements under the 2002 Incentive Compensation Plan and 2009 Incentive Compensation Plan, vesting of these equity awards generally continues on the same schedule after retirement or termination of employment due to disability.
(5)	Pursuant to the terms of a 2013 performance unit award agreement under the 2009 Incentive Compensation Plan, vesting of such awards generally continues on the same schedule after retirement or termination of employment due to disability, and the number of shares issuable in settlement of the vested units will be a function of the company’s performance for the relevant performance periods. Pursuant to the terms of a 2012 performance share unit award agreement under the 2009 Incentive Compensation Plan to Mr. Taets, the performance share units are forfeited upon a termination for any reason prior to the vesting date.
(6)	Because this named executive officer is not yet eligible for retirement under the terms of the ADM Retirement Plan, no current termination of employment would be considered “retirement” under any of the applicable equity-based compensation plans.
(7)	In accordance with commitments made at the time of Mr. Findlay’s hiring, his 2013 stock option and restrictive stock unit awards are accelerated in full if his employment is terminated by us for reasons other than gross misconduct or by him for good reason. The amounts shown were calculated in the manner described in note (1) above.

Director Compensation for Fiscal Year 2014

Our standard compensation for non-employee directors consists of an annual retainer which was increased from $250,000 to $275,000 during 2014. With respect to the current $275,000 annual retainer, $150,000 must be paid in stock units pursuant to our Stock Unit Plan for Non-Employee Directors. The remaining portion of the annual retainer may be paid in cash, stock units, or a combination of both, at the election of each non-employee director. Each stock unit is deemed for valuation and bookkeeping purposes to be the equivalent of a share of our common stock. In addition to the annual retainer, our Lead Director receives a stipend in the amount of $25,000, the chairman of the Audit Committee receives a stipend in the amount of $20,000, the chairman of the Compensation/Succession Committee receives a stipend in the amount of $20,000, and the chairman of the Nominating/Corporate Governance Committee receives a stipend in the amount of $15,000. All such stipends are paid in cash. We do not pay fees for attendance at board and committee meetings. Directors are reimbursed for out-of-pocket traveling expenses incurred in attending board and committee meetings. Directors may also be provided with certain perquisites from time-to-time.

Stock units are credited to the account of each non-employee director on a quarterly basis in an amount determined by dividing the quarterly amount of the retainer to be paid in stock units by the fair market value of a share of our common stock on the last business day of that quarter, and are fully-vested at all times. As of any date on which cash dividends are paid on our common stock, each director’s stock unit account is also credited with stock units in an amount determined by dividing the dollar value of the dividends that would have been paid on the stock units in that director’s account had those units been actual shares by the fair market value of a share of our stock on the dividend payment date. For purposes of this plan, the “fair market value” of a share of our common stock on any date is the average of the high and low reported sales prices for our stock on the New York Stock Exchange on that date. Each stock unit is paid out in cash on the first business day following the earlier of (i) five years after the end of the calendar year that includes the quarter for which that stock unit was credited to the director’s account, and (ii) when the director ceases to be a member of our board. The amount to be paid will equal the number of stock units credited to a director’s account multiplied by the fair market value of a share of our stock on the payout date. A director may elect to defer the receipt of these payments in accordance with the plan.

The following table summarizes compensation provided to each non-employee director for services provided during Fiscal Year 2014.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
A. Boeckmann	0	266,667	95,000	(3)	361,667
M. H. Carter	12,500	266,667	0		279,167
T. K. Crews	145,000	141,667	0		286,667
P. Dufour	125,000	141,667	0		266,667
D. E. Felsinger	18,750	266,667	0		285,417
A. Maciel	140,000	141,667	0		281,667
P. J. Moore	125,000	141,667	0		266,667
T. F. O’Neill	125,000	141,667	0		266,667
F. Sanchez	62,500	100,000	0		162,500
D. Shih	125,000	141,667	0		266,667
K. R. Westbrook	145,000	141,667	19,650	(3)	306,317

(1)	As described above, $150,000 of the current annual retainer of $275,000 is paid in stock units, which are reported in the “Stock Awards” column. In addition, our directors may elect to receive the remaining portion of the annual retainer in the form of cash, stock units or a combination of both. For Fiscal Year 2014, Mr. Boeckmann, Ms. Carter and Mr. Felsinger each elected to receive his or her entire annual retainer in the form of stock units.
(2)	The amounts set forth in this column represent the grant date fair value of stock unit grants to each of the listed directors computed in accordance with the provisions of FASB ASC Topic 718. Each of the listed directors is a nonemployee director and the fair value of services provided by each director has been used to calculate the number of stock units credited to each director by dividing the quarterly fair value of the services provided by the fair market value of a share of our company’s common stock on the last business day of the quarter. For purposes of this plan, the “fair market value” of a share of our common stock on any date is the average of the high and low reported sales prices for our stock on the New York Stock Exchange on that date. The fair value of services provided by each of the directors has been determined to be $68,750 per quarter. The aggregate number of stock units credited to the account of each non-employee director as of December 31, 2014 (including mandatory stock unit grants, voluntary elections to receive stock units and the deemed reinvestment of dividends) was as follows:

Name	Number of Stock Units at 12/31/14
A. Boeckmann	19,810
M. H. Carter	134,511
T. Crews	13,579
P. Dufour	17,952
D. E. Felsinger	42,821
A. Maciel	31,405
P. J. Moore	53,493
T. F. O’Neill	37,508
F. Sanchez	1,309
D. Shih	6,603
K. R. Westbrook	50,685

(3)	Consists solely of charitable gifts pursuant to the company’s matching charitable gift program which is available to substantially all employees.

Director Stock Ownership Guidelines

Our company has guidelines regarding ownership of shares of our common stock by our non-employee directors. These guidelines call for non-employee directors to own shares of common stock (including stock units issued pursuant to the Stock Unit Plan for Non-Employee Directors) over time with a fair market value of not less than three times the amount of the maximum cash portion of the annual retainer. Application of these guidelines will consider the time each director has served on our board of directors, as well as stock price fluctuations that may impact the achievement of the three times cash retainer ownership guidelines.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Equity Compensation Plans Approved by Security Holders	14,831,588	(1)	$30.72	(2)	17,317,595	(3)
Equity Compensation Plans Not Approved by Security Holders	0		0		0
Total	14,831,588	(1)	$30.72	(2)	17,317,595	(3)

(1)	Consists of 4,174,525 shares to be issued upon exercise of outstanding options pursuant to the company’s 2002 Incentive Compensation Plan; 3,253,895 shares to be issued upon vesting of outstanding restricted stock units, 296,812 shares to be issued upon vesting of outstanding performance share units and 6,939,216 shares to be issued upon exercise of outstanding options pursuant to the company’s 2009 Incentive Compensation Plan; and 167,140 shares to be issued upon exercise of outstanding options pursuant to the ADM International Limited Savings-Related Share Options Scheme, all as of December 31, 2014. The ADM International Limited Savings-Related Share Option Scheme is a program whereby employees in the United Kingdom can save through payroll deductions and have the option to purchase shares at a predetermined, discounted price at a point in time in the future. The number of shares to be issued with respect to performance share unit awards is dependent on the degree to which applicable performance conditions are satisfied.
(2)	Weighted-average exercise price for outstanding stock options. There is no exercise price associated with outstanding restricted stock units and performance share units.
(3)	Consists of 17,317,595 shares available for issuance pursuant to our 2009 Incentive Compensation Plan as of December 31, 2014. Benefits which may be granted under the 2009 Incentive Compensation Plan are options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and cash-based awards.

Our company does not have any equity compensation plans that have not been approved by our stockholders.

Report of the Audit Committee

The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders relating to the Company’s (i) financial statements and the financial reporting process, (ii) preparation of the financial reports and other financial information provided by the Company to any governmental or regulatory body, (iii) systems of internal accounting and financial controls, (iv) internal audit functions, (v) annual independent audit of the Company’s financial statements, (vi) major risk exposures, (vii) legal compliance and ethics programs as established by management and the Board, (viii) related-party transactions, and (ix) performance of the compliance function.

The Audit Committee assures that the corporate information gathering, analysis and reporting systems developed by management represent a good faith attempt to provide senior management and the Board of Directors with information regarding material acts, events, and conditions within the Company. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor. The Audit Committee ensures that the Company establishes, resources, and maintains a professional internal auditing function and that there are no unjustified restrictions or limitations imposed on such function. The Audit Committee reviews the effectiveness of the internal audit function and reviews and approves the actions relating to the General Auditor, including performance appraisals and related base and incentive compensation. The Audit Committee is comprised of five independent directors, all of whom are financially literate and one of whom (T. K. Crews, the Chairman) has been determined by the Board of Directors to be an “audit committee financial expert’ as defined by the Securities and Exchange Commission (“SEC”).

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the annual report with management, including a discussion of the quality — not just the acceptability — of the accounting principles, the reasonableness of significant judgments, the development and selection of the critical accounting estimates, and the clarity of disclosures in the financial statements. Also, the Audit Committee discussed with management education regarding compliance with the policies and procedures of the Company as well as federal and state laws.

The Audit Committee reviewed and discussed with the independent auditor, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the effectiveness of the Company’s internal control over financial reporting, and the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB, including their judgment as to the quality — not just acceptability — of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the auditor’s independence from management and the Company. The Audit Committee has adopted an Audit and Non-audit Services Pre-Approval Policy and considered the compatibility of non-audit services with the independent auditor’s independence. The Audit Committee recommended to the Board of Directors (and the Board of Directors approved) a hiring policy related to current and former employees of the independent auditor.

The Committee discussed the Company’s major risk exposures, the steps management has taken to monitor and control such exposures, and guidelines and policies to govern the Company’s risk assessment and risk management processes.

The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal audit function and the Company’s independent auditor. The Audit Committee discussed with the internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the accounting and financial controls, and the overall quality of the Company’s financial reporting. The Audit Committee met individually with members of management in executive session. The Audit Committee held nine meetings during fiscal year 2014.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Each year, the Audit Committee evaluates the qualifications, performance and independence of the Company’s independent auditor and determines whether to re-engage the current independent auditor. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditor, the auditor’s global capabilities and the auditor’s technical expertise and knowledge of the Company’s operations and industry. Based on this evaluation, the Audit Committee has appointed Ernst & Young LLP as independent auditor for the fiscal year ending December 31, 2015. The members of the Audit Committee and the Board believe that, due to Ernst & Young LLP’s knowledge of the Company and of the industries in which the Company operates, it is in the best interests of the Company and its stockholders to continue retention of Ernst & Young LLP to serve as the Company’s independent auditor. Although the Audit Committee has the sole authority to appoint the independent auditors, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

T. K. Crews, Chairman
P. Dufour
A. Maciel
P. J. Moore
F. Sanchez

Review and Approval of Certain Relationships and Related Transactions

Various policies and procedures of our company, including our Code of Conduct, our bylaws, the charter of the Nominating/Corporate Governance Committee and annual questionnaires completed by all of our directors and executive officers, require disclosure of and otherwise identify to the company transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules as “related person transactions” between our company or its subsidiaries and related persons. For these purposes, a related person is a director, executive officer, nominee for director, or 5% stockholder of the company since the beginning of the last fiscal year and their immediate family members.

Although the company’s processes vary with the particular transaction or relationship, in accordance with our Code of Conduct, directors, executive officers and other company employees are directed to inform appropriate supervisory personnel as to the existence or potential existence of such a transaction or relationship. To the extent a related person is involved in the relationship or has a material interest in the transaction, the company’s practice, although not part of a written policy, is to refer consideration of the matter to the board or the Audit Committee. The transaction or relationship will be evaluated by the board or the committee, which will approve or ratify it if it is determined that the transaction or relationship is fair and in the best interests of the company. Generally, transactions and series of related transactions of less than $120,000 are approved or ratified by appropriate company supervisory personnel and are not approved or ratified by the board or a committee thereof.

Certain Relationships and Related Transactions

During the fiscal year ended 2014, none of our directors or executive officers was a participant in or had a relationship regarded as a related person transaction, as considered under applicable regulations of the SEC.

Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the company’s financial statements. The Audit Committee has appointed Ernst & Young LLP as our company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Ernst & Young LLP, or its predecessor firms, has served as our independent registered public accounting firm for more than 50 years.

The Audit Committee is responsible for the audit fee negotiations associated with our company’s retention of Ernst & Young LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be regular rotation of the independent registered public accounting firm. In conjunction with the required rotation of Ernst & Young LLP’s lead engagement partner, the Audit Committee and its Chairman are directly involved in the selection of Ernst & Young LLP’s new lead engagement partner.

We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, our board is submitting the selection of Ernst & Young LLP to our stockholders as a matter of good corporate practice. The members of the Audit Committee, and the board, believe that the continued retention of Ernst & Young LLP to serve as the company’s independent registered public accounting firm is in the best interests of our company and its stockholders. Representatives of Ernst & Young LLP will attend the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Proxies solicited by the Board will be so voted unless stockholders specify a different choice.

Fees Paid to Independent Auditors

The following table shows the aggregate fees paid to Ernst & Young LLP by us for the services it rendered during the fiscal years ended December 31, 2014 and December 31, 2013.

	Amount ($)
Description of Fees	FY2014	FY2013
Audit Fees(1)	$14,802,000	$13,986,000
Audit-Related Fees(2)	1,720,000	1,635,000
Tax Fees(3)	1,365,000	539,000
All Other Fees	—	—
Total	$17,887,000	$16,160,000

(1)	Includes fees for audit of annual financial statements, reviews of the related quarterly financial statements, audit of the effectiveness of our company’s internal control over financial reporting, certain statutory audits, and SEC filings.
(2)	Includes fees for accounting and reporting assistance and audit-related work in connection with employee benefit plans of our company.
(3)	Includes fees related to tax planning advice, tax return preparation, and expatriate tax services.

Audit Committee Pre-Approval Policies

The Audit Committee has adopted an Audit and Non-audit Services Pre-Approval Policy. This policy provides that audit services engagement terms and fees, and any changes in such terms or fees, are subject to the specific pre-approval of the Audit Committee. The policy further provides that all other audit services, audit-related services, tax services, and permitted non-audit services are subject to pre-approval by the Audit Committee. All of the services Ernst & Young LLP performed for us during FY 2014 and FY2013 were pre-approved by the Audit Committee.

Proposal No. 3 — Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act, the following proposal provides our stockholders with an opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement. In considering your vote, you may wish to review the “Compensation Discussion and Analysis” discussion herein, which provides details as to our compensation policies, procedures and decisions regarding the named executive officers, as well as the Summary Compensation Table and other related compensation tables, notes and narrative disclosures in this proxy statement. This vote is not intended to address any specific element of our executive compensation program, but rather the overall compensation program for our named executive officers.

The Compensation/Succession Committee, which is comprised entirely of independent directors, and our board of directors believe that the executive compensation policies, procedures and decisions made with respect to our named executive officers are competitive, are based on our pay-for-performance philosophy, and are focused on achieving our company’s goals and enhancing stockholder value.

Accordingly, for the reasons discussed above and in the “Compensation Discussion and Analysis” section of this proxy statement, the board asks our stockholders to vote FOR the adoption of the following resolution to be presented at the Annual Meeting of Stockholders held in 2015:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section, the compensation tables, and the related narrative disclosure in this Proxy Statement.

Although this advisory vote is not binding on our board of directors, the board and the Compensation/Succession Committee will review and expect to take into account the outcome of the vote when considering future executive compensation decisions.

The board of directors will include an advisory vote on executive compensation at each annual meeting of stockholders until the next required vote on the frequency of stockholder votes on executive compensation. The next advisory vote on executive compensation will be held at the annual meeting of stockholders following the fiscal year ending December 31, 2015.

The Board of Directors recommends that you vote FOR the approval of the advisory resolution on the compensation of our company’s named executive officers, as disclosed in this proxy statement. Proxies solicited by the Board will be so voted unless stockholders specify a different choice.

Proposal No. 4 — Reapproval of the Material Terms of Our Incentive Compensation Plan for Purposes of Section 162(m) of the Internal Revenue Code

Introduction

We are asking our stockholders to reapprove the material terms of our 2009 Incentive Compensation Plan (the “Incentive Compensation Plan”) in order to preserve our ability to deduct, for federal income tax purposes, compensation paid under the Incentive Compensation Plan to certain of our executive officers that otherwise qualifies as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). We are not proposing any increase in the number of shares available for issuance under the Incentive Compensation Plan or any other changes to the terms of the Incentive Compensation Plan. Both the annual cash incentive awards and the long-term equity incentive awards that we provide to our executive officers are provided under the Incentive Compensation Plan.

Section 162(m) generally does not allow a publicly-held company to obtain a federal income tax deduction for compensation of more than $1,000,000 paid in any year to certain “covered employees” unless the compensation qualifies as “performance-based” under Section 162(m). Under Section 162(m), the group of “covered employees” as of the end of any taxable year consists of a company’s chief executive officer and its three other most highly compensated executive officers, other than the chief financial officer.

Various requirements must be satisfied in order to qualify compensation paid to covered employees as performance-based compensation within the meaning of Section 162(m). One such requirement is that the company’s stockholders must approve the material terms of the plan under which the performance-based compensation is provided, which include a general description of the employees eligible to receive compensation under the plan, a description of the business criteria on which any performance goals are to be based, and the maximum amount of compensation that could be paid to any employee if the applicable performance goals are attained. Section 162(m) also requires periodic reapproval by the stockholders of these material terms if, as is the case with the Incentive Compensation Plan, the compensation committee has the authority to change the performance targets from one performance period to the next.

As a result, we are asking our shareholders to reapprove the material terms of the Incentive Compensation Plan as set forth in the Plan Description section below. In light of the timing of this stockholder vote, annual cash incentive target awards for the 2015 performance period that have been established under the Incentive Compensation Plan with respect to our covered employees have been made subject to stockholder reapproval of the material terms of the Incentive Compensation Plan. If our stockholders do not reapprove the material terms of the Incentive Compensation Plan, our Compensation/Succession Committee (“Committee”) will consider whether any alternative annual cash incentive compensation arrangements for the covered employees would be appropriate under the circumstances.

The Board of Directors recommends that you vote FOR the proposal to reapprove the material terms of the Incentive Compensation Plan.

Plan Description

The following description of the Incentive Compensation Plan is only a summary of its material terms, including the material terms for purposes of Section 162(m), and is qualified in its entirety by reference to the full text of the Incentive Compensation Plan, which has been filed as Appendix B to the definitive proxy statement for our 2015 Annual Meeting that we have filed with the SEC and is available at the SEC’s website, www.sec.gov.

Types of Awards and Number of Shares. The types of awards that may be granted under the Incentive Compensation Plan include incentive and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, performance shares and performance share units, performance units, cash-based awards and other stock-based awards.

The total number of shares of common stock of the company available for distribution under the Incentive Compensation Plan is 30,000,000, plus the number of shares that remained available for grant under the company’s Amended and Restated 2002 Incentive Plan (the “2002 Plan”) on the effective date of the Incentive Compensation Plan. Of this number of shares, no more than 15,000,000 may be granted in the form of awards other than options or stock appreciation rights, and no more than 30,000,000 can be subject to incentive stock options. These limits are subject to adjustment for future stock splits, stock dividends, and similar changes in the capitalization of the company.

Eligibility to Participate. All non-employee directors of the company and all employees of and qualified consultants and advisers to the company and its affiliated entities are eligible to receive awards under the Incentive Compensation Plan. As of March 12, 2015, there were approximately 33,000 employees of the Company and its subsidiaries, 11 non-employee directors of the Company and an indeterminate number of consultants and advisors who would be eligible to receive awards under the Incentive Compensation Plan. Although not necessarily indicative of future awards under the Incentive Compensation Plan, as of the same date, approximately 2,423 of the eligible employees (including all of the executive officers), none of the non-employee directors and no consultants or advisors have been granted awards under the Incentive Compensation Plan. The Committee selects award recipients in its discretion from among eligible individuals.

Individual Award Limits. No participant may receive in any fiscal year of the company awards under the Incentive Compensation Plan that exceed the following limitations: (i) no more than 2,000,000 shares subject to stock option awards; (ii) no more than 2,000,000 shares subject to stock appreciation rights awards; (iii) no more than 1,000,000 shares subject to restricted stock and restricted stock unit awards; (iv) no more than 1,000,000 shares subject to performance share and performance share unit awards; (v) no performance unit awards with a maximum aggregate pay-out in excess of $10,000,000; (vi) no cash-based awards with a maximum aggregate pay-out in excess of $10,000,000; (vii) and no other stock-based awards covering more than 1,000,000 shares or with a maximum aggregate pay-out in excess of $10,000,000.

Performance Criteria. With respect to awards intended to qualify as performance-based compensation for purposes of Section 162(m), the performance goals to which such awards are subject must be based on one or any combination of two or more of the following criteria: earnings per share; net income before or after taxes; return on assets, net assets, equity, investment or capital; cash flow, cash flow per share and cash flow return on investments (net cash flows divided by owners’ equity); earnings before or after any one or more of taxes, interest, depreciation and amortization; gross revenues; and share price (including, but not limited to, growth measures and total stockholder return). The performance criteria selected may be applied on an absolute or comparative basis, and may relate to performance by the company or any subsidiary, affiliate, division or business unit of the company. The Committee may define the manner of calculating the performance criteria it chooses to use in any performance period, which may include adjustments to such criteria as otherwise defined in U.S. generally accepted accounting principles.

Share Counting and Recycling. Any shares subject to an award under the Incentive Compensation Plan, or to an award under the 2002 Plan that remained outstanding on the effective date of the Incentive Compensation

Plan, that is forfeited, cancelled, settled in cash or otherwise terminated will, to the extent of such forfeiture, cancellation, cash settlement or termination, again be available for award under the Incentive Compensation Plan. However, shares delivered by a participant or withheld by the company to satisfy the purchase price of an option or a tax withholding obligation in connection with any form of award, and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right will not be available for grant again under the Incentive Compensation Plan. Shares subject to Incentive Compensation Plan awards granted in substitution for outstanding awards granted by another entity prior to its acquisition by the company (“substitute awards”) will not count against the maximum number of shares available for grant under the Incentive Compensation Plan.

Administration. The Incentive Compensation Plan may be administered by the Committee or a subcommittee of the Committee, which shall consist of two or more directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, “outside directors” for purposes of Section 162(m), and “independent directors” under the rules of the New York Stock Exchange. Subject to the provisions of the Incentive Compensation Plan, the Committee will have the power to make awards under the Incentive Compensation Plan and to determine when and to whom awards will be granted, and the form, amount, and other terms and conditions of each award. The Committee will have the authority to interpret the Incentive Compensation Plan and any award or agreement made under the Incentive Compensation Plan; to establish, amend, waive, and rescind any rules and regulations relating to the administration of the Incentive Compensation Plan; to determine the terms and provisions of any agreements entered into under the Incentive Compensation Plan; and to make all other determinations necessary or advisable for the administration of the Incentive Compensation Plan. In addition, the board of directors of the company may delegate authority to officers of the company to grant and administer option grants under the Incentive Compensation Plan to participants (other than themselves) who are not officers or directors of the company subject to the requirements of Section 16 of the Securities Exchange Act of 1934. With respect to participants outside the United States, the Committee also has the authority under the Incentive Compensation Plan to modify the terms of awards held by such participants, establish subplans for such participants, and take other actions in order to comply with the laws of other countries or the requirements of foreign securities exchanges.

Terms of Awards. Awards under the Incentive Compensation Plan are to be evidenced by written or electronic agreements containing the terms and conditions of the awards, consistent with the requirements of the Incentive Compensation Plan. Such agreements may be amended unilaterally by the company (with the approval of the Committee) unless any such amendment would materially impair the rights of participants, in which case the consent of the participants would be required. In addition, no option or stock appreciation rights award agreement may be amended to decrease the applicable option price or base price, be cancelled in exchange for cash, a new option or stock appreciation rights award with a lower option price or base price or another form of award, or be subject to any other action that would constitute a “repricing” of an option or stock appreciation right for accounting purposes, without the prior consent of the company’s stockholders. The Committee may provide in award agreements for the forfeiture of awards or the recovery of amounts paid or shares issued pursuant to awards upon the termination of a participant’s employment for cause, a participant’s breach of restrictive covenants or a participant’s conduct that is detrimental to the company.

The Incentive Compensation Plan includes the following provisions governing the terms of awards generally, and the specific forms of awards authorized under the Incentive Compensation Plan.

Term and Minimum Vesting Period. The Committee determines the term of each award, but in no event may the term of an award be longer than ten years after the date of grant. Awards other than stock options and stock appreciation rights that vest solely as a result of the passage of time and continued service by the participant will be subject to a vesting period of not less than three years from the grant date, with pro rata vesting and limited exceptions permitted. Awards other than stock options and stock appreciation rights whose vesting is subject to the satisfaction of performance goals over a performance period will be subject to a performance period of not less than one year from the grant date, with limited exceptions. The permitted exceptions generally involve a termination of employment due to death, disability or retirement, a change in control, awards in payment of previously earned compensation, substitute awards and awards involving an aggregate number of shares not exceeding 5% of the Incentive Compensation Plan’s share reserve.

Transferability. During the lifetime of a participant to whom an award is granted, only such participant (or, if so provided in the applicable agreement in the case of a nonqualified stock option or a stock appreciation right, a permitted transferee as hereafter described) may exercise an option or stock appreciation right or receive payment with respect to any other award. No award (other than an award of stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so will not be effective, except that (a) an award may be transferable to a successor in the event of a participant’s death, (b) a nonqualified stock option may be transferable pursuant to a qualified domestic relations order, and (c) an award agreement may provide that a nonqualified stock option or a stock appreciation right may be transferable to members of the participant’s immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, so long as the participant receives no consideration for the transfer. The transfer of a nonqualified stock option may be subject to such other terms and conditions as the Committee may determine.

Incentive and Nonqualified Stock Options. Both incentive and nonqualified stock options may be granted to participants at such exercise prices as the Committee, or the officers delegated authority to grant and administer options by the board of directors, may determine, but the exercise price for any option may not be less than 100% of the fair market value (as defined in the Incentive Compensation Plan) of a share of common stock of the company as of the date the option is granted, except in the case of substitute awards. The closing sale price of a share of common stock of the company on the New York Stock Exchange on March 12, 2015 was $46.64 per share.

Stock options may be granted and exercised at such times as the Committee, or the officers delegated authority to grant and administer options by the board of directors, may determine, except that (a) incentive stock options may be granted only to employees, (b) no incentive stock options may be granted more than ten years after the effective date of the Incentive Compensation Plan, (c) an option shall not be exercisable more than ten years after the date of grant, and (d) the aggregate fair market value of the shares with respect to which incentive stock options granted under the Incentive Compensation Plan and any other plan of the company first become exercisable in any calendar year for any employee may not exceed the $100,000 maximum amount permitted under Code Section 422(d). Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of stock of the Company.

The purchase price payable upon exercise of options may be paid in cash, or, if the Committee permits, by delivering stock already owned by the participant (the fair market value of the shares delivered on the date of exercise being equal to the option price of the stock being purchased), or by a combination of cash and such stock, unless otherwise provided in the related agreement. The Committee may also allow payment (a) in the form of an authorization to the company to withhold from the total number of shares of common stock as to which the option is being exercised the number of shares having a fair market value on the date of exercise equal to the aggregate option price for the total number of shares as to which the option is being exercised, (b) in the form of an irrevocable authorization to a third party with whom the participant has a brokerage or similar relationship to sell the shares acquired upon exercise of the option and use the sale proceeds to pay the purchase price, or (c) by any other means that the Committee determines to be consistent with the Incentive Compensation Plan’s purpose and applicable law.

Upon the termination of a participant’s employment, the unvested portions of all of the participant’s options will be forfeited, and a limited period of time after termination will be provided during which the vested portions of the options may be exercised. This period will be one year after termination if employment ends because of the participant’s death, and three months after termination if employment ends for any other reason. These periods may not, in any case, extend beyond the expiration date of an option, and may be varied by the terms of the applicable award agreements.

Stock Appreciation Rights. The value of a stock appreciation rights award granted to a participant is determined by the appreciation in the number of shares of common stock of the company subject to the award during its term, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the award is granted. The participant receives all or a portion of the amount by which the fair market value on the date the award is exercised of the number of shares as to which the award is exercised, exceeds a base price for that number of shares as specified by the Committee at the time the award is granted. The base price per share of a stock appreciation rights award must be at least 100% of the fair market value of a share of common stock of the company on the date the stock appreciation rights award is granted, except in the case of substitute awards. A stock appreciation rights award may be granted in connection with a previously or contemporaneously granted option, or independent of any option. A stock appreciation rights award may be paid in cash, shares of common stock of the company or a combination of cash and shares as determined by the Committee. No stock appreciation rights award may be exercised more than ten years after its date of grant. Stock appreciation rights awards may be exercised after a termination of employment in accordance with the same rules applicable to options.

Performance Awards and Cash-Based Awards. Performance shares, performance share units, performance units and cash-based awards entitle the participant to payment in amounts determined by the Committee based upon the achievement of specified performance goals during a specified term. With respect to awards intended to comply with the requirements of Section 162(m), such performance goals will be based on one or any combination of two or more of the performance criteria listed above. Awards that are not intended to comply with Section 162(m) may be based on those or other performance criteria, as determined by the Committee. Each performance share or performance share unit has an initial value equal to the fair market value of a share of common stock of the company on the date of grant, and performance units and cash-based awards shall have values as determined by the Committee.

Payments with respect to earned awards may be made in cash, shares of common stock of the company or a combination of cash and shares as determined by the Committee. Shares issued in payment of earned awards shall have an aggregate fair market value determined as of the last day of the applicable performance period equal to the value of the earned awards to be paid in shares. Unless otherwise provided in an applicable award agreement, a participant will receive a pro rata payout of performance share, performance share unit, performance unit or cash-based awards (based on actual achievement of performance goals during the performance period) if employment ends during the performance period due to death, disability or retirement, but will forfeit all such awards if employment ends for any other reason during the performance period. The Committee may require or permit participants to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Incentive Compensation Plan.

Restricted Stock Awards and Restricted Stock Units. The Committee may grant participants shares of common stock of the company that are subject to such transfer and other restrictions as the Committee may determine, along with a risk of forfeiture or repurchase. The Committee may also grant participants restricted stock units, each of which provides a participant the right to receive a share of common stock of the company after satisfaction of a vesting period, and which are also subject to restrictions and a risk of forfeiture. Awards of restricted stock provide the participant with dividends and voting rights prior to vesting, but the dividends may be made subject to such restrictions and risk of forfeiture as the Committee may determine. Awards of restricted stock units may provide the participant with dividend equivalents prior to vesting, at the discretion of the Committee.

Other Stock-Based Awards. The Committee may also grant other awards that are valued in whole or in part by reference to, or are otherwise based on and/or payable in, shares of common stock of the company. Payments with respect to other stock-based awards may be made in cash, shares of common stock of the company or a combination of cash and shares as determined by the Committee. The Committee has the discretion to determine the terms and conditions of these other stock-based awards so long as they are consistent with the vesting requirements and other provisions of the Incentive Compensation Plan.

Duration of Plan. The Incentive Compensation Plan will remain in effect until all shares of common stock of the company subject to the Incentive Compensation Plan are distributed, or until such earlier date as the Incentive Compensation Plan may be terminated by the board of directors.

Adjustments Due to Changes in Capitalization. In the event of a stock dividend, stock split, or other recapitalization that is considered an “equity restructuring” for accounting purposes, the Committee shall equitably adjust the number and type of securities available for awards under the Incentive Compensation Plan, the number and type of securities and amount of cash subject to outstanding awards, the exercise price or base price of outstanding options and stock appreciation rights, and provisions regarding payment with respect to outstanding awards. The Committee has the discretion to make similar adjustments in connection with other changes in the company’s capitalization, including due to a merger or consolidation. Adjustments in performance targets and goals applicable to outstanding awards may also be made by the Committee upon the occurrence of such events, so long as such adjustments would not cause an award intended to qualify as “performance-based compensation” for purposes of Section 162(m) to fail to do so.

Amendment or Suspension of Plan. The board of directors may amend or suspend the Incentive Compensation Plan, except that no amendment shall be effective without stockholder approval if such approval is required by applicable laws or regulations or the rules of the principal securities exchange on which the company’s common stock is listed (which is currently the New York Stock Exchange). No amendment of the Incentive Compensation Plan shall materially impair the rights of any participant under any award previously granted without the consent of the participant, unless the amendment or modification is made to comply with applicable law, stock exchange rules or accounting rules.

Change of Control. In the event of a dissolution or liquidation of the company, a sale of substantially all of the assets of the company, a merger or consolidation of the company with or into any other corporation, or a statutory share exchange involving capital stock of the company, the Committee has the discretion, but not the obligation, to replace or cancel in exchange for payment outstanding options and stock appreciation rights in accordance with the terms of the Incentive Compensation Plan. The Committee may also specify in award agreements the consequences to an award of a change of control of the company, which is generally defined in the Incentive Compensation Plan to include, in addition to the events described in the preceding sentence, the acquisition by a person or group of 30% or more of the Company’s voting stock and certain changes in the composition of the company’s board of directors.

Federal Tax Considerations

The following is a summary of the principal United States federal income tax consequences to the company and to participants subject to U.S. taxation with respect to awards granted under the Incentive Compensation Plan, based on current statutes, regulations and interpretations.

Incentive Stock Options. If a participant is granted an incentive stock option under the Incentive Compensation Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described below for nonqualified stock options will generally apply.

Nonqualified Stock Options. A participant will have no taxable income, and the company will not be entitled to any related deduction, at the time a nonqualified stock option is granted under the Incentive

Compensation Plan. At the time of exercise of a nonqualified stock option, the participant will realize ordinary income, and the company will be entitled to a corresponding deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the participant will be taxed as a capital gain or loss.

Other Awards. The current federal income tax consequences of other awards authorized under the Incentive Compensation Plan generally follow certain basic patterns. Stock appreciation rights awards are taxed and deductible in substantially the same manner as nonqualified stock options. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Unit type awards (restricted stock units, performance share units and performance units) and cash-based awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Section 162(m). Awards under the Incentive Compensation Plan to the company’s chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) that qualify as “performance-based compensation” for purposes of Section 162(m) will be exempt from the deduction limitation of Section 162(m), thus allowing the company the full tax deduction otherwise permitted for such awards. If the material terms of the Incentive Compensation Plan are reapproved by the company’s stockholders, the Incentive Compensation Plan will enable the Committee to continue grant awards that may qualify as performance-based compensation for purposes of Section 162(m).

Withholding. The Incentive Compensation Plan permits the company to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.

Awards Under the Plan

Because all awards under the Incentive Compensation Plan are discretionary with the Committee, neither the number nor types of future Incentive Compensation Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable. However, as discussed above, annual cash incentive targets for the 2015 performance period that have been established under the Incentive Compensation Plan with respect to our covered employees have been made subject to stockholder reapproval of the material terms of the Incentive Compensation Plan. The following table sets forth the target payout amounts associated with these annual cash incentive target awards to the individuals who were considered covered employees for Section 162(m) purposes as of December 31, 2014:

Name and Current Position	Target Payout ($)
P.A. Woertz Chairman	$2,450,000

J.R. Luciano CEO and President	$1,200,000

D.C. Findlay Senior Vice President, General Counsel & Secretary	$700,000

J.D. Taets Senior Vice President	$550,000

Actual amounts that would be earned and payable pursuant to these target awards assuming stockholder reapproval of the material terms of the Incentive Compensation Plan will be determined in accordance with the process described earlier in this proxy statement under the caption “Compensation Discussion and Analysis — Annual Cash Incentives — How Do We Calculate Annual Cash Incentives?”

As stated above, the material terms of the Incentive Compensation Plan are being submitted for stockholder reapproval so that awards under the Incentive Compensation Plan can continue to qualify for deductibility by the Company under Section 162(m). However, stockholder reapproval of the material terms is only one of several requirements under Section 162(m) that must be satisfied for awards under the Incentive Compensation Plan to qualify as performance-based compensation purposes of Section 162(m), and reapproval of the material terms of the Incentive Compensation Plan by our stockholders should not be viewed as a guarantee that all amounts paid under the Incentive Compensation Plan will, in practice, be deductible by the company.

The Board of Directors recommends a vote FOR the reapproval of the material terms of the Incentive Compensation Plan.

Proposal No. 5 — Independent Board Chairman

Mr. William Steiner, 112 Abbottsford Gate, Piermont, New York 10968, beneficial owner of not less than 500 shares of common stock of the company, has notified the company that he intends to present the following resolution at the annual meeting. The board of directors and the company accept no responsibility for the proposed resolution and supporting statement. As required by Securities and Exchange Commission rules, the resolution and support statement are printed below.

Resolved: Shareholders request that the Board of Directors adopt a policy that the Chair of the Board of Directors shall be an independent director who is not a current or former employee of the company, and whose only nontrivial professional, familial or financial connection to the company or its CEO is the directorship. The policy should be implemented so as not to violate existing agreements and should allow for departure under extraordinary circumstances such as the unexpected resignation of the chair.

When our CEO is our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

This topic is of additional importance for Archer Daniels Midland because our Lead Director, Mollie Hale Carter, CEO of Sunflower Bank, had 18-years long tenure — the longest tenure of any ADM director. Ms. Carter apparently originally joined the ADM board at approximately age 33. GMI Ratings, an independent investment research firm, said long-tenured directors can form relationships that may compromise the director’s independence and therefore hinder the ability to provide effective oversight.

This topic is also important because Patricia Woertz, our Chairman and CEO, was potentially distracted with her directorships at 3 public companies. Plus Ms. Woertz received our highest negative votes and Ms. Carter received our second highest negative votes. This topic won strong shareholder support at our 2014 annual meeting — 47%.

Please vote to protect shareholder value:

Independent Board Chairman — Proposal 5

Recommendation of the Board of Directors AGAINST the Proposal

The Board has carefully considered the above proposal and believes that it is not in the best interests of the Company or its stockholders to deprive the Board of important flexibility by requiring the Chairman of the Board of Directors to be an independent member of the Board.

The Board currently has no policy with respect to the independence of the Chairman of the Board. Ms. Woertz, who served as the Company’s Chairman and Chief Executive Officer until January 1, 2015, currently continues to serve as our Chairman following Mr. Luciano’s appointment as Chief Executive Officer effective as of that date. As discussed further below, the Company has a Lead Director, Mr. Donald Felsinger, who has served in this capacity since May 1, 2014, and as a director of the Company since 2009.

The Company’s Corporate Governance Guidelines provide that the independent directors will evaluate the Board’s leadership structure periodically to determine whether it is in the best interests of the Company and its stockholders to have an independent Chairman, and the Board does not have a policy prohibiting former employees of the Company from serving as Chairman. Such a policy would preclude Ms. Woertz from serving in her current role. The independent directors value the flexibility they have to make a determination of who is best suited to serve as Chairman based on the position and direction of the Company and the constitution of the Board and management team.

After careful consideration, the Board has determined that having Ms. Woertz serve as Chairman is in the best interest of the Company and its stockholders at this time for several reasons. Ms. Woertz’s knowledge of the Company’s operations and strategy provide a valuable resource to both the Board and Mr. Luciano, which has helped facilitate a smooth transition of the Chief Executive Officer role and effective dialogue between management and the Board. Ms. Woertz also has significant knowledge of the people, information and resources necessary to facilitate Board function, which contributes to an efficient and effective Board. The Board believes that adopting a policy that could deprive it of the valuable insights Ms. Woertz has to offer at a critical transition period would be detrimental to the Company and its stockholders.

The Board also believes the proposed policy would be detrimental to the Company because it would remove the Board’s flexibility and narrow the governance arrangements that the Board may consider. The Board believes that, depending on the Company’s circumstances at any given point in time, it may not be in the best interests of the Company or its stockholders to have a Chairman who is an independent director for a variety of reasons. As discussed above, the Board believes the Company’s current situation is one such time, but potentially not the only time, and it would be impracticable to predict all future circumstances in which a non-independent Chairman might benefit the Company. Overall, the Board believes it should be allowed to use its business judgment to select the director it believes is best suited to serve as Chairman and to change that determination as facts and circumstances, including personnel, change.

The Board does recognize that it is critical to the health of the Company that the Board operates independently of management and has the benefit of independent leadership. Accordingly, the Company’s Corporate Governance Guidelines provide that when the Chairman of the Board is not an independent director, the independent directors will annually elect a Lead Director from among themselves. The Nominating/Corporate Governance Committee is responsible for recommending a candidate for Lead Director. The Board believes that the responsibilities of the Lead Director appropriately and effectively complement the Chairman and Chief Executive roles. The specific duties and responsibilities of the Lead Director, as provided in the Corporate Governance Guidelines, are as follows:

•	presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Directors;

•	serves as liaison between the Chairman and the independent Directors;

•	consults with the Chairman on and approves all meeting agendas, schedules and information provided to the Board;

•	has the authority to call meetings of the independent Directors; and

•	if requested by major stockholders, ensures that he or she is available for consultation and direct communication.

In addition to having a Lead Director position with significant responsibilities, the Company has a number of governance structures in place to support the independent operation of the Board:

•	all 13 of the current directors other than Ms. Woertz and Mr. Luciano are independent under the standards of the New York Stock Exchange;

•	the Board’s Audit Committee, Compensation/Succession Committee, and Nominating/Corporate Governance Committee are composed solely of independent directors;

•

non-management directors meet privately in executive session presided over by the Lead Director at least quarterly, and if any of the non-management directors are not independent pursuant to the Board’s independence determination, at least one executive session each year will include only independent directors;

•	directors have full and free access to the officers and employees of the Company; and

•	the Board and each committee of the Board has the power to retain experts or advisors without consulting or obtaining the approval of any officer of the Company.

The Board also does not believe the proposed policy is necessary to ensure that the Board effectively monitors the performance of the Chief Executive Officer. The Board’s process for evaluating the Chief Executive Officer’s performance is coordinated by the Lead Director and involves the participation of all of the independent Board members. The evaluation is done annually in executive session, and the Compensation/Succession Committee considers the results when determining and approving the elements of the Chief Executive Officer’s compensation. The evaluation of the Chief Executive Officer’s performance is not hindered by the absence of an independent Chairman.

Finally, the Company believes its performance demonstrates that it maintains a corporate governance structure that promotes value for stockholders. The total shareholder return with respect to the Company’s common stock was approximately 22.3%, 94.4% and 85.1% during the one-, three- and five-year periods ended on December 31, 2014. This compares to total shareholder return of approximately 11.3%, 63.9% and 103.1% for the S&P 100 Industrials during the same periods. The Company’s performance across a variety of metrics, including total shareholder return, indicates that its current governance practices function effectively for the Company and its stockholders. The Board therefore believes that the Company’s balanced and flexible corporate governance structure, including a Lead Director with significant responsibilities, makes it unnecessary and ill advised to impose an absolute requirement that the Chairman be an independent director.

Accordingly, the Board of Directors recommends that stockholders vote AGAINST this stockholder proposal. Proxies solicited by the Board will be so voted unless stockholders specify a different choice.

Deadline for Submission of Stockholder Proposals

Proposals of stockholders intended to be presented at the next annual meeting and desired to be included in our proxy statement for that meeting must be received by the Secretary, Archer-Daniels-Midland Company, 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601, no later than November 28, 2015, in order to be included in such proxy statement. Generally, if written notice of any stockholder proposal intended to be presented at the next annual meeting, and not included in our proxy statement for that meeting, is not delivered to the Secretary at the above address between February 7, 2016 and March 8, 2016 (or, if the next annual meeting is called for a date that is not within the period from April 7, 2016 to June 6, 2016, if such notice is not so delivered by the close of business on the tenth day following the earlier of the date on which notice of the date of such annual meeting is mailed or public disclosure of the date of such annual meeting is made), or if such notice does not contain the information required by Section 1.4(c) of our bylaws, the chair of the annual meeting may declare that such stockholder proposal be disregarded.

Stockholders with the Same Address

Individual stockholders sharing an address with one or more other stockholders may elect to “household” the mailing of the proxy statement and our annual report. This means that only one annual report and proxy statement will be sent to that address unless one or more stockholders at that address specifically elect to receive separate mailings. Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not affect dividend check mailings. We will promptly send a separate annual report and proxy statement to a stockholder at a shared address on request. Stockholders with a shared address may also request us to send separate annual reports and proxy statements in the future, or to send a single copy in the future if we are currently sending multiple copies to the same address.

Requests related to householding should be made by writing Investor Relations, Archer-Daniels-Midland Company, 4666 Faries Parkway, Decatur, Illinois 62526-5666 or by calling our Investor Relations at 217/424-5656. If you are a stockholder whose shares are held by a bank, broker or other nominee, you can request information about householding from your bank, broker or other nominee.

Other Matters

It is not contemplated or expected that any business other than that pertaining to the subjects referred to in this proxy statement will be brought up for action at the meeting, but in the event that other business does properly come before the meeting calling for a stockholders’ vote, the named proxies will vote thereon according to their best judgment in the interest of our company.

By Order of the Board of Directors ARCHER-DANIELS-MIDLAND COMPANY

D. C. Findlay, Secretary

March 27, 2015

Definition and Reconciliation of Non-GAAP Measures

We use Adjusted ROIC to mean “Adjusted ROIC Earnings” divided by “Adjusted Invested Capital”. Adjusted ROIC Earnings is the Company’s net earnings attributable to controlling interests adjusted for the after-tax effects of interest expense, changes in the LIFO reserve, and other specified items. Adjusted Invested Capital is the average of quarter-end amounts for the trailing four quarters, with each such quarter-end amount being equal to the sum of the Company’s equity (excluding non-controlling interests), interest-bearing liabilities, the after-tax effect of the LIFO reserve, and other specified items. Management uses Adjusted ROIC to measure the Company’s performance by comparing Adjusted ROIC to the Company’s weighted average cost of capital, or WACC.

We use Adjusted EBITDA to mean EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) adjusted for specified items. Management uses Adjusted EBITDA to measure profitability of the Company after adjusting for certain specified items.

Adjusted ROIC, Adjusted ROIC Earnings, Adjusted Invested Capital, and Adjusted EBITDA are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures. The following tables present reconciliations of Adjusted ROIC earnings to net earnings attributable to controlling interests, the most directly comparable amount reported under GAAP; of Adjusted Invested Capital to Total Shareholders’ Equity, the most directly comparable amounts reported under GAAP; of Adjusted EBITDA to net earnings attributable to controlling interests, the most directly comparable amount reported under GAAP; and the calculation of Adjusted ROIC for the period ended December 31, 2014.

Adjusted ROIC Calculation (twelve months ended December 31, 2014)
Adjusted ROIC Earnings*	2,310	=	8.96%
Adjusted Invested Capital*	25,786

*(in millions)

A-1

Adjusted ROIC Earnings(3)
(In Millions)	Quarter Ended				Four Quarters Ended Dec 31, 2014
	Mar 31, 2014	Jun 30, 2014	Sep 30, 2014	Dec 31, 2014

Net earnings attributable to ADM	$267	$533	$747	$701	$2,248
Adjustments
Interest expense	93	79	79	86	337
LIFO	159	(73)	(315)	(16)	(245)
Other specified items	4	38	(13)	(15)	14

Total adjustments	256	44	(249)	55	106
Tax on adjustments	(94)	(10)	114	(54)	(44)

Net adjustments	162	34	(135)	1	62

Total Adjusted ROIC Earnings	$429	$567	$612	$702	$2,310

Adjusted Invested Capital(3)					Trailing Four Quarter Average
	Quarter Ended
	Mar 31, 2014	Jun 30, 2014	Sep 30, 2014	Dec 31, 2014

Shareholders’ Equity(1)	$20,023	$20,184	$20,226	$19,575	$20,002
+ Interest-bearing liabilities(2)	5,675	5,623	5,542	5,691	5,633
+ LIFO adjustment (net of tax)	284	238	43	33	150
+ Other specified items	5	30	12	(42)	1

Total Adjusted Invested Capital	$25,987	$26,075	$25,823	$25,257	$25,786

(1) Excludes noncontrolling interests

(2) Includes short-term debt, current maturities of long-term debt, capital lease obligations and long-term debt

(3) Non-GAAP measure: The Company uses certain “Non-GAAP” financial measures as defined by the Securities and Exchange Commission. These are measures of performance not defined by accounting principles generally accepted in the United States, and should be considered in addition to, not in lieu of, GAAP reported measures.

(1)	Adjusted Return on Invested Capital (ROIC) is Adjusted ROIC Earnings divided by Adjusted Invested Capital. Adjusted ROIC Earnings is ADM’s net earnings adjusted for the after tax effects of interest expense, changes in the LIFO reserve, and other specified items. Adjusted ROIC Invested Capital is the sum of ADM’s equity (excluding noncontrolling interests), interest-bearing liabilities, the after tax effect of the LIFO reserve, and the after tax effect of other specified items.
(2)	Other specified items are comprised of U.S. biodiesel credits of $9 million ($10 million, after tax) partially offset by an income tax true-up of $5 million for the quarter ended March 31, 2014; U.S. biodiesel credits of $16 million ($19 million, after tax) and relocation and restructuring charges of $31 million ($20 million, after tax) partially offset by an income tax true-up of $9 million for the quarter ended June 30, 2014; a gain on sale of asset of $156 million ($97 million, after tax) partially offset by Wild-related charges of $102 million ($63 million, after tax), U.S. biodiesel credits of $27 million ($32 million, after tax), and an income tax true-up of $14 million for the quarter ended September 30, 2014; and gains on sale of assets of $135 million ($89 million, after tax) and U.S. biodiesel credits attributable to prior periods of $52 million ($61 million, after tax) partially offset by Wild-related charges of $33 million ($21 million, after tax), asset impairment charges of $41 million ($26 million, after tax), and pension settlement charge of $98 million ($61 million, after tax) for the quarter ended December 31, 2014.
(3)	ROIC Earnings of $2,310 divided by Invested Capital of $25,786 results in Return on Invested Capital of 8.96%.

Adjusted EBITDA(1) (In Millions)	Twelve Months Ended Dec 31, 2014

Net earnings attributable to ADM	$2,248
Net earnings attributable to noncontrolling interests	5
Income taxes	877

Earnings before income taxes	3,130

Interest Expense	337
Depreciation and amortization	865

EBITDA	$4,332

Adjustments:

LIFO credit	(245)
Pension settlement	98

Adjusted EBITDA	$4,185

(1) Non-GAAP measure: The Company uses certain “Non-GAAP” financial measures as defined by the Securities and Exchange Commission. These are measures of performance not defined by accounting principles generally accepted in the United States, and should be considered in addition to, not in lieu of, GAAP reported measures.

(1)	Adjusted EBITDA is EBITDA adjusted for certain specified items as described above.

A-2

APPENDIX B

ARCHER-DANIELS-MIDLAND COMPANY

2009 INCENTIVE COMPENSATION PLAN

Article 1.    Establishment, Objectives, and Duration

1.1.    Establishment of the Plan. Archer-Daniels-Midland Company, a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “Archer-Daniels-Midland Company 2009 Incentive Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of various forms of equity- and cash-based Awards. The Plan shall become effective as of November 5, 2009 (the “Effective Date”), and shall remain in effect as provided in Section 1.3 hereof.

1.2.    Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s Stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3.    Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been distributed according to the Plan’s provisions. However, in no event may an ISO be granted under the Plan more than ten years after the Effective Date.

Article 2.    Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1.    “Affiliate” means any entity that is a Subsidiary or a parent corporation, as defined in Code Section 424(e), of the Company, or any other entity designated by the Committee as covered by the Plan in which the Company has, directly or indirectly, at least a 20% voting interest.

2.2.    “Award” means a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, Performance Units, a Cash-Based Award or an Other Stock-Based Award.

2.3.    “Award Agreement” means a written or electronic agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

2.4.    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5.    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6.    “Cash-Based Award” means an Award granted to a Participant, as described in Article 9 herein.

2.7.    “Change of Control” means what the term (or a term of like import) is expressly defined to mean in a then-effective employment or other written agreement between the Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition, means either:

(a)    A Person other than the Company or a Subsidiary of the Company acquires Beneficial Ownership, directly or indirectly, of thirty-percent (30%) or more of either (i) the then outstanding shares of Company common stock, or (ii) the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”), provided that the following will not constitute a Change of Control under this subsection (a):

(i)	Any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege with respect to outstanding convertible or exchangeable securities unless such convertible or exchangeable securities were acquired directly from the Company);

(ii)	Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries;

(iii)	Any acquisition by any corporation with respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the persons who were the Beneficial Owners, respectively, of the outstanding Company common stock and Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the outstanding Company common stock and Voting Securities, as the case may be;

(b)    Approval by the stockholders of the Company of the complete dissolution or liquidation of the Company;

(c)    The consummation of (i) a reorganization, merger or consolidation of the Company (other than a merger or consolidation with a subsidiary of the Company), (ii) a statutory exchange of outstanding Voting Securities of the Company, or (iii) a sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions) (any transaction referred to in clauses (i) through (iii) a “Business Combination”), unless immediately following such Business Combination all or substantially all of the persons who were the beneficial owners, respectively, of the outstanding Company common stock and Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the surviving or acquiring entity (or its parent corporation) resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the outstanding Company common stock and Voting Securities, as the case may be;

(d)    A majority of the members of the Board of Directors of the Company are not Continuing Directors, with the term “Continuing Directors” meaning (i) the members of the Board as of the Effective Date, and (ii) any individual who becomes a member of the Board after such date whose election, or nomination for election by the shareholders of the Company, was approved by the vote of at least two-thirds of the then Continuing Directors, but excluding any individual whose initial assumption of office as a director of the Company occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board; or

(e)    Adoption by the Board of a resolution to the effect that any Person has acquired effective control of the business and affairs of the Company; provided, however, that for purposes of Awards hereunder that are subject to the provisions of Code Section 409A, no Change of Control shall be deemed to have occurred upon an event described in (a), (b), (c), (d) or (e) that would have the effect of changing the time or form of payment of such Award, unless such event would also constitute a “change in control” under Code Section 409A (regarding change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation) and related guidance thereunder.

2.8.    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

2.9.    “Committee” means the Compensation Committee of the Board of Directors, which shall consist of two or more directors all of whom are intended to satisfy the requirements for an “outside director” under Code Section 162(m), a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “independent director” under the rules of the New York Stock Exchange (or any other national securities exchange which is the principal exchange on which the Shares may then be traded); provided, however, that as to any Section 162(m) Award, if any member of the Compensation Committee shall not satisfy such “outside director” requirements, “Committee” means a subcommittee (of two or more persons) of the Compensation Committee consisting of all members thereof who satisfy such “outside director” requirement; and further provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership specified above. Notwithstanding the foregoing, for purposes of making and administering all Option grants made by an officer or officers of the Company pursuant to the delegation provided for in paragraph 6.1 below, the Committee shall consist of the officer or officers to whom such delegation has been made, acting together or individually, unless otherwise specified by the Board of Directors.

2.10.    “Company” means Archer-Daniels-Midland Company, a Delaware corporation, and any successor thereto as provided in Article 18 herein.

2.11.    “Consultant” means a consultant or adviser engaged to provide services to the Company or any Affiliate (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) who is a natural person.

2.12.    “Covered Employee” means a Participant who, in the sole judgment of the Committee, may be treated as a “covered employee” under Code Section 162(m) at the time income is recognized by such Participant in connection with an Award that is intended to qualify for the Performance-Based Exception.

2.13.    “Date of Grant” shall mean the date on which an Award under the Plan is approved by the Committee or such later effective date for such Award as the Committee may specify.

2.14.    “Disability” shall have the meaning set forth in the Award Agreement, or if no definition is specified in the Award Agreement, it shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan; provided that, if no such plan exists and no definition is specified in the Award Agreement, it shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.15.     “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.16.    “Eligible Individual” means any person who is an Employee, a Non-Employee Director or a Consultant.

2.17.    “Employee” means any person who is an employee of the Company or any Affiliate; provided, however, that with respect to ISOs, “Employee” means any person who is considered an employee of the Company or any Affiliate for purposes of Treasury Regulation Section 1.421-1(h).

2.18.    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.19.    “Fair Market Value” on any date shall be determined on the basis of the closing sale price of a Share on the trading date immediately prior to such date on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.20.     “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7 herein.

2.21.    “Full Value Award” means any Award other than an Option or Stock Appreciation Right.

2.22.    “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.23.    “Non-Employee Director” means a member of the Board who is not an Employee.

2.24.    “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.25.    “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.26.    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.27.    “Other Stock-Based Award” means an Award described in Article 10 of the Plan.

2.28.    “Participant” means an Employee, Non-Employee Director or Consultant who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

2.29.    “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.30.    “Performance Share” and “Performance Share Unit” mean Awards granted to a Participant, as described in Article 9 herein.

2.31.    “Performance Unit” means an Award granted to a Participant, as described in Article 9 herein.

2.32.    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way and the Shares are subject to a risk of forfeiture, or during which Restricted Stock Units are subject to a risk of forfeiture, as provided in Article 8 herein.

2.33.    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.34.    “Prior Plan” means the Archer-Daniels-Midland Company Amended and Restated 2002 Incentive Plan.

2.35.    “Restricted Stock” means Shares granted to a Participant pursuant to Article 8 herein that are subject to certain restrictions and the risk of forfeiture or repurchase.

2.36.    “Restricted Stock Unit” means the right granted to a Participant pursuant to Article 8 to receive a Share in settlement of the Restricted Stock Unit after its vesting.

2.37.    “Retirement” means what the term is expressly defined to mean in an applicable Award Agreement or, in the absence of such a definition, means any termination of employment at or after age sixty-five (65), or at or after age fifty-five (55) with ten (10) or more years of continuous service as defined under the ADM Retirement Plan.

2.38.    “Section 162(m) Award” means an Award to a Covered Employee intended to qualify for the Performance-Based Exception.

2.39.    “Shares” means the shares of common stock of the Company, without par value.

2.40.    “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to the terms of Article 7 herein.

2.41.    “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest; provided, however, that with respect to ISOs, the term “Subsidiary” shall include only an entity that qualifies under Code Section 424(f) as a “subsidiary corporation” with respect to the Company.

2.42.    “Substitute Award” means an Award granted or Shares issued by the Company in assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.43.    “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (with a similar cancellation of the Tandem SAR when a Share is purchased under the Option). Except for the medium of payment, the terms of a Tandem SAR shall be identical in all material respects to the terms of the related Option.

Article 3.    Administration

3.1.    Committee Members. The Plan shall be administered by the Committee. The members of the Committee shall be appointed by and serve at the pleasure of the Board. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2.    Discretionary Authority. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Employees to whom, and the time or times at which, Awards may be granted, the number of Shares, units or other rights subject to each Award, the Option Price or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance measure, performance goals and other conditions of an Award, the duration of the Award, and all other terms of an Award. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3.    Action by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the act of a majority of the members present at any meeting at which a quorum is present or the act approved in writing by a majority of all the members of the Committee shall be the act of the Committee. In the performance of their duties under this Plan, the Committee members shall be entitled to rely upon information and advice furnished by the Company’s officers, employees, accountants or counsel, or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of this Plan.

Article 4.    Shares Subject to the Plan and Maximum Awards

4.1.    Number of Shares Available for Grants. Subject to adjustment as provided in Sections 4.1(a) and 4.3 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be Thirty million (30,000,000), plus any Shares remaining available for grant under the Prior Plan on the Effective Date. No more than Fifteen million (15,000,000) of the Thirty million (30,000,000) Shares newly reserved for issuance under the Plan may be granted in the form of Full Value Awards. The Shares to be delivered under the Plan will be made available from authorized but unissued Shares or issued Shares that are held in the Company’s treasury.

(a)    Any Shares subject to an Award under this Plan, or to an award granted under the Prior Plan that is outstanding on the Effective Date, that expires, is forfeited, cancelled, or returned to the Company for failure to satisfy vesting requirements, is settled for cash or otherwise terminates without payment being made thereunder shall, to the extent of such expiration, forfeiture, cancellation, return, cash settlement or termination, again be available for grant under the Plan. The following Shares will, however, continue to be charged against the foregoing maximum Share limitations and will not again become available for grant: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) Shares subject to a SAR that are not issued in connection with the stock settlement of the SAR upon its exercise.

(b)    If a Tandem SAR is granted, then the Tandem SAR and the related Option shall be counted as covering only the number of Shares subject to the related Option for purposes of applying the limitations of this Section 4.1.

(c)    Substitute Awards shall not be charged against the foregoing maximum Share limitations, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not be charged against the foregoing maximum Share limitations; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

4.2.    Individual Award Limitations. Subject to adjustments as provided in Section 4.3 herein, the following rules shall apply to grants of such Awards under the Plan:

(a)    Stock Options: The maximum aggregate number of Shares that may be covered by Awards of Stock Options granted in any one fiscal year to any one Participant shall be Two million (2,000,000).

(b)    SARs: The maximum aggregate number of Shares that may be covered by Awards of Stock Appreciation Rights granted in any one fiscal year to any one Participant shall be Two million (2,000,000).

(c)    Restricted Stock/Restricted Stock Units: The maximum aggregate number of Shares that may be covered by Awards of Restricted Stock and Restricted Stock Units granted in any one fiscal year to any one Participant shall be One million (1,000,000).

(d)    Performance Shares/Performance Share Units: The maximum aggregate number of Shares that may be covered by Awards of Performance Shares and Performance Share Units granted in any one fiscal year to any one Participant shall be One million (1,000,000).

(e)    Performance Units: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Performance Units granted in any one fiscal year to any one Participant shall be Ten Million Dollars ($10,000,000).

(f)    Cash-Based Awards: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Cash-Based Awards granted in any one fiscal year to any one Participant shall be Ten Million Dollars ($10,000,000).

(g)    Other Stock-Based Awards: The maximum aggregate number of Shares that may be covered by Other Stock-Based Awards granted in any one fiscal year to any one Participant shall be One million (1,000,000), and the maximum aggregate payout with respect to Other Stock-Based Awards granted in any one fiscal year to any one Participant shall be Ten Million Dollars ($10,000,000).

4.3.    Adjustments in Shares.

(a)    Equity Restructurings. In the event of any equity restructuring, the Committee shall make such equitable adjustments with respect to the Plan and Awards thereunder as the Committee may deem appropriate to reflect the occurrence of such equity restructuring, including adjustments to (i) the aggregate number and kind of Shares or other securities that may be issued under the Plan (ii) the Award limits set forth in Section 4.1, and (iii) the number and kind of Shares or other securities subject to outstanding Awards and, if applicable, the Option Price or base price of outstanding Awards.

An “equity restructuring” for this purpose means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that causes a change in the per share value of the Shares underlying outstanding Awards.

(b)    Other Events. In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings, and subject to Article 20, the Committee may, in its sole discretion, make such equitable adjustments described in Section 4.3(a) as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of benefits.

Any adjustment made pursuant to this Section 4.3 shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of shares subject to an Award shall always be a whole number. Notwithstanding the foregoing, no adjustment made pursuant to this Section 4.3 shall be authorized to the extent that it would be inconsistent with a Section 162(m) Award’s meeting the requirements of Code Section 162(m) or cause an Award to be subject to adverse tax consequences under Code Section 409A.

Article 5.    Eligibility and Participation

5.1.    Eligibility. Eligible Individuals who may participate in this Plan include all Employees, Non-Employee Directors and Consultants. References in this Plan to “employed,” “employment” and similar terms (other than “Employee” or “employee”) shall be deemed to include, as the context requires, the providing of services in the capacity of a Non-Employee Director or Consultant. For purposes of the Plan, a Participant’s employment shall be deemed to have terminated either upon an actual cessation of providing services or when the entity to which the Participant provides services ceases to be an Affiliate. Except as otherwise provided in this Plan or any Award Agreement, employment shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Eligible Individual capacity; or (iii) any change in status so long as the person remains in the service of the Company or any Affiliate in any Eligible Individual capacity.

5.2.    Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award.

5.3.    Award Agreements. Each Award will be evidenced by an Award Agreement setting forth the terms, conditions and restrictions, as determined by the Committee, which will apply to such Award, in addition to the terms and conditions specified in this Plan. Acceleration of the vesting or exercisability schedule of an Award and of the expiration of the applicable term of the Award is permitted upon such terms and conditions as shall be set forth in the Award Agreement, which may include acceleration resulting from the occurrence of a Change of Control.

Article 6.    Stock Options

6.1.    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee and such officer or officers of the Company who have been delegated the authority to grant and administer Options by the Board of Directors. Notwithstanding the foregoing, officers delegated the authority to grant Options pursuant to this Plan shall not have authority to grant Options to themselves or to any officer or director of the Company who is subject to the requirements of Section 16 of the Exchange Act.

6.2.    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, provisions for vesting and exercisability, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3.    Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant, except in the case of Substitute Awards.

6.4.    Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than one day prior to the tenth (10th) anniversary date of its grant.

6.5.    Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Notwithstanding the foregoing, the Committee may at any time, or upon the occurrence of any events specified by the Committee in an Award Agreement, accelerate a Participant’s right to exercise an Option.

6.6.    Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering, either by actual delivery of Shares or by attestation, previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (c) by a combination of (a) and (b). The Committee also may allow payment of the Option Price in the form of an authorization to the Company to withhold from the total number of Shares as to which the Option is being exercised the number of Shares having a Fair Market Value on the date of exercise equal to the aggregate Option Price for the total number of Shares as to which the Option is being exercised, an irrevocable authorization to a third party with which the Participant has a brokerage or similar relationship to sell the Shares (or a sufficient portion of such Shares) acquired upon the exercise of the Option and remit to the Company a portion of the sale proceeds sufficient to pay the entire Option Price to the Company, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7.    Additional Rules for Incentive Stock Options.

(a)    No more than Thirty Million (30,000,000) Shares reserved for issuance under the Plan may be the subject of ISO Awards. ISO Awards may be granted only to Employees.

(b)    No ISO shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of the Grant) of the stock with respect to which ISOs granted to that Participant are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or its Affiliates, would exceed the maximum amount permitted under Code Section 422(d). This limitation shall be applied by taking Options into account in the order in which granted.

(c)    If Shares acquired by exercise of an ISO are disposed of within two years following the Date of Grant or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

(d)    Any ISO granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such ISO to qualify as an “incentive stock option” under Code Section 422. Such terms shall include, if applicable, limitations on ISOs granted to ten-percent owners of the Company. An Award Agreement for an ISO may provide that such Option shall be treated as a NQSO to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied.

6.8.    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.9.    Termination of Employment. Except as otherwise provided by the Committee in an applicable Award Agreement, a Participant shall have the right to exercise the vested portion of an Option only while such Participant is an Employee, or within three months after such Participant ceases to be an Employee; provided, however, that in the event the employment of the Participant is terminated on account of the Participant’s death, the Participant’s personal representatives, heirs or legatees shall have the right to exercise the vested portion of any Option held by the Participant at the time of his or her death for one year following the date of death.

6.10.    Nontransferability of Options.

(a)    Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b)    Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement in accordance with the terms provided below, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. No NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime by anyone other than such Participant. Notwithstanding the foregoing, an Award Agreement for a NQSO may provide that the Participant shall be permitted, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, to transfer all or part of the Option to a member or members of his or her immediate family (as defined in the Award Agreement in a manner consistent with the requirements for the Form S-8 registration statement) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners. Any such transfer shall be subject to the condition that it is made by the Participant for estate planning, tax planning, or donative purposes, and no consideration (other than interests in family-related entities to which the transfer is made) is received by the Participant therefor. The transfer of a NQSO may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time, including a condition that the portion of the Option to be transferred be vested and exercisable by the Participant at the time of the transfer. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

Article 7.    Stock Appreciation Rights

7.1.    Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The base price of a Freestanding SAR shall equal the Fair Market Value of a Share on the Date of Grant of the SAR, except in the case of Substitute Awards. The base price of Tandem SARs shall equal the Option Price of the related Option.

7.2.    Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3.    Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.4.    SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the base price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5.    Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6.    Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the difference between the Fair Market Value of a Share on the date of exercise over the base price; by (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7.    Termination of Employment. Except as otherwise provided by the Committee in an applicable Award Agreement, a Participant shall have the right to exercise the vested portion of a SAR only while such Participant is an Employee, or within three months after such Participant ceases to be an Employee; provided, however, that in the event the employment of the Participant is terminated on account of the Participant’s death, the Participant’s personal representatives, heirs or legatees shall have the right to exercise the vested portion of any SAR held by the Participant at the time of his or her death for one year following the date of death.

7.8.    Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing, an Award Agreement for a SAR may provide that the Participant shall be permitted to transfer all or part of the SAR for estate planning, tax planning, or donative purposes to the persons and subject to the same terms, conditions and restrictions specified in Section 6.10(b) for comparable transfers of Nonqualified Stock Options.

Article 8.    Restricted Stock and Restricted Stock Units

8.1.    Grants. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

8.2.    Award Agreement. Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine. The end of any Period of Restriction may be conditioned upon the satisfaction of such conditions as are specified by the Committee in its sole discretion and set forth in the applicable Award Agreement. The Award Agreement shall specify when, after the applicable Period of Restriction and the satisfaction of applicable vesting conditions, settlement of the Restricted Stock Units shall be made in Shares.

8.3.    Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement. Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4.    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the continued employment of the Participant, the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws. Until such time as all conditions and/or restrictions applicable to Shares of Restricted Stock have been satisfied and the Shares vest at the end of the applicable Period of Restriction, they shall be evidenced by a certificate deposited with the Company or its designee, or by a book-entry notation on the records of the Company’s transfer agent. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by a Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5.    Voting Rights. Participants holding Shares of Restricted Stock granted hereunder shall be entitled to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant who receives a Restricted Stock Unit Award shall have no voting rights with respect to any Shares covered by the Award prior to the time the Award vests and is settled in Shares issued to the Participant.

8.6.    Cash Dividends and Dividend Equivalents. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions on the Participant’s receipt of the dividends that the Committee deems appropriate. Without limiting the generality of the foregoing, if the grant or vesting of Shares of Restricted Stock is intended to be a Section 162(m) Award, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception. A Restricted Stock Unit Award Agreement may specify that the Participant shall be entitled to receive dividend equivalents during the Period of Restriction as provided in Section 21.6.

8.7.    Termination of Employment. Each Restricted Stock and Restricted Stock Unit Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of Shares of Restricted Stock or Restricted Stock Units following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Stock and Restricted Stock Unit Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.8.    Section 83(b) Election. If a Participant makes an election pursuant to Code Section 83(b) with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

Article 9.    Performance Units, Performance Shares, Performance Share Units and Cash-Based Awards

9.1.    Grant of Performance Units Performance Shares, Performance Share Units and Cash-Based Awards. Subject to the terms of the Plan, Performance Units, Performance Shares, Performance Share Units and/or Cash-Based Awards (collectively, “Performance Awards”) may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2.    Value of Performance Awards. At the time Performance Awards are granted, the Committee shall determine, in its sole discretion, one or more performance periods (the “Performance Periods”) and the performance goals to be achieved during the applicable Performance Periods, as well as such other restrictions and conditions as the Committee deems appropriate. Performance goals for Performance Awards shall be set using the performance measures contemplated by Section 11.1. In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award. Each Performance Share or Performance Share Unit shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. Each Cash-Based Award shall have such value as may be determined by the Committee.

9.3.    Earning of Performance Awards. Subject to the terms of this Plan, after each applicable Performance Period has ended, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between minimum and maximum levels with respect to Performance Awards in order to establish the level of payment to be made, if any, with respect to such Awards, and shall certify the results in writing prior to payment of a Section 162(m) Award.

9.4.    Form and Timing of Payment of Performance Awards. Payment of earned Performance Awards shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value determined as of the end of the applicable Performance Period equal to the value of the earned Performance Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5.    Compliance with Code Section 162(m). In the case of Performance Awards granted to Covered Employees that are intended to be Section 162(m) Awards, the Committee shall make all determinations necessary to establish the terms of such Section 162(m) Awards within 90 days of the beginning of the applicable Performance Period (or such other time period required under Code Section 162(m)), including, without limitation, the designation of the Covered Employees to whom such Section 162(m) Awards are made, the performance measures applicable to the Awards and the performance goals that relate to such measures, and the dollar amounts or number of Shares payable upon achieving the applicable performance goals. As and to the extent required by Code Section 162(m), the provisions of such Section 162(m) Awards must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Covered Employee, and must preclude discretion to increase the amount of compensation payable under the Award (but may permit discretionary decreases in the amount of compensation payable.)

9.6.    Termination of Employment Due to Death, Disability, or Retirement. Unless determined otherwise by the Committee and set forth in the Participant’s Award Agreement, in the event the employment of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a pro-rata payout of the Performance Awards based on the applicable performance goals which have been achieved for such Awards over the applicable Performance Period, if any, as determined by the Committee. Payment of earned Performance Awards shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant’s Award Agreement. With respect to any Performance Awards that were intended to be Section 162(m) Awards, in the event the employment of a Participant is terminated by reason of death or Disability, the Committee may waive the requirement under such Awards held by the Participant that one or more performance goals be achieved as a condition of any payment under such Awards; provided, however, that if any such Award is paid under such circumstances prior to the attainment of the applicable performance goals, the Award will no longer qualify for the Performance-Based Exception.

9.7.    Termination of Employment for Other Reasons. In the event that a Participant’s employment terminates for any reason other than those reasons set forth in Section 9.6 herein, all Performance Awards shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Participant’s Award Agreement.

9.8.    Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s

Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

Article 10.    Other Stock-Based Awards

The Committee may from time to time grant under the Plan Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon and/or payable in Shares. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan.

Article 11.    Performance Measures and Minimum Vesting Periods

11.1.    Performance Measures. The performance measure(s) that may be used for purposes of determining the degree of payout and/or vesting with respect to Section 162(m) Awards shall be chosen by the Committee from among the following (these performance measures may be applied on an absolute or comparative basis, and may be applied to the Company, any Subsidiary or Affiliate, or any division or business unit thereof):

(a)    Earnings per share;

(b)    Net income (before or after taxes);

(c)    Return on assets, net assets, equity, investment or capital;

(d)    Cash flow, cash flow per share and cash flow return on investments, which equals net cash flows divided by owners equity;

(e)    Earnings before or after any one or more of taxes, interest, depreciation and amortization;

(f)    Gross revenues; and

(g)    Share price (including, but not limited to, growth measures and total stockholder return).

The Committee shall, in its sole discretion, define the manner of calculating the performance measures it selects to use in any Performance Period, which may include adjustments to such measures as otherwise defined under U.S. Generally Accepted Accounting Principles. In the case of performance-based Awards that are not Section 162(m) Awards, the Committee shall designate performance measures from among the foregoing or such other business criteria as it shall determine in its sole discretion. If there shall occur an event described in Section 4.3, the Committee shall have the discretion to adjust the performance targets or goals applicable to any outstanding Awards; provided, however, that in the case of a Section 162(m) Award, no such adjustment may be made that would cause such Award to fail to satisfy the Performance-Based Exception.

11.2.    Minimum Vesting Periods. Except as otherwise provided in this Section 11.2, (i) Restricted Stock Awards, Restricted Stock Unit Awards and Other-Stock-Based Awards that vest solely as a result of the passage of time and continued service by the Participant shall be subject to a vesting period of not less than three years from the applicable Date of Grant (but permitting pro rata vesting over such time); and (ii) Performance Unit Awards, Performance Share Awards, Performance Share Unit Awards, Cash-Based Awards and other Full Value Awards whose vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year from the applicable Date of Grant. The minimum vesting periods specified in clauses (i) and (ii) of the preceding sentence shall not apply: (A) to Awards made in payment of earned performance-based Awards and other earned cash-based incentive compensation; (B) to termination of employment due to death, Disability or Retirement; (C) upon a Change in Control; (D) to a Substitute Award that does not reduce the vesting period of the award being replaced; or (E) to Awards involving an aggregate number of Shares not in excess of 5% of the number of Shares available for Awards under Section 4.1.

Article 12.    Forfeiture Conditions

The Committee may provide in an Award Agreement for conditions of forfeiture of a Participant’s rights with respect to such Award in the event of: (i) the termination of employment of the Participant for “cause” (as defined in an Award Agreement), (ii) the Participant’s breach of such restrictive covenants (e.g., non-competition and confidentiality restrictions) as may apply to the Participant, or (iii) the Participant’s having engaged in an activity that is detrimental to the Company (including, without limitation, criminal activity or accepting employment with a competitor of the Company). Such conditions of forfeiture may include, in the discretion of the Committee, (a) suspension or cancellation of the Participant’s right to exercise an Option or SAR (whether or not then otherwise exercisable), (b) suspension or cancellation of the Participant’s pending right to receive an issuance of Shares or cash payment in settlement of any Award, (c) the forfeiture of any Shares of Restricted Stock held by the Participant or (d) following the issuance of Shares or payment of cash upon exercise, vesting or payment of an Award, either (1) cancellation of the Shares so issued (and repayment to the Participant of the full purchase price, if any, paid for such shares) or (2) requiring the Participant to pay to the Company in cash an amount equal to the gain realized by the Participant from such Award (measured by the value (on the date of receipt) of any property and/or amount of cash received by the Participant under the Award, to the extent in excess of any amount paid by the Participant). The Company may deduct from any amounts the Company may owe a Participant from time to time any amounts the Participant may owe the Company under this Article 12 and any related Award Agreements.

Article 13.    Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 14.    Deferrals

The Committee may permit (upon timely election by the Participant) or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/ Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals in a manner consistent with Code Section 409A and the regulations thereunder.

Article 15.    Rights of Employees

15.1.    Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Affiliate.

15.2.    Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

15.3.    Shareholders. A Participant shall have no rights as a shareholder with respect to any Shares covered by an Award until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

Article 16.    Amendment, Modification, and Termination

16.1.    Amendment, Modification, and Termination of Plan. The Board may at any time and from time to time, modify, amend, suspend or terminate the Plan in whole or in part, but no such modification, amendment, suspension or termination of the Plan shall materially impair the rights of a Participant with respect to a previously granted Award without the consent of the Participant, except such a modification or amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no modification or amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable laws or regulations or by the rules of the principal securities exchange on which the Shares are then listed.

16.2.    Amendment of Awards. The Committee may unilaterally amend the terms of any Award Agreement previously granted, except that (i) no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law, stock exchange rules or accounting rules; and (ii) in no event may an Option or SAR be amended or modified, other than as provided in Section 4.3, to decrease the Option Price or base price thereof, or be cancelled in exchange for cash, a new Option or SAR with a lower Option Price or base price, or other Awards, or otherwise be subject to any action that would be treated for accounting purposes as a “repricing” of such Option or SAR, unless such action is approved by the Company’s stockholders.

16.3.    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that it would be inconsistent with a Section 162(m) Award’s meeting the requirements of Code Section 162(m), or cause an Award to be subject to adverse tax consequences under Code Section 409A; and provided further that the Committee’s discretion shall be limited by the provisions of Section 4.3 pertaining to equitable adjustments in connection with equity restructurings.

16.4.    Compliance with Code Section 162(m). The Committee shall have the discretion to grant Awards under the Plan which are Section 162(m) Awards and Awards which are not Section 162(m) Awards. Section 162(m) Awards granted under the Plan shall comply with the Performance-Based Exception from the tax deductibility limitations of Code Section 162(m).

16.5.    Compliance with Code Section 409A.

(a)    Timing of Payment to a Specified Employee. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Code Section 409A; otherwise, specified employees will be identified using the default standards contained in the regulations under Code Section 409A.

(b)    Separation from Service. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s termination of employment or other service and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, a termination of employment or other service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A.

Article 17.    Withholding

17.1.    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

17.2.    Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18.    Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under or in connection with the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 19.    Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company.

Article 20.    Fundamental Change

In the event of a proposed dissolution or liquidation of the Company, a proposed sale of substantially all of the assets of the Company, a proposed merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a proposed statutory share exchange involving capital stock of the Company (any of the foregoing, if consummated, referred to as a “Fundamental Change”), the Committee may, but shall not be obligated to do any of the following:

(a)    Replacement of Options or SARs. If the Fundamental Change is a merger or consolidation or statutory share exchange, the Committee may make appropriate provision for the protection of the outstanding Options and SARs by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, in lieu of Options, SARs and capital stock of the Company.

(b)    Cancellation of Options or SARs. At least 30 days prior to the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or SAR of the declaration, that each outstanding Option and SAR, whether or not then exercisable, shall be canceled at the time of, or immediately prior to (and conditioned upon) the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or SAR, within ten days after the Fundamental Change, of cash equal to the product of (i) the amount, if any, by which the Event Proceeds per Share (as defined below) exceeds, in the case of an Option, the Option Price per share of such Option or, in the case of a SAR, the base price per share as of the date of grant, and (ii) the number of Shares subject to such Option or SAR. At the time of such a declaration, each SAR and each Option shall immediately become exercisable in full and each person holding an Option or a SAR shall have the right, during the period preceding the time of cancellation of the Option or SAR, to exercise the Option as to all or any part of the Shares covered thereby or the SAR in whole or in part, as the case may be. The exercise of any Option or SAR whose exercisability is accelerated as provided in this Section 20(b) shall be conditioned upon the occurrence of the Fundamental Change and shall be effective only immediately before such occurrence. If such a declaration occurs, each outstanding Option and SAR that has not been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change. No person holding an Option or a SAR shall be entitled to any payment under this Article 20 if the scheduled term of such Option or SAR expires before the Fundamental Change, or if such payment would be an impermissible acceleration under, or would fail to comply with, the applicable requirements of Code Section 409A and the regulations thereunder. For purposes of this Article 20, “Event Proceeds per Share” shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received for each Share by the shareholders of the Company upon the occurrence of the Fundamental Change.

Article 21.    Additional Provisions

21.1.    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.2.    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.3.    Securities Law Compliance. With respect to Participants subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. If any provision of this Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in the preceding sentence, that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Participants who are then subject to Section 16 of the Exchange Act. In addition, no Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant, exercise, vesting or settlement of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such Shares of the same class are then listed, and under any blue sky or other securities laws applicable to such Shares.

21.4.    Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Illinois.

21.5.    Participants Outside the United States. In order to comply with the laws in other countries in which the Company and its Affiliates operate or have individuals otherwise eligible to be Participants, or in order to comply with the requirements of any foreign securities exchange, the Committee shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which Employees, Non-Employee Directors and Consultants outside of the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Participants outside of the United States to comply with applicable foreign laws or listing requirements of any applicable foreign securities exchange; (iv) establish subplans and modify Plan rules and procedures, to the extent such actions may be deemed necessary or desirable by the Committee (but no such action shall increase the Share limitations of the Plan); and (v) take any action, before or after an Award is made, that the Committee deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any applicable foreign securities exchange.

21.6.    Dividend Equivalents. An Award (other than an Option or SAR) that does not involve the issuance of Shares concurrently with the grant of the Award may, if so determined by the Committee, provide the Participant with the right to receive dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares are earned, vested or acquired), which payments may be either made currently, credited to an account for the Participant, or deemed to have been reinvested in additional Shares which shall thereafter be deemed to be part of and subject to the underlying Award, including the same vesting and performance conditions. Dividend equivalent amounts credited to an account for the Participant may be settled in cash or Shares or a combination of both, as determined by the Committee, and shall be subject to the same vesting and performance conditions as the underlying Award.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 5:00 p.m. Eastern Time, on May 6, 2015.
Vote by Internet
• Log on to the Internet and go to
http://proxy.georgeson.com/
• Follow the steps outlined on the secured website.
Vote by telephone

 •  Call toll free 1-877-456-7915 within the USA,

    US territories & Canada any time on a touch tone

    telephone. There is NO CHARGE to you for the call.

 • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — Archer-Daniels-Midland Company’s Board of Directors recommends you vote “FOR” Proposals 1, 2, 3, and 4:

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - A.L. Boeckmann	☐	☐	☐	02 - M.H. Carter	☐	☐	☐	03 - T.K. Crews	☐	☐	☐

	04 - P. Dufour	☐	☐	☐	05 - D.E. Felsinger	☐	☐	☐	06 - J.R. Luciano	☐	☐	☐

	07 - A. Maciel	☐	☐	☐	08 - P.J. Moore	☐	☐	☐	09 - T.F. O’Neill	☐	☐	☐

	10 - F. Sanchez	☐	☐	☐	11 - D. Shih	☐	☐	☐	12 - K.R. Westbrook	☐	☐	☐

	13 - P.A. Woertz	☐	☐	☐

		For	Against	Abstain		For	Against	Abstain

2.	Ratify the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2015.	☐	☐	☐	3. Advisory Vote on Executive Compensation.	☐	☐	☐

4.	Reapprove the material terms of Incentive Compensation Plan for purposes of Section 162(m) of the Internal Revenue Code.	☐	☐	☐

Archer-Daniels-Midland Company’s Board of Directors recommends you vote “AGAINST” Proposal 5:
		For	Against	Abstain
5.	Stockholder proposal requesting an independent board chairman.	☐	☐	☐

6.	In their discretion, upon any other business that may properly come before the meeting.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND C ON BOTH SIDES OF THIS CARD.

2015 Annual Meeting Admission Ticket

2015 Annual Meeting of

Archer-Daniels-Midland Company Stockholders

May 7, 2015

10:00 a.m. Central Time

James R. Randall Research Center

1001 Brush College Road

Decatur, Illinois

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on May 7, 2015

The undersigned holder of Common Stock of Archer-Daniels-Midland Company, revoking all proxies heretofore given, hereby appoints M.H. Carter, D.E. Felsinger and P.A. Woertz as Proxies, with the full power of substitution, to represent and to vote, as designated on the reverse side, all the shares of the undersigned held of record on March 12, 2015, at the Annual Meeting of Stockholders to be held on May 7, 2015 and at any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

This proxy when properly executed will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2, 3 and 4 and “AGAINST” Proposal 5.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1, 2, 3 AND 4 AND “AGAINST” PROPOSAL 5.

(Important – To be signed and dated on reverse side)

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please sign exactly as your name(s) appear(s) above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND C ON BOTH SIDES OF THIS CARD.